Filed Pursuant to Rule 424(b)(2)
Registration Statement No. 333-225551

Amendment No. 1 dated March 9, 2020† to PROSPECTUS SUPPLEMENT dated January 4, 2017 (To Prospectus dated October 31, 2018)

$600,000,000 UBS ETRACS — ProShares Daily 3x Long Crude ETN linked to the Bloomberg WTI Crude Oil Subindex ER due January 4, 2047

(the “3X Long Securities”)

$100,000,000 UBS ETRACS — ProShares Daily 3x Inverse Crude ETN linked to the Bloomberg WTI Crude Oil Subindex ER due January 4, 2047

(the “3X Inverse Securities”)

ETNs	Leverage Amount	ETN Type	Exchange Ticker	Indicative Value Ticker	CUSIP	ISIN	Annual Tracking Fee
3X Long Securities	3	Leveraged Long	WTIU	WTIUIV	90274E117	US90274E1174	1.45%
3X Inverse Securities	-3	Leveraged Inverse	WTID	WTIDIV	90274E125	US90274E1257	1.85%

UBS AG is offering and selling two separate series of exchange traded notes (each, a “series of Securities” and collectively, the “Securities”). The Securities are Series B senior unsecured debt securities issued by UBS AG (“UBS”) that provide either positive (in the case of the 3X Long Securities) or negative (in the case of the 3X Inverse Securities) leveraged exposure to the performance of the Bloomberg WTI Crude Oil Subindex ER (the “Index”), reduced by the Annual Tracking Fee (as described below). Investing in the Securities involves significant risks. The performance of the Index, and, as a result, the return on each series of the Securities is dependent upon the price of West Texas Intermediate crude oil futures contracts.

The 3X Long Securities

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The return on the 3X Long Securities is three times leveraged. Because the return is leveraged, if the Index level increases on any day the 3X Long Securities will increase by three times the daily performance of the Index (before taking into account the Annual Tracking Fee, Redemption Fee Amount and creation fee, as applicable). However, if the Index level decreases on any day, the 3X Long Securities will decrease by three times the daily performance of the Index (before taking into account the Annual Tracking Fee, Redemption Fee Amount and creation fee, as applicable).

The 3X Inverse Securities

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Conversely, the 3X Inverse Securities provide a three times leveraged inverse exposure to changes in the level of the Index. Thus, if the Index level decreases on any day, the 3X Inverse Securities will increase by three times the daily performance of the Index (before taking into account the Annual Tracking Fee, Redemption Fee Amount and creation fee, as applicable). However, if the Index level increases on any day, the 3X Inverse Securities will decrease by three times the daily performance of the Index (before taking into account the Annual Tracking Fee, Redemption Fee Amount and creation fee, as applicable).

The Securities will not pay any coupon or interest during their term. You will receive a cash payment at maturity, acceleration or upon exercise by UBS of its call right, based on the applicable performance of the Index less the Annual Tracking Fee, as described herein. You will receive a cash payment upon early redemption based on the applicable performance of the Index less the Annual Tracking Fee, the Redemption Fee Amount and creation fee, as described herein.

The Securities are intended to be daily trading tools for sophisticated investors to manage daily trading risks as part of an overall diversified portfolio. They are designed to achieve their stated investment objectives on a daily basis. Their performance over longer periods of time can differ significantly from their stated daily objectives. The Securities are riskier than securities that have intermediate or long-term investment objectives, and may not be suitable for investors who plan to hold them for a period other than one day or who have a “buy and hold” strategy. Accordingly, the Securities should be purchased only by knowledgeable investors who understand the potential consequences of investing in the Index and of seeking daily compounding leveraged long or leveraged inverse investment results, as applicable. Investors should actively and continuously monitor their investments in the Securities, even intra-day. It is possible that you will suffer significant losses in the Securities even if the long-term performance of the Index is positive, in the case of the 3X Long Securities, or negative, in the case of the 3X Inverse Securities.

The Securities do not guarantee any return of your initial investment and do not pay any coupon. You may lose all or a substantial portion of your principal if you invest in the Securities. If the daily leveraged return of the Index (calculated as described herein) is insufficient to offset the combined negative effect of the Annual Tracking Fee, Redemption Fee Amount and creation fee, if applicable, you may lose all or a substantial portion of your investment. Any payment on the Securities at maturity, or upon acceleration, redemption or exercise by UBS of its Call Right, is subject to the creditworthiness of UBS and is not guaranteed by any third party. In addition, the actual and perceived creditworthiness of UBS will affect the market value, if any, of the Securities.

Although the Securities are listed on NYSE Arca, there is no guarantee that a liquid market will develop or be maintained.

UBS Investment Bank	(cover continued on next page)

Prospectus Supplement dated March 9, 2020

See “Risk Factors” beginning on page S-33 for a description of risks related to an investment in the Securities.

Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

The Securities are not deposit liabilities of UBS AG and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency in the United States, Switzerland or any other jurisdiction.

General Considerations for the Securities

➢	The Securities are senior Series B unsecured debt securities issued by UBS, maturing on January 4, 2047.

➢	The initial issuance of the Securities traded on January 4, 2017 and settled on January 9, 2017.

➢	The Securities do not guarantee any return of principal and do not pay any interest during their term.

➢	The Current Principal Amount for each series of Securities is recalculated each calendar day to reflect the performance of the Index.

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For the 3X Long Securities, an Annual Tracking Fee calculated at the rate of 1.45% per annum of its Current Principal Amount on the previous calendar day is deducted each calendar day from its Current Principal Amount on such calendar day.

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For the 3X Inverse Securities, an Annual Tracking Fee calculated at the rate of 1.85% per annum of its Current Principal Amount on the previous calendar day is deducted each calendar day from its Current Principal Amount on such calendar day.

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You will receive a cash payment at maturity or upon exercise by UBS of its call right with respect to each series of Securities based on the Current Principal Amount of such series of Securities on the applicable Valuation Date, as described herein.

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You may exercise your right to early redemption with a minimum redemption amount of 50,000 Securities of any series if you comply with the required procedures described herein. You will receive a cash payment upon early redemption based on the Current Principal Amount of such series on the applicable Valuation Date, less the Redemption Fee Amount, as described herein.

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You will receive a cash payment following UBS’s exercise of its Acceleration Option upon occurrence of a Stop Loss Termination Event (as defined herein) with respect to any series of Securities based on its indicative value when such event occurs, as determined by UBS Securities LLC, as Security Calculation Agent, in its sole discretion, acting in good faith and in a commercially reasonable manner, as described herein.

➢	The Index tracks WTI futures contracts, which have historically exhibited high levels of volatility and you should expect the Securities to be extremely volatile.

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The Securities are designed to reflect a leveraged long or leveraged inverse exposure, as applicable, to the performance of the Index on a daily basis; their returns over different periods of time can, and most likely will, differ significantly from three times the long or inverse, as applicable, performance of the Index over such other periods of time. The Securities are very sensitive to changes in the level of the Index, and returns on the Securities may be negatively impacted in complex ways by the volatility of the Index on a daily or intraday basis. Accordingly, the Securities should be purchased only by knowledgeable investors who understand the potential consequences of investing in the Index and of seeking daily compounding leveraged long or leveraged inverse investment results, as applicable. Investors should actively and continuously monitor their investments in the Securities.

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Any Valuation Date is subject to postponement if such date is not an Index Business Day or as a result of a Market Disruption Event; the Stop Loss Valuation Date is subject to postponement if a Market Disruption Event occurs or is continuing on such Stop Loss Valuation Date; the Maturity Date will be postponed if the scheduled Maturity Date is not a Business Day or if the scheduled Final Valuation Date is not an Index Business Day or if a Market Disruption Event occurs or is continuing with respect to the Securities on the scheduled Final Valuation Date; any Redemption Date will be postponed if a Market Disruption Event occurs or is continuing on the corresponding Valuation Date; and the Call Settlement Date will be postponed if a Market Disruption Event occurs or is continuing on any Index Business Day in the Call Measurement Period, as applicable, as described in this prospectus supplement under “Specific Terms of the Securities — Market Disruption Events”. No interest or additional payment will accrue or be payable as a result of the postponement of any Valuation Date, the Maturity Date, any Redemption Date, the Call Settlement Date or the Stop Loss Redemption Date, as applicable.

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If a Market Disruption Event occurs or is continuing on any Index Business Day, or occurred or was continuing on the immediately preceding Index Business Day, the Security Calculation Agent will determine the Index Performance Ratio (as defined below) for such series of Securities on each such Index Business Day, calculated as described herein, using an appropriate closing level of the Index for each such Index Business Day taking into account the nature and duration of such Market Disruption Event. Furthermore, if a Market Disruption Event occurs and is continuing with respect to any series of Securities on any Index Business Day, the calculation of the Index Performance Ratio and Current Principal Amount for such series of Securities will be modified so that the applicable leveraged exposure does not reset until the first Index Business Day on which no Market Disruption Event with respect to such series of Securities is continuing. As a result, following the date on which a Market Disruption Event occurs and until UBS is able to reset the leverage on an Index Business Day on which a

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Market Disruption Event does not occur, the Securities of such series will not provide a three times leveraged return on the performance of the Index. This can result in circumstances when the leverage on the Securities on the date of the Market Disruption Event results in more or less than three times exposure to the performance of the Index. Under such circumstances, if the Index subsequently increases, in the case of the 3X Long Securities, or decreases, in the case of the 3X Inverse Securities, the Securities will not increase three times such movement. Similarly, if a Market Disruption Event occurs and is continuing on any Valuation Date for any series of Securities, the calculation of the Index Performance Ratio for such series of Securities will be modified so that the applicable leveraged exposure does not reset for purposes of such Valuation Date. See “Specific Terms of the Securities — Terms and Definitions — Index Performance Ratio” for a formula setting forth how the Index Performance Ratio on the Securities will be calculated when a Market Disruption Event is occurring.

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The 3X Long Securities and 3X Inverse Securities are listed on NYSE Arca under the symbols “WTIU” and “WTID”, respectively. There can be no assurance that an active secondary market will develop or be maintained.

The principal terms of the Securities are as follows:

Issuer:	UBS AG (London Branch)
Series:	Medium-Term Notes, Series B. The UBS AG Exchange Traded Access Securities (ETRACS) issued prior to June 14, 2015 are part of a series of debt securities entitled “Medium-Term Notes, Series A,” and UBS Switzerland AG is a co-obligor of such debt securities. The Securities are part of a series of debt securities entitled “Medium Term Notes, Series B,” which do not benefit from the co-obligation of UBS Switzerland AG.

Initial Trade Date:	January 4, 2017

Initial Settlement Date:	January 9, 2017

Initial Term:	30 years, subject to your right to require UBS to redeem your Securities on any Redemption Date, UBS’s Call Right or UBS’s Acceleration Option upon occurrence of a Stop Loss Termination Event, each as described below.

Maturity Date:	January 4, 2047, subject to adjustment

Stated Principal Amount:	$25.00 per Security

Index:	The return on the Securities is linked to the performance of the Bloomberg WTI Crude Oil Subindex ER (the “Index”). The Index is designed to measure the returns that are potentially available through an unleveraged investment in rolling West Texas Intermediate crude oil futures contracts. The Index is a subindex of the excess return version of the Bloomberg Commodity Index (the “BCOM”) and a member of the Bloomberg Commodity Index Family. Bloomberg calculates BCOM, and each of the related indices and subindices in the Bloomberg Commodity Index Family, including the Index. For a detailed description of the Index, see “The Index” beginning on page S-56.

Annual Tracking Fee:

Each series of Securities is subject to an “Annual Tracking Fee.” On the Initial Trade Date, the Annual Tracking Fee is equal to zero.

On each subsequent calendar day, the Annual Tracking Fee for the 3X Long Securities equals the product of (i) 1.45% divided by 365 times (ii) the Current Principal Amount for such Securities on the previous calendar day.

On each subsequent calendar day, the Annual Tracking Fee for the 3X Inverse Securities equals the product of (i) 1.85% divided by 365 times (ii) the Current Principal Amount for such Securities on the previous calendar day.

For the purpose of calculating the Annual Tracking Fee, if such previous calendar day was not an Index Business Day, the Current Principal Amount will be calculated based on the Current Principal Amount for such series of Securities on the immediately preceding Index Business Day.

Payment at Maturity; Cash Settlement Amount:	For the Securities of each series, unless earlier called, redeemed or accelerated, you will receive at maturity a cash payment equal to the Current Principal Amount of such series of Securities as of the Final Valuation Date. We refer to this cash payment as the “Cash Settlement Amount.” If the amount so calculated is equal to or less than zero, the payment at maturity will be zero.

Early Redemption:	Subject to your compliance with the procedures described under “Specific Terms of the Securities — Early Redemption at the Option of the Holders” and “Specific Terms of the Securities — Redemption Procedures” beginning on pages S-73 and S-74, respectively, you may elect to require UBS to redeem your Securities, in whole or in part, prior to the Maturity Date on any Index Business Day through and including the final Redemption Date, subject to a minimum redemption amount of at least 50,000 Securities of a series. UBS reserves the right from time to time to reduce or waive this minimum redemption amount in its sole discretion on a case-by-case basis. You should not assume you will be entitled to the benefit of any such waiver. If you redeem your Securities, you will receive a cash payment equal to the Redemption Amount, which will be determined on the applicable Redemption Valuation Date and paid on the applicable Redemption Date.

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Redemption Amount:

Upon early redemption of the Securities of any series, you will receive per Security of such series a cash payment on the relevant Redemption Date equal to its Current Principal Amount as of the applicable Valuation Date, minus the Redemption Fee Amount. If the amount so calculated is less than or equal to zero, the payment upon your exercise of redemption will be zero. We refer to this cash payment as the “Redemption Amount.”

Redemption Fee Amount:	As of any Valuation Date, an amount per Security of any series equal to the product of (i) 0.125% and (ii) the Current Principal Amount for such series as of such Valuation Date. UBS reserves the right from time to time to reduce or waive the Redemption Fee Amount in its sole discretion on a case-by-case basis. You should not assume you will be entitled to the benefit of any such waiver.

First Redemption Date:	January 13, 2017

Final Redemption Date:	December 28, 2046

Redemption Procedures:	To redeem your Securities of any series prior to the Maturity Date, you must instruct your broker to deliver a notice of redemption to UBS by email no later than 4:00 p.m. (New York City time) on the Index Business Day on which you elect to exercise your redemption right and you and your broker must follow the procedures described herein. If you fail to comply with these procedures, your notice will be deemed ineffective. UBS reserves the right from time to time to reduce or waive, in its sole discretion, any of the requirements contained in the redemption procedures described under “Specific Terms of the Securities — Early Redemption at the Option of the Holders” and “Specific Terms of the Securities — Redemption Procedures” beginning on pages S-73 and S-74, respectively. UBS also reserves the right from time to time to accelerate, in its sole discretion on a case-by-case basis, the Redemption Valuation Date to the date on which the notice of redemption is received by UBS rather than the following Index Business Day. You should not assume you will be entitled to the benefit of any such waiver or acceleration.

UBS Optional Acceleration Upon Occurrence of a Stop Loss Termination Event; Stop Loss Redemption Amount:

Stop Loss Termination Event: These provisions of the Securities provide for the automatic deleveraging and optional redemption by UBS of a series of Securities in certain circumstances.

If, at any time, the intraday indicative value of any series of Securities on any Index Business Day, calculated as described in “Valuation of the Index and the Securities — Intraday Security Values,” is equal to or less than 30.0% of the Current Principal Amount of such series of Securities at the end of the prior Index Business Day (such event with respect to any series of Securities, a “Stop Loss Termination Event” and the day on which such event occurs, a “Stop Loss Termination Date”), all issued and outstanding Securities of such series may be redeemed by UBS, at its option, for a cash payment equal to the Stop Loss Redemption Amount (the “Acceleration Option”).

Deleveraging Event: If a Stop Loss Termination Event occurs at any time at or after 9:30 a.m. and to, but before 2:00 p.m., New York City time, on any Index Business Day (a “Deleveraging Event”) with respect to any series of Securities, such series of Securities will be deleveraged for the remainder of the Stop Loss Termination Date, whether or not UBS exercises the Acceleration Option.

Upon the occurrence of a Deleveraging Event with respect to any series of Securities, the Current Principal Amount, for such series of Securities on any such Stop Loss Termination Date will equal the following, less the Annual Tracking Fee, as applicable:

(a) the Current Principal Amount for such series of Securities on the previous calendar day times (b) the Daily Accrual plus (i) 1 plus (ii) the Leverage Amount times (iii) the Index Rebalancing Level divided by the Index Closing Level on the previous calendar day, minus 1, times (c) 1 plus (i) the Leverage Amount divided by 3, times (ii) the Index Closing Level on the current Index Business Day divided by the Index Rebalancing Level (as defined below) on the current Index Business Day minus 1.

Acceleration Option: Upon the occurrence of a Stop Loss Termination Event with respect to any series of Securities, UBS will issue a press release before 9:00 a.m. on the Index Business Day following the Stop Loss Termination Date announcing whether or not it has elected to exercise its Acceleration Option for such series of Securities. If UBS elects to exercise such Acceleration Option, the holders of such series of Securities will receive the Stop Loss Redemption Amount (as defined below), which payment may be equal to zero. If UBS exercises the Acceleration Option with respect to a series of Securities, Holders of Securities of such series will not benefit from any future exposure to the Index after the Stop Loss Valuation Date. UBS is under no obligation to exercise its Acceleration Option and the Securities may remain outstanding following a Stop Loss Termination Event if UBS does not elect to exercise the Acceleration Option.

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The “Stop Loss Redemption Amount” for any series of Securities will be equal to the Current Principal Amount for such series of Securities at the close of trading on the Index Business Day following the Stop Loss Termination Date (such day, the “Stop Loss Valuation Date”).

If UBS elects to exercise its Acceleration Option for such series of Securities, you will receive on the Stop Loss Redemption Date only the Stop Loss Redemption Amount in respect of your investment in Securities of such series. If the Stop Loss Redemption Amount so calculated is equal to or less than zero, the payment upon acceleration will be zero.

If UBS exercises the Acceleration Option, the “Stop Loss Redemption Date” will be the fifth Business Day following the Stop Loss Termination Date; provided that if the calculation of the Stop Loss Redemption Amount is postponed as a result of a Market Disruption Event, the Stop Loss Redemption Date will be the fifth Business Day after the Stop Loss Redemption Amount is calculated.

Index Rebalancing Level:

The “Index Rebalancing Level” means, for the 3x Long Securities, the lowest level of the Index during the Rebalancing Period.

The “Index Rebalancing Level” means for the 3x Inverse Securities, the highest level during the Rebalancing Period.

Rebalancing Period:	The “Rebalancing Period” means the 15 minute period beginning the next quarter hour immediately after the Deleveraging Event occurs (i.e., if the intraday indicative value is equal to or less than 30% of the previous day’s Current Principal Amount at 11:07 a.m., New York City time, then the Rebalancing Period would be the period between 11:15 a.m. and 11:30 a.m., New York City time on the date the Deleveraging Event occurs).

Deleveraging Event:	A “Deleveraging Event” with respect to any series of Securities, means the occurrence of a Stop Loss Termination Event at or after 9:30 a.m. and to, but before, 2:00 p.m., New York City time, on any Index Business Day.

Valuation Dates:	The applicable “Valuation Date” for each series means (i) with respect to an early redemption, the third Index Business Day prior to the related Redemption Date, which day is also the first Index Business Day following the date that a notice of Redemption (“Redemption Notice”) and notice of Redemption Confirmation (“Redemption Confirmation”) are delivered in compliance with the redemption procedures (or, in the sole discretion of UBS, the same date that the Redemption Notice and Redemption Confirmation are delivered in compliance with the redemption procedures) (a “Redemption Valuation Date”), (ii) with respect to UBS’s exercise of its Call Right, each Index Business Day during the Call Measurement Period, (iii) with respect to the Maturity Date, December 28, 2046 or, if such date is not an Index Business Day, the following Index Business Day (the “Final Valuation Date”) and (iv) with respect to the occurrence of a Stop Loss Termination Event, the Stop Loss Valuation Date. If a Market Disruption Event occurs on any of the applicable Valuation Dates , then such Valuation Date will be the next succeeding Index Business Day on which no Market Disruption occurs, but in no event more than five Index Business Days after the originally scheduled Valuation Date. See “Specific Terms of the Securities — Market Disruption Event” on page S-78.

Daily Accrual:

The Daily Accrual represents the rate of interest that could be earned on a notional capital reinvestment at the generic one-month U.S. Treasury Bill rate as reported on Bloomberg under the ticker: GB1M Index (or any successor ticker on Bloomberg or any successor service). The Daily Accrual on any Index Business Day will equal:

Where Tbillst-1 is the generic one month U.S. Treasury Bill rate reported on Bloomberg on the prior Index Business Day and d is the number of calendar days from and including the immediately prior Index Business Day to but excluding the date of determination. The Daily Accrual is deemed to equal zero on any day that is not an Index Business Day.

Index Factor:

For the 3X Long Securities, the Index Factor will equal: (i) one plus (ii) the Daily Accrual on such Index Business Day plus (iii) (3 × Index Performance Ratio)

For the 3X Inverse Securities, the Index Factor will equal: (i) one plus (ii) the Daily Accrual on such Index Business Day plus (iii) (-3 × Index Performance Ratio)

The Index Factor for each series of Securities will be deemed to equal one on any calendar day that is not an Index Business Day.

Leverage Amount:	For the 3X Long Securities, the Leverage Amount will equal: 3 For the 3X Inverse Securities, the Leverage Amount will equal: -3

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Index Performance Ratio:

Subject to adjustment upon the occurrence of a Market Disruption Event, the Index Performance Ratio on any Index Business Day will equal (i) (a) the Index Closing Level on such Index Business Day divided by (b) the Index Closing Level on the immediately preceding Index Business Day minus (ii) one.

The Index Performance Ratio will equal zero on any calendar day that is not an Index Business Day.

See “Specific Terms of the Securities — Terms and Definitions — Index Performance Ratio” for a formula setting forth how the Index Performance Ratio on the Securities will be calculated when a Market Disruption Event occurs.

Current Principal Amount:

For each series of Securities, on the Initial Trade Date, the Current Principal Amount is equal to $25.00 per Security.

For each subsequent calendar day, except for a calendar day during the Call Measurement Period and except for a calendar day on which a Deleveraging Event occurs, the Current Principal Amount per Security, for each series of Securities, will equal:

(the Current Principal Amount for such series of Securities on the previous calendar day × Index Factor for the applicable series of Securities) — Annual Tracking Fee for such series of Securities for such calendar day.

Upon the occurrence of a Deleveraging Event with respect to any series of Securities, the Current Principal Amount for such series of Securities on the day of the Deleveraging Event will equal the following, less the Annual Tracking Fee, as applicable:

(a) the Current Principal Amount for such series of Securities on the previous calendar day times (b) the Daily Accrual plus (i) 1 plus (ii) the Leverage Amount times (iii) the Index Rebalancing Level divided by the Index Closing Level on the previous calendar day, minus 1, times (c) 1 plus (i) the Leverage Amount divided by 3, times (ii) the Index Closing Level on the current Index Business Day divided by the Index Rebalancing Level on the current Index Business Day minus 1.

For each calendar day during the Call Measurement Period for a series of Securities, the Current Principal Amount for such series of Securities will equal: (1) the sum of (a) the Index Exposure and (b) the Notional Cash Amount minus (2) the Annual Tracking Fee for such series of Securities on such calendar day.

You will lose some or all of your investment if the level of the Index decreases or does not increase sufficiently in the case of the 3X Long Securities or if it increases or does not decrease sufficiently in the case of the 3X Inverse Securities (in each case in addition to the Daily Accrual) to offset the impact of the Annual Tracking Fee over the term of the Securities and, if applicable, the Redemption Fee Amount and creation fee. If this occurs, you will receive less than the initial investment amount of your Securities at maturity, upon early redemption or upon acceleration of the Securities. Due to leverage, the Securities are very sensitive to changes in the level of the Index and the path of such changes. If the daily leveraged return of the Index (or, for the 3X Inverse Securities, the inverse return of the Index) is insufficient to offset the negative effect of the Annual Tracking Fee or if the daily leveraged return of the Index is negative (or, for the 3X Inverse Securities, positive), you will lose some or all of your investment upon at maturity, early redemption, call or acceleration.

If any series of Securities undergo a split or reverse split, the Current Principal Amount of such series will be adjusted accordingly.

UBS’s Call Right:	On any Business Day through and including the Maturity Date (the “Call Settlement Date”), UBS may at its option redeem all, but not less than all, issued and outstanding Securities of a series. To exercise its Call Right, UBS must provide notice (which may be provided via press release) to the holders of the Securities of the applicable series not less than eighteen (18) calendar days prior to the Call Settlement Date. If UBS exercises this right, you will receive a cash payment (the “Call Settlement Amount”) for Securities of a series equal to the Current Principal Amount of such series of Securities on the last Valuation Date in a period of five consecutive Index Business Days beginning on the date specified in the call notice (the “Call Measurement Period”). If the amount so calculated is less than or equal to zero, the payment upon exercise of the Call Right will be zero. The Current Principal Amount will be calculated on each day during the Call Measurement Period so that the applicable leverage of the affected Securities does not reset after the Call Measurement Period begins.

Index Exposure	For each series of Securities, the “Index Exposure” for each Valuation Date during the Call Measurement Period shall equal the product of (i) the Index Exposure for the applicable series of Securities on the immediately preceding Valuation Date (or, in the case of the first day of the Call Measurement Period, the Current Principal Amount of such series of Securities on the immediately preceding Index Business Day) multiplied by the Index Factor on the current

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Valuation Date and (ii) a fraction equal to (a) the number of scheduled Valuation Dates left in the applicable Call Measurement Period, excluding the current Valuation Date, divided by (b) the number of scheduled Valuation Dates left in the applicable Call Measurement Period, including the current Valuation Date. The Index Exposure on any day that is not a Valuation Date will be deemed to be the same as on the immediately preceding Valuation Date. See “Specific Terms of the Securities — Terms and Definitions — Index Exposure”.

Notional Cash Amount	For each series of Securities, the “Notional Cash Amount” for each Valuation Date during the Call Measurement Period shall equal the sum of (i) the Notional Cash Amount for such series of Securities on the immediately preceding Valuation Date (or, in the case of the first day of such Call Measurement Period, $0.00) and (ii) (a) the Index Exposure for such series of Securities on the immediately preceding Valuation Date (or, in the case of the first day of such Call Measurement Period, the Current Principal Amount of such series of Securities on the immediately preceding Valuation Date) multiplied by (b) the Index Factor for such series of Securities on the current Valuation Date multiplied by (c) 1 divided by the number of scheduled Valuation Dates left in the applicable Call Measurement Period, including the current Valuation Date. The Notional Cash Amount on any day that is not a Valuation Date will be deemed to be the same as on the immediately preceding Valuation Date. See “Specific Terms of the Securities—Terms and Definitions—Notional Cash Amount”.

Indicative Value:	The term “indicative value” with respect to any series of Securities refers to the value at a given time and date equal to (i) Current Principal Amount of the applicable series of Securities multiplied by (ii) the Index Factor of the applicable series of Securities calculated using the intraday indicative value of the Index. The “indicative value” of a series of Securities as of the closing of trading on a given day will equal the Current Principal Amount of such series of Securities. The actual trading price of each series of Securities in the secondary market may vary significantly from the indicative value.

Intraday Indicative Value Symbol of the Securities:

The intraday indicative value of each series of Securities will be published on each Index Business Day under the ticker symbols:

3X Long Securities: WTIUIV Index (Bloomberg); ^WTIU-IV (Yahoo! Finance)

3X Inverse Securities: WTIDIV Index (Bloomberg); ^WTID-IV (Yahoo! Finance)

Index Closing Level	The “Index Closing Level” will equal the closing level of the Index on any date of determination, as reported by Bloomberg L.P under the ticker symbol “BCOMCL.”

Split or Reverse Split of the Securities:	We may, at any time in our sole discretion, initiate a split or reverse split of any series of Securities. If we decide to initiate a split or reverse split, such date shall be deemed to be the “announcement date”, and we will issue a notice to holders of such series of Securities and press release announcing the split or reverse split, specifying the effective date of the split or reverse split. The record date for any split or reverse split will be the tenth Business Day after the announcement date, and the effective date will be the next Business Day after the record date. In the event of a split or reverse split, the Current Principal Amount of the applicable series of Securities will be adjusted accordingly. See “Valuation of the Index and the Securities — Split or Reverse Split of the Securities” beginning on page S-66.

Related Definitions:

See “Specific Terms of the Securities — Cash Settlement Amount at Maturity” beginning on page S-68 for the definitions of “Final Valuation Date,” “Index Business Day,” “Exchange Business Day,” “Business Day,” “Primary Exchange” and “Related Exchange.”

See “Specific Terms of the Securities — Early Redemption at the Option of the Holders” beginning on page S-73 for the definitions of “Redemption Valuation Date” and “Redemption Date.”

See “Specific Terms of the Securities — UBS’s Call Right” beginning on page S-75 for the definitions of “Call Measurement Period” and “Call Valuation Date.”

See “Specific Terms of the Securities — UBS Optional Acceleration upon Occurrence of a Stop Loss Termination Event” beginning on page S-76 for the definitions of “Stop Loss Termination Date,” Acceleration Option,” Deleveraging Event,” “Stop Loss Redemption Date,” “Index Performance Ratio,” “Index Rebalancing Level, “Rebalancing Level” and “Rebalancing Period”

CUSIP Number:	3X Long Securities: 90274E117 3X Inverse Securities: 90274E125

ISIN Number:	3X Long Securities: US90274E1174 3X Inverse Securities: US90274E1257

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On the Initial Trade Date, we sold $25,000,000 aggregate Stated Principal Amount of each series of Securities (1,000,000 Securities of each series) to UBS Securities LLC at 100% of their aggregate Stated Principal Amount. After the Initial Trade Date, from time to time we may sell a portion of these Securities and issue and sell additional Securities of any series at market prices prevailing at the time of sale, at prices related to market prices or at negotiated prices. We expect to receive proceeds equal to 100% of the offering price at which the Securities are sold, less any commissions paid to UBS Securities LLC. The Securities of each series may be sold at a price that is higher or lower than the Stated Principal Amount. UBS Securities LLC may charge normal commissions with any purchase or sale of each series of Securities and may also receive a portion of the Annual Tracking Fee. For any Securities it sells, UBS Securities LLC may charge purchasers a creation fee, which may vary over time at UBS’s discretion.

UBS Securities LLC has retained ProFunds Distributors, Inc. (“ProFunds Distributors”), a member of the Financial Industry Regulatory Authority, Inc., to provide certain services relating to the marketing of the Securities of each series. UBS Securities LLC and ProFunds Distributors have entered into a certain License and Marketing Agreement (the “License and Marketing Agreement”), under which UBS has obtained a license to the “ProShares” name and associated marks for use in the name of each series of Securities and in connection with the marketing of each series of Securities. In consideration for the license and marketing services, ProFunds Distributors will be paid a quarterly license and marketing fee with respect to each series of Securities (the “Fee”) which is calculated pursuant to the terms of the License and Marketing Agreement. The Fee will encompass a portion of the Annual Tracking Fee. The actual amount received by ProFunds Distributors in a given year will depend on the Current Principal Amount of each series of Securities, the number of Securities of each series then outstanding and held by non-UBS affiliates as well as the price of oil. UBS Securities LLC has agreed to indemnify ProFunds Distributors against, among other things, certain liabilities relating to material misstatements and omissions. From time to time, ProFunds Distributors and its affiliates may engage in transactions with and perform other services for us for which they may be paid customary fees.

ProShares® is a registered trademark of ProShare Advisors, LLC; “ProShares” has been licensed for use by UBS and its affiliates in connection with the Securities. Neither UBS nor its affiliates is sponsored by ProShare Advisors, ProFunds Distributors or any of their respective affiliates, and ProShare Advisors, ProFunds Distributors and their respective affiliates do not make any representation regarding the operation of the Securities nor do they have any liability for the investment performance of such Securities or any errors, omissions, or interruptions of the Securities or any related index.

We may use this prospectus supplement in the initial sale of the Securities. In addition, UBS Securities LLC or another of our affiliates may use this prospectus supplement in market-making transactions in any Securities after their initial sale. Unless we or our agent informs you otherwise in the confirmation of sale or in a notice delivered at the same time as the confirmation of sale, this prospectus supplement is being used in a market-making transaction.

We may suspend or cease sales of the Securities of any series at any time, at our discretion, or resume sales of such Securities, or we may condition our acceptance of a market maker’s, other market participant’s or investor’s offer to purchase Securities of any series on its agreeing to purchase certain exchange traded notes issued by UBS or enter into certain transactions consistent with our hedging strategy, including but not limited to swaps, OTC derivatives, listed options, or securities, any of which could materially and adversely affect the trading price and liquidity of such Securities in the secondary market. For more information about the plan of distribution and possible market-making activities, see “Plan of Distribution” in the accompanying prospectus.

The Securities are not deposit liabilities of UBS AG and are not insured by the Federal Deposit Insurance Corporation (“FDIC”).

PROHIBITION OF SALES TO EEA AND U.K. RETAIL INVESTORS —The Securities are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (“EEA”) or the United Kingdom. For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); (ii) a customer within the meaning of Directive (EU) 2016/97 (as amended, the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Regulation (EU) 2017/1129 (the “Prospectus Regulation”). Consequently no key information document required by Regulation (EU) No 1286/2014 (the “PRIIPs Regulation”) for offering or selling the Securities or otherwise making them available to retail investors in the EEA or in the United Kingdom has been prepared and therefore offering or selling the Securities or otherwise making them available to any retail investor in the EEA or in the United Kingdom may be unlawful under the PRIIPS Regulation.

† This Amendment No. 1 to the prospectus supplement dated January 4, 2017 (as amended, the “prospectus supplement”) relates to 24,000,000 3X Long Securities, or $600,000,000 Stated Principal Amount of the 3X Long Securities, $100,000,000 Stated Principal Amount of which we refer to as the “original 3x long securities” and $500,000,000 Stated Principal Amount of which we refer to as the “reopened 3x long securities,” and to 4,000,000 3X Inverse Securities, or $100,000,000 Stated Principal Amount of the 3X Inverse Securities. The reopened 3x long securities will be sold from time-to-time at the prices described above. This Amendment No. 1 is also being filed for the purpose of updating “Risk Factors”, “The Index” and “Material U.S. Federal Income Tax Consequences”. Otherwise, all terms of the Securities remain as stated in the original prospectus supplement. In the prospectus supplement, the term “Securities” collectively refers to the reopened 3x long securities we are initially offering on the date of this prospectus supplement, the original 3x long securities and the 3X Inverse Securities, unless the context otherwise requires.

The ETRACS exchange-traded notes being offered as described in this prospectus supplement and the accompanying prospectus constitute one offering in a series of offerings of UBS AG ETRACS exchange-traded notes. We are offering and may continue to offer from time to time ETRACS linked to different underlying indices and with the same or different terms and conditions, relative to those set forth in this prospectus supplement. You should be sure to refer to the prospectus supplement for the particular offering of ETRACS in which you are considering an investment.

This prospectus supplement contains the specific financial and other terms that apply to the securities being offered herein. Terms that apply generally to all our Medium-Term Notes, Series B, are described under “Description of Debt Securities We May Offer” in the accompanying prospectus. The terms described here (i.e., in this prospectus supplement) modify or supplement those described in the accompanying prospectus and, if the terms described here are inconsistent with those described there, the terms described here are controlling. The contents of any website referred to in this prospectus supplement are not incorporated by reference in this prospectus supplement or the accompanying prospectus.

You may access the accompanying prospectus dated October 31, 2018 at: https://www.sec.gov/Archives/edgar/data/1114446/000119312518314003/d612032d424b3.htm

We have not authorized anyone to provide you with information other than the information incorporated by reference or provided in this prospectus supplement or the accompanying prospectus. We are not making an offer of these Securities in any state where the offer is not permitted. You should not assume that the information in this prospectus supplement is accurate as of any date other than the date on the front of the document.

Prospectus Supplement

Prospectus Supplement Summary	S-1
Hypothetical Examples	S-22
Risk Factors	S-33
The Index	S-56
Valuation of the Index and the Securities	S-65
Specific Terms of the Securities	S-68
Use of Proceeds and Hedging	S-86
Material U.S. Federal Income Tax Consequences	S-87
Benefit Plan Investor Considerations	S-91
Supplemental Plan of Distribution	S-93
Conflicts of Interest	S-94
Notice of Early Redemption	A-1
Broker’s Confirmation of Redemption	B-1

Prospectus

Introduction	1
Cautionary Note Regarding Forward-Looking Statements	3
Incorporation of Information About UBS AG	4
Where You Can Find More Information	5
Presentation of Financial Information	6
Limitations on Enforcement of U.S. Laws Against UBS AG, Its Management and Others	6
UBS	7
Swiss Regulatory Powers	10
Use of Proceeds	11
Description of Debt Securities We May Offer	12
Description of Warrants We May Offer	32
Legal Ownership and Book-Entry Issuance	47
Considerations Relating to Indexed Securities	52
Considerations Relating to Securities Denominated or Payable in or Linked to a Non-U.S. Dollar Currency	55
U.S. Tax Considerations	58
Tax Considerations Under the Laws of Switzerland	69
Benefit Plan Investor Considerations	71
Plan of Distribution	73
Conflicts of Interest	75
Validity of the Securities	76
Experts	76

S-i

Prospectus Supplement Summary

The following is a summary of terms of the Securities, as well as a discussion of factors you should consider before purchasing the Securities. The information in this section is qualified in its entirety by the more detailed explanations set forth elsewhere in this prospectus supplement and in the accompanying prospectus. Please note that references to “UBS,” “we,” “our” and “us” refer only to UBS AG and not to its consolidated subsidiaries.

We may, without your consent, create and issue additional securities having the same terms and conditions as the Securities. We may suspend or cease sales of the Securities of any series at any time, at our discretion, or resume sales of such Securities, or we may condition our acceptance of a market maker’s, other market participant’s or investor’s offer to purchase Securities of any series on its agreeing to purchase certain exchange traded notes issued by UBS or enter into certain transactions consistent with our hedging strategy, including but not limited to swaps, OTC derivatives, listed options, or securities, any of which could materially and adversely affect the trading price and liquidity of such Securities in the secondary market. For more information about the plan of distribution and possible market-making activities, see “Plan of Distribution” in the accompanying prospectus. We may consolidate the additional securities to form a single class with the outstanding Securities of a series. In addition, we may suspend sales of any series of Securities at any time for any reason, which could affect the liquidity of the market for the Securities.

This section summarizes the following aspects of the Securities:

- What are the Securities and how do they work?

- How do you redeem your Securities?

- What are some of the risks of the Securities?

- Is this the right investment for you?

- Who calculates and publishes the Index?

- What are the tax consequences of owning the Securities?

What are the Securities and how do they work?

The Securities represent one of two different series of senior unsecured medium-term notes issued by UBS that provide a three times leveraged return linked to the performance, positive, in the case of the 3X Long Securities, or negative, in the case of the 3X Inverse Securities, of the Bloomberg WTI Crude Oil Subindex ERSM before taking into account the Annual Tracking Fee (and Redemption Fee Amount and creation fee, if applicable) associated with the applicable Securities, which will reduce the return and the amount payable at maturity or upon early redemption, acceleration or exercise of our call right, each as described on the cover pages of this prospectus supplement.

We will not pay you interest or a coupon during the term of the Securities. The Securities do not have a minimum payment at maturity, upon redemption or upon acceleration and are fully exposed to any decline or increase, as applicable, in the Index. Therefore, a purchase of any series of Securities is exposed to the risk of loss of the entire amount invested.

The 3X Long Securities

The 3X Long Securities provide a daily long leveraged exposure to the performance of the Index. The return on the 3X Long Securities is three times leveraged. Because the return is leveraged, if the Index level increases on any day, the 3X Long Securities will increase by three times the daily return of the Index (before taking into account the Annual Tracking Fee, Redemption Fee Amount and creation fee, as applicable). However, if the Index level decreases on any day, the 3X Long Securities will decrease by three times the daily return of the Index (before taking into account the Annual Tracking Fee, Redemption Fee Amount and creation fee, as applicable).

The 3X Inverse Securities

Conversely, the 3X Inverse Securities provide a three times leveraged inverse exposure to changes in the level of the Index. Thus, if the Index level decreases on any day, the 3X Inverse Securities will increase by three times the daily return of the Index (before taking into account the Annual Tracking Fee, Redemption Fee Amount, or creation fee as applicable). However, if the Index level increases on any day, the 3X Inverse Securities will decrease by three times the daily return of the Index (before taking into account Annual Tracking Fee, Redemption Fee Amount or creation fee, as applicable).

A leveraged investment entails risks that are different in certain respects from an unleveraged investment. For a discussion of leverage see “— Leveraged Investment Returns” below and for a discussion of the risks related to an investment in the Securities, including leverage risks, see “Risk Factors.”

For a description of how the payment at maturity, upon redemption or upon acceleration or the exercise by UBS of its call right is calculated, please refer to the “Specific Terms of the Securities — Payment at Maturity,” “— Payment Upon Early Redemption” and “— UBS Optional Acceleration upon Occurrence of a Stop Loss Termination Event” “— Call Right” sections herein.

The Securities are intended to be daily trading tools for sophisticated investors and are designed to reflect a leveraged long or leveraged inverse exposure, as applicable, to the performance of the Index on a daily basis. Because the leverage resets daily, their returns over different periods of time can, and most likely will, differ significantly from three times the long or inverse, as applicable, performance of the Index over such other periods of time.

The returns on the Securities are path dependent, and the Securities are very sensitive to changes in the level of the Index. Therefore returns on the Securities may be negatively impacted in complex ways by the volatility of the Index on a daily or intraday basis. Accordingly, the Securities should be purchased only by knowledgeable investors who understand the potential consequences of investing in the Index and of seeking daily compounding leveraged long or leveraged inverse investment results, as applicable. Investors should actively and continuously monitor their investments in the Securities. It is possible that you will suffer significant losses in the Securities even if the long-term performance of the Index is positive, in the case of the 3X Long Securities, or negative, in the case of the 3X Inverse Securities.

Unlike ordinary debt securities, the Securities do not guarantee any return of principal at maturity or call, or upon early redemption or acceleration. You may lose all or a substantial portion of your initial investment. In addition, you will not receive any coupon payments on the Securities.

The Index

The Bloomberg WTI Crude Oil Subindex ERSM is intended to reflect the returns that are potentially available through an unleveraged investment in rolling West Texas Intermediate (“WTI”) crude oil futures contracts (each, an “Index Contract”). The Index is a subindex of the Bloomberg Commodity IndexSM (the “Commodity Index”). It reflects the returns that are potentially available through an unleveraged investment in the futures contracts on a single physical commodity constituting the Index.

The Index is an excess return index that comprises 1 to 3 month exchange-traded futures contracts on a single commodity (light sweet crude oil (“WTI crude oil”)) and is a member of the Bloomberg Commodity Indices family. The futures contracts used to calculate the level of the Index are never held to delivery, and are instead rolled forward into replacement contracts every other month. The performance of the Index is primarily determined by changes in price of the futures contract(s) referenced by the Index, the timing of the roll and the relative prices of the incoming contract and the outgoing contract. The WTI crude oil futures contracts tracked by the Index roll approximately every other month to the contract that is approximately two months longer in maturity. The Index provides investors with a benchmark for rolling futures contracts in this single commodity.

The Index is designed to measure the return from a rolling long position in WTI crude oil futures contracts that trade on major U.S. exchanges. An investor maintaining a desired long exposure in a futures position over time by replacing contracts expiring within one month with contracts expiring in the future may incur a roll cost when purchasing the replacement contracts at a higher price and may benefit from a roll yield when purchasing the replacement contracts at a lower price. Conversely, an investor maintaining a desired inverse exposure in a futures position over time may benefit from a roll yield when selling replacement contracts at a higher price and may incur a roll cost when selling replacement contracts at a lower price. Since the prices of WTI crude oil futures contracts are, on average, higher in distant delivery months than in nearer delivery months (i.e., when the market is in “contango”), an investor maintaining a long position in WTI crude oil futures contracts will typically incur “roll costs” when rolling into contracts with a later delivery date (because such contracts have a higher price than the contracts currently held), and therefore the long position may decline in value unless the price of the commodity increases sharply. On the other hand, an investor maintaining a short position in WTI crude oil futures contracts will typically benefit from a roll yield, and therefore the short position may increase in value unless the price of the commodity increases sharply though investors should not rely on benefitting from any roll yield and should monitor their investment frequently. These relationships may be reversed when prices of WTI crude oil futures contracts in distant delivery months are lower than in nearer delivery months (i.e., when the market is in “backwardation”).

As discussed below, although the Index is intended to reflect the unleveraged returns potentially available in the Index Contract, the Securities provide three times leveraged exposure to the positive (in the case of the 3X Long Securities) or negative (in the case of the 3X Inverse Securities) daily performance of the Index.

For a further discussion of the Index, see “The Index — Bloomberg WTI Crude Oil Subindex,” and for a discussion of the futures markets, see “The Index — Futures Markets.”

Leveraged Investment Returns

3X Long Securities

The 3X Long Securities provide a daily long leveraged exposure to the performance of the Index. The return on the 3X Long Securities is three times leveraged. Because the return is leveraged, if the Index level increases on any day the 3X Long Securities will increase by three times the daily return of the Index (before taking into account the Annual Tracking Fee, Redemption Fee Amount or creation fee, as applicable). However, if the Index level decreases on any day, the 3X Long Securities will decrease by three times the daily return of the Index (before taking into account the Annual Tracking Fee, Redemption Fee Amount or creation fee, as applicable).

3X Inverse Securities

Conversely, the 3X Inverse Securities provide a three times leveraged inverse exposure to changes in the level of the Index. Thus, if the Index level decreases on any day, the 3X Inverse Securities will increase by three times the daily return of the Index (before taking into account the Annual Tracking Fee, Redemption Fee Amount or creation fee, as applicable). However, if the Index level increases on any day, the 3X Inverse Securities will decrease by three times the daily return of the Index (before taking into account Annual Tracking Fee, Redemption Fee Amount or creation fee, as applicable).

Path Dependence and Daily Leverage Reset

Because the leverage of the Securities is generally only reset once each day, it is likely that due to intra-day changes in the level of the Index, the leverage at any point during a trading day can be higher or lower than the target leverage, which in the case of the 3X Long Securities is 3.0, or -3.0 in the case of the 3X Inverse Securities.

The performance of the Securities is path-dependent. This means that the value of your series of Securities, will depend not only upon the level of the Index at maturity or upon call, early redemption or acceleration, but also on the performance of the Index over each day that you hold your Securities. In other words, the value of your series of Securities will be affected by not only the increase or decrease in the level of the Index over a given time period but also the volatility of the level of the Index over such time period. For example, a sharp spike or sharp decline in the level of the Index at the end of a particular time period will not result in the same return as a gradual uptick or gradual decline in the Index over the same time period, even if the level of the Index at the end of the applicable time period is the same in each scenario. Accordingly, the returns on the Securities may not correlate with returns on the Index over periods longer than one day.

As a general matter, it is expected that your Securities will have better returns if the Index trends from one level to another over multiple trading days, rather than moving abruptly between those levels in a single day or experiencing significant changes in opposite directions over multiple trading days.

In addition, the performance of each series of Securities is path dependent insofar as its level at any time depends not only on the level of the Index at such time but also on the Index’s level at any prior time. As a result, the value of your investment in any series of Securities may diverge significantly from the value you might expect on the basis of the leverage strategy of the applicable series of Securities and changes in the level of the Index over the period that you hold them. The daily leverage reset may mitigate some of these effects but is unlikely to eliminate them entirely.

The Securities are intended to be daily trading tools for sophisticated investors and are designed to reflect a leveraged long or leveraged inverse exposure, as applicable, to the performance of the Index on a daily basis, but their returns over different periods of time can, and most likely will, differ significantly from three times the long or inverse, as applicable, performance of the Index over such other periods of time. The Securities are very sensitive to changes in the level of the Index, and returns on the Securities may be negatively impacted in complex ways by the volatility of the Index on a daily or intraday basis. Accordingly, the Securities should be purchased only by knowledgeable investors who understand the potential consequences of investing in the Index and of seeking daily compounding leveraged long or leveraged inverse investment results, as applicable. Investors should actively and continuously monitor their investments in the Securities. It is possible that you will suffer significant losses in the Securities even if the long-term performance of the Index is positive, in the case of the 3X Long Securities, or negative, in the case of the 3X Inverse Securities.

Payment at Maturity

The Securities do not guarantee any return of principal at, or prior to, maturity or call, or upon early redemption or acceleration. Instead, you will receive a cash payment per Security based on the three times leveraged performance of the Index (or, in the case of the 3X Inverse Securities, the three times leveraged inverse performance of the Index), as reduced by the Annual Tracking Fee and, if applicable, a Redemption Fee Amount or creation fee.

Positive or negative daily changes in the Index Closing Level, will not solely determine the return on your Securities due to the combined effects of leverage, compounding, roll costs and roll yields, and any applicable fees.

The amount you receive at maturity or call, or upon early redemption or acceleration, will be contingent upon the daily compounded three times leveraged long (or, in the case of the 3X Inverse Securities, inverse) performance of the Index during the term of the Securities, subject to the negative effect of the Annual Tracking Fee and, if applicable, a Redemption Fee Amount or creation fee.

However, even if over the term of the Securities the level of the Index has increased (or, in the case of the 3X Inverse Securities, decreased), there is no guarantee that you will receive at maturity or call, or upon early redemption or acceleration, your initial investment back or any return on that investment. This is because the amount you receive at maturity or call, or upon an early redemption or acceleration, depends on how the Index has performed on each day on a compounded, leveraged basis prior to maturity or call, or upon an early redemption or acceleration. In particular, significant adverse daily performances for your Securities may not be offset by any beneficial daily performances of the same magnitude.

Initially, the Current Principal Amount is equal to $25.00 per Security.

If the Securities of any series have not been previously redeemed or accelerated, on the Maturity Date you will receive a cash payment per Security of such series equal to the applicable Current Principal Amount for such series of Securities on the Final Valuation Date, as calculated by the Security Calculation Agent. We refer to the amount of such payment as the “Cash Settlement Amount.” If the scheduled Maturity Date is not a Business Day, the Maturity Date will be postponed to the first Business Day following the scheduled Maturity Date. If the scheduled Final Valuation Date is not an Index Business Day for any series of Securities, the Final Valuation Date will be postponed to the next following Index Business Day for such series of Securities, in which case the Maturity Date for such series of Securities will be postponed to the third Business Day following the Final Valuation Date as so postponed. In addition, if a Market Disruption Event with respect to any series of Securities occurs or is continuing on the Final Valuation Date, the Maturity Date for such series of Securities will be postponed until the date three Business Days following the Final Valuation Date for such series of Securities, as postponed. No interest or additional payment will accrue or be payable as a result of any postponement of the Maturity Date. Any payment on the Securities is subject to our ability to pay our obligations as they become due.

If the amount calculated above is equal to or less than zero, the payment at maturity will be zero.

The “Current Principal Amount” for any given series of Securities on any given calendar day, except for a calendar day during the Call Measurement Period and except for a day on which a Deleveraging Event occurs will be calculated in the following manner: (the Current Principal Amount for such series of Securities on the previous calendar day × Index Factor for the applicable series of Securities) — Annual Tracking Fee for such series of Securities for such calendar day.

Upon the occurrence of a Deleveraging Event with respect to any series of Securities, the Current Principal Amount for such series of Securities on the day of the Deleveraging Event will equal the following, less the Annual Tracking Fee, as applicable:

(a) the Current Principal Amount for such series of Securities on the previous calendar day times (b) the Daily Accrual plus (i) 1 plus (ii) the Leverage Amount times (iii) the Index Rebalancing Level divided by the Index Closing Level on the previous calendar day, minus 1, times (c) 1 plus (i) the Leverage Amount divided by 3, times (ii) the Index Closing Level on the current Index Business Day divided by the Index Rebalancing Level on the current Index Business Day minus 1.

For each calendar day during the Call Measurement Period for a series of Securities, the Current Principal Amount for such series of Securities will equal: (1) the sum of (a) the Index Exposure and (b) the Notional Cash Amount minus (2) the Annual Tracking Fee for such series of Securities on such calendar day.

If the Intraday Indicative Value for any series of Securities is equal to or less than zero at any time or the Current Principal Amount is equal to zero on any Index Business Day for such series of Securities, the Current Principal Amount for such series of Securities on that day, and all future days, will be zero.

If any series of Securities undergoes a subsequent split or reverse split, the Current Principal Amount for such series of Securities will be adjusted accordingly (see “Description of the Securities — Split or Reverse Split of the Securities” herein). UBS Securities LLC or its affiliate is responsible for computing and disseminating the Current Principal Amount. The indicative value for each series of Securities will be calculated and published each calendar day under the following tickers:

Securities	Ticker
3x Long Securities	WTIU.IV
3x Inverse Securities	WTID.IV

The “Index Factor” for the 3X Long Securities on any Index Business Day will equal: (i) one plus (ii) the Daily Accrual on such Index Business Day plus (iii) (3 × Index Performance Ratio).

The “Index Factor” for the 3X Inverse Securities on any Index Business Day will equal: (i) one plus (ii) the Daily Accrual on such Index Business Day plus (iii) (-3 × Index Performance Ratio).

The “Index Factor” for each series of Securities will be deemed to equal one on any calendar day that is not an Index Business Day.

The “Index Performance Ratio” subject to adjustment upon the occurrence of a Market Disruption Event, on any Index Business Day will equal (i) (a) the Index Closing Level on such Index Business Day divided by (b) the Index Closing Level on the immediately preceding Index Business Day minus (ii) one. The Index Performance Ratio will equal zero on any calendar day that is not an Index Business Day.

The “Index Rebalancing Level” means, for the 3x Long Securities, the lowest price of the Index during the Rebalancing Period.

The “Index Rebalancing Level” means, for the 3x Inverse Securities, the highest price of the Index during the Rebalancing Period.

The “Rebalancing Period” means the 15 minute period beginning in the next quarter hour immediately after the Deleveraging Event occurs (i.e. if the intraday indicative value of the series of Securities is equal to or less than 30% of the previous day’s Current Principal Amount for such series of Securities at 11:07 a.m., New York City time, then the Rebalancing Period would be the period between 11:15 a.m. and 11:30 a.m., New York City time, on the date the Deleveraging Event occurs).

A “Deleveraging Event” with respect to any series of Securities, means the occurrence of a Stop Loss Termination Event at or after 9:30 a.m. and to, but before, 2:00 p.m., New York City time, on any Index Business Day.

An “Index Business Day” for any series of Securities is a day on which (i) trading is generally conducted on the primary exchange on which futures contracts included in the Index for such series of Securities are traded, as determined by the Security Calculation Agent, (ii) the Index for such series of Securities is published by Bloomberg and (iii) trading is generally conducted on NYSE Arca, in each case as determined by UBS Securities LLC, as the Security Calculation Agent.

The “Daily Accrual” represents the rate of interest that could be earned on a notional capital reinvestment at the generic one month U.S. Treasury Bill rate as reported on Bloomberg under the ticker: GB1M Index (or any successor ticker on Bloomberg or any successor service). The Daily Accrual for any series of Securities on any Index Business Day for such series of Securities will equal:

Where Tbillst-1 is the generic one month U.S. Treasury Bill rate reported on Bloomberg on the prior Index Business Day for such series of Securities and d is the number of calendar days from and including the immediately prior Index Business Day for such series of Securities to but excluding the date of determination. The Daily Accrual for any series of Securities is deemed to equal zero on any day that is not an Index Business Day for such series of Securities.

If the Index is not published on an Index Business Day, or if a Market Disruption Event or a force majeure event (each as defined below) has occurred or is occurring, and such event affects the Index and/or the ability to hedge the Index, the Security Calculation Agent may (but is not required to) make determinations and/or adjustments to the Index or method of calculating the Index. The determination of the value of a Security on a Valuation Date, including any Index Business Day during the Call Measurement Period and the Final Valuation Date, may be postponed if the Security Calculation Agent determines that a Market Disruption Event or force majeure event has occurred or is continuing on such Valuation Date. In that event, the applicable Valuation Date will be postponed to the next following Index Business Day on which a Market Disruption Event or force majeure event does not occur and is not continuing. In no event, however, will any Valuation Date be postponed by more than five Index Business Days. If a Valuation Date is postponed until the fifth Index Business Day following the scheduled Valuation Date but a Market Disruption Event occurs or is continuing on such day, that day will nevertheless be the applicable Valuation Date and the Security Calculation Agent will make a good faith estimate in its sole discretion of the value of the Index for such day. If a Market Disruption Event occurs or is continuing on any Index Business Day in the Call Measurement Period and results in such Valuation Date being postponed, the Call Settlement Date will be postponed by an equal number of Index Business Days. For example, if an Index Business Day in the Call Measurement Period is postponed for two Index Business Days as the result of a Market Disruption Event, the Call Settlement Date will likewise be postponed for two Index Business Days. All determinations and adjustments to be made by the Security Calculation Agent may be made in the Security Calculation Agent’s sole discretion. See “Risk Factors” in this prospectus supplement for a discussion of certain conflicts of interest which may arise with respect to the Security Calculation Agent and see “Specific Terms of the Securities — Market Disruption Event” for additional information.

The “Annual Tracking Fee” for each series of Securities on the Initial Trade Date, is equal to zero.

On each subsequent calendar day, the Annual Tracking Fee for the 3X Long Securities equals the product of (i) 1.45% divided by 365 times (ii) the Current Principal Amount for such Securities on the previous calendar day.

On each subsequent calendar day, the Annual Tracking Fee for the 3X Inverse Securities equals the product of (i) 1.85% divided by 365 times (ii) the Current Principal Amount for such Securities on the previous calendar day.

For the purpose of calculating the Annual Tracking Fee, if such previous calendar day was not an Index Business Day, the Current Principal Amount will be calculated based on the Current Principal Amount for such series of Securities on the immediately preceding Index Business Day.

If the level of the Index decreases or does not increase sufficiently in the case of the 3X Long Securities or if it increases or does not decrease sufficiently in the case of the 3X Inverse Securities (in each case in addition to the Daily Accrual) to offset the impact of the Annual Tracking Fee over the term of the Securities and, if applicable, the Redemption Fee Amount or creation fee, you will receive less than your initial investment amount in the Securities at maturity, upon early redemption or upon acceleration of the Securities. See “Hypothetical Examples” and “Risk Factors — Even if the Index Closing Level on the applicable Valuation Date (or Valuation Dates, in the case of an acceleration of a series of the Securities) exceeds, in the case of the 3X Long Securities, or is less than, in the case of the 3X Inverse Securities, the initial closing level of the Index on the date of your investment, you may receive less than the initial investment amount of your Securities” in this prospectus supplement for additional information on how the Annual Tracking Fee affects the overall value of the Securities.

The Index Closing Level on any Index Business Day will be the closing level reported by the Index Administrator under the Bloomberg Index ticker “BCOMCL” or any successor page on Bloomberg or any successor service, as applicable, as determined by the Security Calculation Agent, except that in the event a Market Disruption Event with respect to any series of Securities occurs or is continuing on an Index Business Day for such series of Securities, the Security Calculation Agent will determine the Index Closing Level for such series of Securities for such Index Business Day according to the methodology described below in “Specific Terms of the Securities — Market Disruption Events.”

Because the Index is comprised of futures contracts that reach their respective final levels on each Index Business Day before the close of trading on the NYSE Arca on such Index Business Day, the Index Closing Level, Index Performance Ratio, and therefore the Index Factor and the Current Principal Amount, for each series of Securities on any Index Business Day for such series of Securities may be fixed before the close of trading on the NYSE Arca on such Index Business Day. Therefore, as long as any series of Securities is listed for trading on the NYSE Arca, such series of Securities may continue to trade in the afternoon on each Index Business Day for such series of Securities for a short period of time after the Index Performance Ratio, the Index Factor and the Current Principal Amount for such series of Securities have been fixed for that Index Business Day.

Any payment you will be entitled to receive is subject to our ability to pay our obligations as they become due.

For a further description of how your payment at maturity will be calculated, see “Hypothetical Examples” and “Specific Terms of the Securities” in this prospectus supplement.

The Securities may be called by UBS prior to the Maturity Date pursuant to UBS’s Call Right and, upon the occurrence of an Stop Loss Termination Event, the Securities may be accelerated and redeemed. See “Specific Terms of the Securities — UBS’s Call Right” beginning on page S-75 and “Specific Terms of the Securities — UBS Optional Acceleration upon Occurrence of a Stop Loss Termination Event” beginning on page S-76.

Coupon Payments

Unlike ordinary debt securities, the Securities will not pay a coupon payment or interest.

UBS’s Call Right

On any Business Day through and including the Maturity Date (the “Call Settlement Date”), UBS may at its option, exercise its option to redeem all, but not less than all, issued and outstanding Securities of any series (exercise its “Call Right”). To exercise its Call Right, UBS must provide notice (which may be provided via press release) to the holders of the Securities of the applicable series not less than 18 calendar days prior to the Call Settlement Date specified by UBS. In the event UBS exercises this right, you will receive a cash payment (the “Call Settlement Amount”) equal to the Current Principal Amount for such series of Securities on the last Valuation Date during the Call Measurement Period. Any payment on the Securities is subject to our ability to pay our obligations as they become due.

In the case of an exercise of the Call Right of the Securities of any series, the “Call Measurement Period” shall be a period of five consecutive Index Business Days for such series of Securities as specified in our notice of the exercise of the Call Right, the first Index Business Day of which shall be at least two Business Days after the date on which we give you notice of such exercise of the Call Right with respect to any series of Securities.

During the Call Measurement Period, the Current Principal Amount of the applicable series of Securities is calculated in a manner that results in a proportional reduction of exposure to the Index on each Valuation Date in that Call Measurement Period. In other words, on each Valuation Date over the course of the applicable Call Measurement Period, a portion of each series of Securities’ value will be converted into notional cash exposure based on the level of the Index on that day, and on each subsequent Valuation Date a progressively smaller portion of the Securities value will be exposed to changes in the Index on that day and a progressively greater amount will be converted into notional cash exposure, until at the end of the Call Measurement Period the full amount of the Securities’ exposure has been converted into notional cash exposure. The cumulative amount of that notional cash exposure (less the Annual Tracking Fee) is the Current Principal Amount of such series of Securities on the last Valuation Date of the applicable Call Measurement Period.

“Index Exposure” means, for each Valuation Date during the Call Measurement Period, as applicable, the product of (i) the Index Exposure on the immediately preceding Valuation Date (or, in the case of the first day of such Call Measurement Period, the Current Principal Amount of such series of Securities on the immediately preceding Index Business Day) multiplied by the Index Factor on the current Valuation Date and (ii) a fraction equal to (a) the number of scheduled Valuation Dates left in the applicable Call Measurement Period, excluding the current Valuation Date, divided by (b) the number of scheduled Valuation Dates left in the applicable Call Measurement Period, including the current Valuation Date. The Index Exposure on any day that is not a Valuation Date will be deemed to be the same as on the immediately preceding Valuation Date.

“Notional Cash Amount” means, for each Valuation Date during the Call Measurement Period, as applicable, the sum of (i) the Notional Cash Amount on the immediately preceding Valuation Date (or, in the case of the first day of such Call Measurement Period, $0.00) and (ii) (a) the Index Exposure on the immediately preceding Valuation Date (or, in the case of the first day of such Call Measurement Period, the Current Principal Amount of such series of Securities on the immediately preceding Valuation Date) multiplied by (b) the Index Factor on the current Valuation Date multiplied by (c) 1 divided by the number of scheduled Valuation Dates left in the applicable Call Measurement Period, including the current Valuation Date. The Notional Cash Amount on any day that is not a Valuation Date will be deemed to be the same as on the immediately preceding Valuation Date.

The Call Settlement Amount will be payable on the third Business Day following the last such Index Business Day in the Call Measurement Period (such third Business Day, the “Call Settlement Date”).

See “Specific Terms of the Securities — UBS’s Call Right” beginning on page S-75.

Stop Loss Termination Event

The “Stop Loss Termination Event” provisions of the Securities provide for the automatic deleveraging and optional redemption by UBS of a series of Securities in certain circumstances.

If, at any time, the intraday indicative value of any series of Securities on any Index Business Day, calculated as described in “Valuation of the Index and the Securities — Intraday Security Values,” is equal to or less than 30.0% of the Current Principal Amount of such series of Securities at the end of the prior Index Business Day (such event with respect to any series of Securities, a “Stop Loss Termination Event” and the day on which such event occurs, a “Stop Loss Termination Date”), all issued and outstanding Securities of such series may be redeemed by UBS, at its option, for a cash payment equal to the Stop Loss Redemption Amount (the “Acceleration Option”).

Deleveraging Event: If a Stop Loss Termination Event occurs at any time at or after 9:30 a.m. and to, but before, 2:00 p.m., New York City time, on any Index Business Day (a “Deleveraging Event”) with respect to any series of Securities, such series of Securities will be deleveraged for the remainder of the Stop Loss Termination Date, whether or not UBS exercises the Acceleration Option.

Upon the occurrence of a Deleveraging Event with respect to any series of Securities, the Current Principal Amount, for such series of Securities on any such Stop Loss Termination Date will equal the following, less the Annual Tracking Fee, as applicable:

(a) the Current Principal Amount for such series of Securities on the previous calendar day times (b) the Daily Accrual plus (i) 1 plus (ii) the Leverage Amount times (iii) the Index Rebalancing Level divided by the Index Closing Level on the previous calendar day, minus 1, times (c) 1 plus (i) the Leverage Amount divided by 3, times (ii) the Index Closing Level on the current Index Business Day divided by the Index Rebalancing Level (as defined below) on the current Index Business Day minus 1.

Acceleration Option: Upon the occurrence of a Stop Loss Termination Event with respect to any series of Securities, UBS will issue a press release before 9:00 a.m. on the Index Business Day following the Stop Loss Termination Date announcing whether or not it has elected to exercise its Acceleration Option for such series of Securities. If UBS elects to exercise such Acceleration Option, the holders of such series of Securities will receive the Stop Loss Redemption Amount (as defined below), which payment may be equal to zero. If UBS exercises the Acceleration Option with respect to a series of Securities, Holders of Securities of such series will not benefit from any future exposure to the Index after the Stop Loss Valuation Date. UBS is under no obligation to exercise its Acceleration Option and the Securities may remain outstanding following a Stop Loss Termination Event if UBS does not exercise its Acceleration Option.

The “Index Rebalancing Level” means, for the 3x Long Securities, the lowest price of the Index during the Rebalancing Period.

The “Index Rebalancing Level” means for the 3x Inverse Securities, the highest price during the Rebalancing Period.

The “Rebalancing Period” means the 15 minute period beginning in the next quarter hour immediately after the Deleveraging Event occurs (i.e. if the intraday indicative value of the series of Securities is equal to or less than 30% of the previous day’s Current Principal Amount for such series of Securities at 11:07 a.m., then the Rebalancing Period would be the period between 11:15 a.m. and 11:30 a.m. on the date the Deleveraging Event occurs).

A “Deleveraging Event” with respect to any series of Securities, means the occurrence of a Stop Loss Termination Event at or after 9:30 a.m. and to, but before, 2:00 p.m., New York City time, on any Index Business Day.

Upon the occurrence of a Stop Loss Termination Event with respect to any series of Securities, UBS will issue a press release before 9:00 a.m. on the Index Business Day following the Stop Loss Termination Date announcing whether or not it has elected to exercise its Acceleration Option for such series of Securities. If UBS elects to exercise such Acceleration Option, the holders of such series of Securities will receive the Stop Loss Redemption Amount as described herein, which payment may be equal to zero. If UBS exercised the Acceleration Option with respect to a series of Securities, Holders of Securities of such series will not benefit from any future exposure to the Index after the Stop Loss Valuation Date.

The “Stop Loss Redemption Amount” for any series of Securities will be equal to the Current Principal Amount for such series of Securities at the close of trading on the Index Business Day following the Stop Loss Termination Date (such day, the “Stop Loss Valuation Date”).

If UBS elects to exercise its Acceleration Option for such series of Securities, you will receive on the Stop Loss Redemption Date only the Stop Loss Redemption Amount in respect of your investment in Securities of such series. If the Stop Loss Redemption Amount so calculated is equal to or less than zero, the payment upon acceleration will be zero.

If UBS exercises the Acceleration Option, the “Stop Loss Redemption Date” will be the fifth Business Day following the Stop Loss Termination Date; provided that if the calculation of the Stop Loss Redemption Amount is postponed as a result of a Market Disruption Event, the Stop Loss Redemption Date will be the fifth Business Day after the Stop Loss Redemption Amount is calculated.

If a Stop Loss Termination Event occurs with respect to any series of Securities and UBS exercises its Acceleration Option, you will receive on the Stop Loss Redemption Date only the Stop Loss Redemption Amount in respect of your investment in Securities of such series. If the Stop Loss Redemption Amount so calculated is equal to or less than zero, the payment upon acceleration will be zero.

If the level of the Index decreases or does not increase sufficiently in the case of the 3X Long Securities or if it increases or does not decrease sufficiently in the case of the 3X Inverse Securities (in each case in addition to the Daily Accrual) to offset the sum of the Annual Tracking Fee and, if applicable, the Redemption Fee Amount or creation fee over the term of the Securities, you will receive less than the initial investment amount of your Securities at maturity, upon early redemption or upon acceleration of the Securities.

UBS must provide notice (which may be provided via press release) to the holders of such series of Securities not later than 9:00 a.m., on the Index Business Day after the occurrence of a Stop Loss Termination Event that such Stop Loss Termination Event has occurred and whether UBS intends to accelerate the applicable series of Securities. See “Specific Terms of the Securities — UBS Optional Acceleration upon Occurrence of a Stop Loss Termination Event” beginning on page S-76.

How do you redeem your Securities?

Early Redemption

You may elect to require UBS to redeem your Securities of any series, in whole or in part, prior to the Maturity Date on any Index Business Day through and including the final Redemption Date, subject to a minimum redemption amount of at least 50,000 Securities of such series, your compliance with the procedures described below and the potential postponements and adjustments as described under “Specific Terms of the Securities — Market Disruption Event.”

To satisfy the minimum redemption amount, your broker or other financial intermediary may bundle your Securities of such series for redemption with those of other investors to reach this minimum amount of 50,000 Securities of such series; however, there can be no assurance that they can or will do so. UBS reserves the right from time to time to reduce or waive this minimum redemption amount in its sole discretion on a case-by-case basis. You should not assume you will be entitled to the benefit of any such waiver.

If you elect to have your Securities of any series redeemed and have done so under the redemption procedures described under “Specific Terms of the Securities — Redemption Procedures,” you will receive payment for your Securities of such series on the third Business Day following the applicable Valuation Date (the “Redemption Date”). The Final Redemption Date will be December 28, 2046. In addition, if a call notice has been issued, the last Redemption Valuation Date will be the fifth Index Business Day prior to the Call Settlement Date or, if an acceleration has been triggered, the last Redemption Valuation Date will be the Index Business Day prior to the Stop Loss Redemption Date, as applicable.

The “Redemption Valuation Date” is the first Index Business Day following the date that a redemption notice and redemption confirmation, each as described under “Specific Terms of the Securities — Early Redemption at the Option of the Holders” are delivered, except that UBS reserves the right from time to time to accelerate, in its sole discretion on a case-by-case basis, the Redemption Valuation Date to the date on which the notice of redemption is received by UBS rather than the following Index Business Day. You should not assume you will be entitled to the benefit of any such acceleration. Any applicable Redemption Valuation Date is subject to adjustment as described under “Specific Terms of the Securities — Market Disruption Event” beginning on page S-78.

The “Redemption Amount” means, a cash payment that, upon early redemption, you will receive per Security of a series on the relevant Redemption Date equal to the Redemption Amount, calculated as described under “Specific Terms of the Securities — Early Redemption at the Option of the Holders” beginning on page S-73.

The “Redemption Fee Amount” means, as of any Valuation Date, an amount per Security of any series equal to the product of (i) 0.125% and (ii) the Current Principal Amount of such series as of such Valuation Date. UBS reserves the right from time to time to reduce or waive the Redemption Fee Amount in its sole discretion on a case-by-case basis. You should not assume you will be entitled to the benefit of any such waiver.

You may lose all or a substantial portion of your investment upon early redemption. The combined negative effect of the Annual Tracking Fee, the Redemption Fee Amount and creation fee will reduce your final payment. If the level of the Index decreases or does not increase sufficiently in the case of the 3X Long Securities or if it increases or does not decrease sufficiently in the case of the 3X Inverse Securities (in each case in addition to the Daily Accrual) to offset the sum of the Annual Tracking Fee, Redemption Fee Amount and creation fee over the term of the Securities, you will receive less than the initial investment amount of your Securities at maturity, upon early redemption or upon acceleration of the Securities and you may lose all or a substantial portion of your investment upon early redemption.

The Securities may be called by UBS prior to the Maturity Date pursuant to UBS’s Call Right and, upon the occurrence of an Stop Loss Termination Event, the Securities may be accelerated and redeemed. See “Specific Terms of the Securities — UBS’s Call Right” beginning on page S-75, and “Specific Terms of the Securities — UBS Optional Acceleration upon Occurrence of a Stop Loss Termination Event” beginning on page S-76.

Redemption Procedures

To redeem your Securities of a series prior to the Maturity Date, you must instruct your broker to deliver a redemption notice to UBS by email no later than 4:00 p.m. (New York City time) on the Index Business Day on which you elect to exercise your redemption right and you and your broker must follow the procedures described herein. If you fail to comply with these procedures, your notice will be deemed ineffective. See “Specific Terms of the Securities — Redemption Procedures” beginning on page S-74 and “Description of the Debt Securities We May Offer — Redemption and Payment” in the accompanying prospectus.

What are some of the risks of the Securities?

An investment in the Securities involves risks. Selected risks are summarized here, but we urge you to read the more detailed explanation of risks described under “Risk Factors” beginning on page S-33.

Risks of 3X Long Securities

➢

You may lose all or a substantial portion of your investment — The Securities do not guarantee any return on your initial investment. The Securities are fully exposed to the risk of three times any decline in the level of the Index, compounded daily. If the level of the Index decreases or does not increase sufficiently in the case of the 3X Long Securities in addition to the Daily Accrual to offset the impact of the Annual Tracking Fee over the term of the Securities and, if applicable, the Redemption Fee Amount and creation fee, you will receive less than the initial investment amount of your Securities at maturity, upon early redemption or upon acceleration of the Securities.

➢

Correlation and compounding risk — A number of factors may affect the Securities’ ability to achieve a high degree of correlation with the performance of the Index, and there is a significant possibility that the Securities will not achieve a high degree of correlation with the performance of the Index over periods longer than one day. The Current Principal Amount is reset daily, the return on the Securities is path dependent and you will be exposed to compounding of daily returns. As a result, the performance of the Securities for periods greater than one Index Business Day may be either greater than or less than three times the Index performance, before accounting for the Annual Tracking Fee, Redemption Fee Amount and creation fee, if any. Further, significant adverse performances of your Securities may not be offset by subsequent beneficial performances of equal magnitude.

➢

Leverage risk — The Securities are three times leveraged and, as a result, the 3X Long Securities will benefit from three times any positive, but will decline based on three times any negative daily performance of the Index. However, given the path dependence of the returns, the leverage of the 3X Long Securities may be greater or less than 3.0 during any given Index Business Day.

➢

Automatic deleveraging upon the occurrence of a Deleveraging Event — If a Deleveraging Event occurs with respect to the 3X Long Securities, the leverage on such Stop Loss Termination Date with respect to the applicable series of Securities will be automatically delevered to 1X. This will limit any benefit from any subsequent increase in the Index Closing Level on the Stop Loss Termination Date until the leverage is reset.

➢

Daily Reset — Because the leverage of the Securities is generally only reset once each day, it is likely that due to intra-day changes in the level of the Index, the leverage at any point during a trading day can be higher or lower than the target leverage, which is 3.0 in the case of the 3X Long Securities.

➢

Market risk — The return on the Securities, which may be positive or negative, is linked to the leveraged return on the Index. The return on the Index is measured by the Index Closing Level, which, in turn, is affected by a variety of market and economic factors, interest rates in the markets and economic, financial, political, regulatory, judicial or other events that affect the markets generally, all of which are unpredictable.

➢

Concentration risk — The 3X Long Securities reflect a long position in the Index, which comprises futures contracts of a single commodity, WTI crude oil, and thus are much less diversified than funds, investment portfolios or indices investing in or tracking a broader range of products and, therefore, could experience greater volatility. You will not benefit, with respect to the Securities, from any of the advantages of a diversified investment and will bear the risks of a highly concentrated investment.

Risks of 3X Inverse Securities

Ø

You may lose all or a substantial portion of your investment — The Securities do not guarantee any return on your initial investment. The Securities are leveraged inverse Securities, which means they are exposed to three times the risk of any increase in the level of the Index, compounded daily. If the level of the Index increases or does not decrease sufficiently, in addition to the Daily Accrual to offset the impact of the Annual Tracking Fee over the term of the Securities and, if applicable, the Redemption Fee Amount and creation fee, you will receive less than the initial investment amount of your Securities at maturity, upon early redemption or upon acceleration of the Securities.

Ø

Correlation and compounding risk — A number of factors may affect the Securities’ ability to achieve a high degree of correlation with the performance of the Index, and there is a significant possibility that the Securities will not achieve a high degree of correlation with the performance of the Index over periods longer than one day. The Current Principal Amount is reset daily, the return on the Securities is path dependent and you will be exposed to compounding of daily returns. As a result, the performance of the Securities for periods greater than one Index Business Day may be either greater than or less than three times the inverse of the Index performance, before accounting for the Annual Tracking Fee, Redemption Fee Amount and creation fee, if any. Further, significant adverse performances of your Securities may not be offset by subsequent beneficial performances of equal magnitude.

Ø

Leverage risk — The Securities are three times leveraged and, as a result, the 3X Inverse Securities will benefit from three times any negative, but will declined based on three times any positive daily performance of the Index. However, the leverage of the 3X Inverse Securities may be greater or less than -3.0 during any given Index Business Day.

Ø

Automatic deleveraging upon the occurrence of a Deleveraging Event — If a Deleveraging Event occurs with respect to the 3X Inverse Securities, the leverage on such Stop Loss Termination Date with respect to the applicable series of Securities will be automatically delevered to -1X. This will limit any benefit from any subsequent decrease in the Index Closing Level on the Stop Loss Termination Date until the leverage is reset.

Ø

Daily Reset — Because the leverage of the Securities is generally only reset once each day, it is likely that due to intra-day changes in the level of the Index, the leverage at any point during a trading day can be higher or lower than the target leverage, which is -3.0 in the case of the 3X Inverse Securities.

Ø

Market risk — The return on the Securities, which may be positive or negative, is linked to leveraged inverse return on the Index. The return on the Index is measured by the Index Closing Level, which, in turn, is affected by a variety of market and economic factors, interest rates in the markets and economic, financial, political, regulatory, judicial or other events that affect the markets generally, all of which are unpredictable.

Ø

Concentration risk — The 3X Inverse Securities reflect a short position in the Index, which comprises futures contracts of a single commodity, WTI crude oil, and thus are much less diversified than funds, investment portfolios or indices investing in or tracking a broader range of products and, therefore, could experience greater volatility. You will not benefit, with respect to the Securities, from any of the advantages of a diversified investment and will bear the risks of a highly concentrated investment.

General Risks for both series of Securities

Ø

Credit of issuer — The Securities are senior unsecured debt obligations of the issuer, UBS, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the Securities, including any payment at maturity, call, acceleration or upon early redemption, depends on the ability of UBS to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of UBS will affect the market value, if any, of the Securities prior to maturity, call, acceleration or early redemption. In addition, in the event UBS were to default on its obligations, you may not receive any amounts owed to you under the terms of the Securities. The Securities do not benefit from any co-obligation of UBS Switzerland AG.

Ø

Potentially high and unpredictable volatility in the price of WTI crude oil — The return on the Securities is linked to the performance of the Index, which in turn is linked to the performance of futures contracts on WTI crude oil. WTI crude oil prices are subject to volatile price movements over short periods of time and are affected by numerous factors, including changes in supply and demand relationships, governmental programs and policies, national and international monetary, trade, political and economic events, changes in interest and exchange rates, speculation and trading activities in commodities and related contracts, weather, and agricultural, trade, fiscal and exchange control policies. These factors may have a larger impact on commodity prices, commodity futures prices, and commodity-linked instruments than on traditional fixed-income and equity securities and may create additional investment risks that cause the value of the Securities to be more volatile than the values of traditional securities. During certain periods in recent years, oil prices have decreased dramatically. These and other factors may affect the level of the Index, and thus the value of your Securities, in unpredictable or unanticipated ways.

Ø

The Index tracks the prices of futures contracts with expiration dates approximately one to three months in the future, which may affect the level of the Index in various ways — A futures contract for a commodity typically specifies an expiration month, which is the month in which the contract will cease to trade, and a delivery date, which is the date on which the underlying physical commodity referenced by the futures contract is delivered. A “front-month futures contract” refers to the futures contract that has the nearest expiration date. The Index rolls the underlying commodities futures contracts every other month as further described in “The Index — Bloomberg WTI Crude Oil Subindex” below.

Ø

The Securities do not offer direct exposure to the spot price of WTI crude oil—The Index is linked to commodity futures contracts, not physical commodities (or their spot prices). The price of a futures contract reflects the expected value of the commodity upon delivery in the future, whereas the spot price of a commodity reflects the immediate delivery value of the commodity. A variety of factors can lead to a disparity between the expected future price of a commodity and the spot price at a given point in time. The price movements of a futures contract are typically correlated with the movements of the spot price of the referenced commodity, but the correlation is generally imperfect and price movements in the spot market may not be reflected in the futures market (and vice versa). Accordingly, the Securities may underperform a similar investment that is linked to the spot price of WTI crude oil.

Ø

You will not receive interest payments on the Securities or have any rights in respect of any physical commodities, or any of the Index Contracts—As an owner of the Securities, you will not have rights that holders of WTI crude oil or investors in the Index Contracts may have. Your Securities will be paid in cash, and you will have no right to receive delivery of WTI crude oil or payment of amounts in respect of the Index Contracts.

Ø

These Securities do not pay a coupon payment or interest — You will not receive a coupon payment or interest on these Securities. These Securities are designed for investors who are willing to forgo cash payments and, if the Index declines or does not increase enough (or in the case of the 3X Inverse Securities, if it increases or does not decline enough) to offset the effect of the fees as described above, are willing to lose some or all of their principal.

Ø

Potential Acceleration Option upon the occurrence of a Stop Loss Termination Event — If a Stop Loss Termination Event occurs with respect to any series of Securities and UBS exercises its Acceleration Option, all issued and outstanding Securities of such series may be accelerated and redeemed by UBS, at its option, for a cash payment equal to the Stop Loss Redemption Amount; provided that if the Stop Loss Redemption Amount so calculated is less than or equal to zero, the payment upon acceleration will be zero. The Stop Loss Redemption Amount you receive on the Stop

Loss Redemption Date may be significantly less than your investment and may be zero. In addition, if the Securities are accelerated and redeemed by UBS, at its option, you will not benefit from any subsequent increase in the Index Closing Level after the Stop Loss Valuation Date, even if such increase occurs prior to the Stop Loss Redemption Date.

➢

Path dependence — The return on the Securities will be highly path dependent. Accordingly, even if the level of the Index increases or decreases over the term of the Securities, or over the term which you hold the Securities, the Securities will increase or decrease not only based on any change in the level of the Index over a given time period but also based on the volatility of the level of the Index over such time period. The value of your series of Securities will depend not only upon the level of the Index at maturity or upon call, early redemption or acceleration, but also on the performance of the Index over each day that you hold your Securities. It is possible that you will suffer significant losses in the Securities, even if the long-term performance of the Index is positive, in the case of the 3X Long Securities, or negative, in the case of the 3X Inverse Securities. Accordingly, the returns on the Securities may not correlate with returns on the Index over periods longer than one day.

➢

A trading market for the Securities may not develop — Although the Securities are listed on NYSE Arca, a trading market for the one or more series of the Securities may not develop or be maintained. Certain affiliates of UBS may engage in limited purchase and resale transactions in the Securities, although they are not required to and may stop at any time. We are not required to maintain any listing of the Securities on NYSE Arca or any other exchange. In addition, we are not obliged to, and may not, sell the full aggregate principal amount of the Securities shown on the cover of this prospectus supplement. We may suspend or cease sales of the Securities at any time, at our discretion. Therefore, the liquidity of the Securities may be limited.

➢

Requirements upon early redemption — You must satisfy the requirements described herein for your redemption request to be considered, including the minimum redemption amount of at least 50,000 Securities of the applicable series, unless we determine otherwise or your broker or other financial intermediary bundles your Securities for redemption with those of other investors of the applicable series to reach this minimum requirement and there can be no assurance that they can or will do so. Therefore, the liquidity of each series of Securities may be limited. In addition, the payment you receive upon early redemption will be reduced by the applicable Annual Tracking Fee, Redemption Fee Amount and creation fee. While UBS reserves the right to reduce or waive the minimum redemption amount or the Redemption Fee Amount from time to time in its sole discretion, there can be no assurance that UBS will choose to reduce or waive any redemption requirements or fees or that any holder of the Securities will benefit from UBS’s election to do so.

➢

Your redemption election is irrevocable — You will not know the Redemption Amount at the time you elect to request us to redeem your Securities of a series and you will not be able to rescind your election to redeem your Securities of a series after your redemption notice is received by UBS. Accordingly, you will be exposed to market risk in the event market conditions change after UBS receives your offer and the Redemption Amount is determined on the applicable Valuation Date.

➢

Uncertain tax treatment — Significant aspects of the tax treatment of the Securities are uncertain. You should consult your own tax advisor about your own tax situation. See “Material U.S. Federal Income Tax Consequences” beginning on page S-87.

➢

UBS’s Call Right — UBS may elect to redeem all outstanding Securities of any series at any time, as described under “Specific Terms of the Securities — UBS’s Call Right” beginning on page S-75. If UBS exercises its Call Right, the Call Settlement Amount may be less than your initial investment in the Securities. Alternatively, if the series of Securities has increased in value, you may have to invest your proceeds in a lower-return investment.

Is this the right investment for you?

3X Long Securities

The 3X Long Securities may be a suitable investment for you if:

➢	You are willing to accept the risk that you may lose all of your investment.

➢

You seek an investment with a return linked to three times the positive daily performance of the Index, which will provide exposure to WTI crude oil futures contracts for delivery in one to three months.

➢

You understand (i) leverage risk, including the risks inherent in maintaining a constant three times daily leverage, and (ii) the consequences of seeking leveraged investment results generally, and you intend to actively monitor and manage your investment.

➢	You are a sophisticated investor, understand path dependence of investment returns and you seek an investment in order to manage daily trading risks.

➢

You believe the leveraged return of the Index will be sufficient to offset the combined negative effect of the applicable fees built into the calculation of your payment at maturity, call, acceleration or upon early redemption.

➢	You are willing to hold securities that have a long-term maturity.

➢	You are willing to forego receipt of interest or coupon payments on the Securities.

➢	You are willing to accept the risk of fluctuations in the energy sector, in general, and the risks inherent in a concentrated investment in WTI crude oil futures contracts, in particular.

➢

You understand that the price of such futures contracts may not correlate with spot prices of WTI crude oil and you appreciate that an investment in the Securities is not the same as an investment in WTI crude oil spot prices or buying or holding WTI crude oil.

➢	You are willing to accept the risk that the price at which you are able to sell the Securities may be significantly less than the amount you invested.

➢

You are willing to pay the Annual Tracking Fee and, if applicable, the Redemption Fee Amount and creation fee which are charged on the Securities and that will reduce your return (or increase your loss, as applicable) on your investment.

➢	You are willing to hold securities that may be redeemed early by UBS, pursuant to UBS’s Call Right.

➢	You are willing to hold securities that may be accelerated and redeemed upon the occurrence of a Stop Loss Termination Event.

➢	You are willing to hold securities that will be deleveraged upon the occurrence of a Deleveraging Event.

➢	You do not seek current income from your investment.

➢	You are not seeking an investment for which there will be an active secondary market.

➢	You seek an investment which does not make regular interest payments.

➢	You are comfortable with the creditworthiness of UBS, as issuer of the Securities.

The 3X Long Securities may not be a suitable investment for you if:

➢	You are not willing to accept the risk that you may lose all of your investment.

➢

You do not seek an investment with a return linked to three times the daily performance of the Index, which will provide exposure to WTI crude oil futures contracts for delivery in one to three months.

➢

You do not understand (i) leverage risk, including the risks inherent in maintaining a constant three times daily leverage, and (ii) the consequences of seeking leveraged investment results generally, or you do not intend to actively monitor and manage your investment.

➢	You are not a sophisticated investor, do not understand path dependence of investment returns and you seek an investment for purposes other than managing daily trading risks.

➢

You believe the leveraged return of the Index will not be sufficient to offset the combined negative effect of the applicable fees built into the calculation of your payment at maturity, call, acceleration or upon early redemption.

➢	You are not willing to hold securities that have a long-term maturity.

➢	You are not willing to forego receipt of interest or coupon payments on the Securities.

➢	You are not willing to accept the risk of fluctuations in the energy sector, in general, and the risks inherent in a concentrated investment in WTI crude oil futures contracts, in particular.

➢	You are not willing to accept the risk that the price at which you are able to sell the Securities may be significantly less than the amount you invested.

➢

You are not willing to pay the Annual Tracking Fee and, if applicable, the Redemption Fee Amount and creation fee which are charged on the Securities and that will reduce your return (or increase your loss, as applicable) on your investment.

➢	You are not willing to hold securities that may be redeemed early by UBS, pursuant to UBS’s Call Right.

➢	You are not willing to hold securities that may be accelerated and redeemed upon the occurrence of a Stop Loss Termination Event.

➢	You are not willing to hold securities that will be deleveraged upon the occurrence of a Deleveraging Event.

➢	You seek current income from your investment.

➢	You are seeking an investment for which there will be an active secondary market.

➢	You seek an investment which makes regular interest payments.

➢	You are not comfortable with the creditworthiness of UBS, as issuer of the Securities.

➢	You prefer the lower risk and therefore accept the potentially lower returns of fixed-income investments with comparable maturities and credit ratings.

3X Inverse Securities

The 3X Inverse Securities may be a suitable investment for you if:

➢	You are willing to accept the risk that you may lose all of your investment.

➢

You seek an investment with a return linked to three times the inverse daily performance of the Index, which will provide short exposure to WTI crude oil futures contracts for delivery in one to three months.

➢

You understand (i) leverage risk, including the risks inherent in maintaining a constant three times daily negative leverage, and (ii) the consequences of seeking leveraged investment results generally, and you intend to actively monitor and manage your investment.

➢	You are a sophisticated investor, understand path dependence of investment returns and you seek an investment in order to manage daily trading risks.

➢

You believe the leveraged inverse return of the Index will be sufficient to offset the combined negative effect of the applicable fees built into the calculation of your payment at maturity, call, acceleration or upon early redemption.

➢	You are willing to hold securities that have a long-term maturity.

➢	You are willing to forego receipt of interest or coupon payments on the Securities.

➢	You are willing to accept the risk of fluctuations in the energy sector, in general, and the risks inherent in a concentrated investment in WTI crude oil futures contracts, in particular.

➢

You understand that the price of such futures contracts may not correlate with spot prices of WTI crude oil and you appreciate that an investment in the Securities is not the same as a short position in WTI crude oil spot prices or selling short WTI crude oil.

➢	You are willing to accept the risk that the price at which you are able to sell the Securities may be significantly less than the amount you invested.

➢

You are willing to pay the Annual Tracking Fee and, if applicable, the Redemption Fee Amount and creation fee which are charged on the Securities and that will reduce your return (or increase your loss, as applicable) on your investment.

➢	You are willing to hold securities that may be redeemed early by UBS, pursuant to UBS’s Call Right.

➢	You are willing to hold securities that may be accelerated and redeemed upon the occurrence of a Stop Loss Termination Event.

➢	You are willing to hold securities that will be deleveraged upon the occurrence of a Deleveraging Event.

➢	You do not seek current income from your investment.

➢	You are not seeking an investment for which there will be an active secondary market.

➢	You seek an investment which does not make regular interest payments.

➢	You are comfortable with the creditworthiness of UBS, as issuer of the Securities.

The 3X Inverse Securities may not be a suitable investment for you if:

➢	You are not willing to accept the risk that you may lose all of your investment.

➢	You do not seek an investment with a return linked to three times the inverse daily performance of the Index, which Index tracks WTI crude oil futures contracts for delivery in one to three months.

➢

You do not understand (i) leverage risk, including the risks inherent in maintaining a constant three times daily inverse leverage, and (ii) the consequences of seeking leveraged investment results generally, or you do not intend to actively monitor and manage your investment.

➢	You are not a sophisticated investor, do not understand path dependence of investment returns and you seek an investment for purposes other than managing daily trading risks.

➢

You believe the leveraged inverse return of the Index will not be sufficient to offset the combined negative effect of the applicable fees built into the calculation of your payment at maturity, call, acceleration or upon early redemption.

➢	You are not willing to hold securities that have a long-term maturity.

➢	You are not willing to forego receipt of interest or coupon payments on the Securities.

➢	You are not willing to accept the risk of fluctuations in the energy sector, in general, and the risks inherent in a concentrated investment in WTI crude oil futures contracts, in particular.

➢	You are not willing to accept the risk that the price at which you are able to sell the Securities may be significantly less than the amount you invested.

➢

You are not willing to pay the Annual Tracking Fee and, if applicable, the Redemption Fee Amount and creation fee which are charged on the Securities and that will reduce your return (or increase your loss, as applicable) on your investment.

➢	You are not willing to hold securities that may be redeemed early by UBS, pursuant to UBS’s Call Right.

➢	You are not willing to hold securities that may be accelerated and redeemed upon the occurrence of a Stop Loss Termination Event.

➢	You are not willing to hold securities that will be deleveraged upon the occurrence of a Deleveraging Event.

➢	You seek current income from your investment.

➢	You are seeking an investment for which there will be an active secondary market.

➢	You seek an investment that makes regular interest payments.

➢	You are not comfortable with the creditworthiness of UBS, as issuer of the Securities.

➢	You prefer the lower risk and therefore accept the potentially lower returns of fixed-income investments with comparable maturities and credit ratings.

Who calculates and publishes the Index?

The level of the Index is calculated by the Index Administrator and disseminated by the NYSE approximately every fifteen seconds (assuming the level of the Index has changed within such fifteen-second interval) from 9:30 a.m. to 2:30 p.m., New York City time, and a daily Index level is published at approximately 4:00 p.m., New York City time, on each Exchange Business Day. Index information, including the Index level, is available from the NYSE and Bloomberg L.P. (“Bloomberg”) under the symbol “BCOMCL”. Index levels can also be obtained from the official website of Bloomberg, www.bloomberg.com. The historical performance of the Index is not indicative of the future performance of the Index or the level of the Index on the Final Valuation Date or applicable Redemption Valuation Date or Call Measurement Period, as the case may be.

What are the tax consequences of owning the Securities?

The United States federal income tax consequences of your investment in the Securities are uncertain. Some of these tax consequences are summarized below, but we urge you to read the more detailed discussion in “Material U.S. Federal Income Tax Consequences” on page S-87.

Pursuant to the terms of the Securities, you and we agree, in the absence of a statutory, regulatory, administrative or judicial ruling to the contrary, to characterize the Securities as a pre-paid forward contract with respect to the Index. If your Securities are so treated, you should generally recognize capital gain or loss upon the sale, exchange, redemption or maturity of your Securities in an amount equal to the difference between the amount realized and the amount you paid for your Securities. Such gain or loss should generally be long-term capital gain or loss if you held your Securities for more than one year. The deductibility of capital losses is subject to limitations.

In the opinion of our counsel, Sullivan & Cromwell LLP, the Securities should be treated in the manner described above. However, because there is no authority that specifically addresses the tax treatment of the Securities, it is possible that the Securities could be treated for tax purposes in an alternative manner described under “Material U.S. Federal Income Tax Consequences — Alternative Treatments” on page S-88.

Holders are urged to consult their tax advisors concerning the significance and the potential impact of the above considerations. Except to the extent otherwise required by law, we intend to treat your Securities for United States federal income tax purposes in accordance with the treatment described above and under “Material U.S. Federal Income Tax Consequences” on page S-87 unless and until such time as there is a change in law or the Treasury Department or IRS determines that some other treatment is more appropriate.

Conflicts of Interest

UBS Securities LLC is an affiliate of UBS and, as such, has a “conflict of interest” in this offering within the meaning of the Financial Industry Regulatory Authority, Inc. (“FINRA”) Rule 5121. In addition, UBS will receive the net proceeds (excluding the underwriting discount) from the initial public offering of the Securities, thus creating an additional conflict of interest within the meaning of Rule 5121. Consequently, the offering is being conducted in compliance with the provisions of Rule 5121. UBS Securities LLC is not permitted to sell Securities in this offering to an account over which it exercises discretionary authority without the prior specific written approval of the account holder.

Hypothetical Examples

Hypothetical Payment at Maturity or Acceleration, or upon Early Redemption

The following examples illustrate how each series of Securities would perform at maturity or upon early redemption, in hypothetical circumstances. For the 3X Long Securities, in Example 1, we have included an example in which the Index Closing Level increases at a rate of 1% per day over one month, as well as, in Example 2, an example which shows the Index Closing Level increasing at a rate of 1% per day and then decreasing at a rate of 1% per day on alternating days. In addition, Example 3 shows the Index Closing Level decreasing at a rate of 2% per day for one month and Example 4 shows the Index Closing Level decreasing at a rate of 5% per day for the first 25 days and then increasing at a rate of 30% per day for the following 5 days. Example 5 shows the effect of a Deleveraging Event on the 3X Long Securities, assuming no Daily Accrual or Annual Tracking Fee and Example 6 shows the calculation during a Call Measurement Period assuming that the Index Closing Level increases 1% on each Index Business Day of the Call Measurement Period.

For the 3X Inverse Securities, in Example 1, we have included an example in which the Index Closing Level increases at a rate of 2% per day over one month, as well as, in Example 2, an example which shows the Index Closing Level increasing at a rate of 1% per day and then decreasing at a rate of 1% per day on alternating days. In addition, Example 3 shows the Index Closing Level decreasing at a rate of 1% per day for one month and Example 4 shows the Index Closing Level increasing at a rate of 5% per day for the first 25 days and then decreasing at a rate of 30% per day for the following 5 days. Example 5 shows the effect of a Deleveraging Event on the 3X Inverse Securities, assuming no Daily Accrual or Annual Tracking Fee and Example 6 shows the calculation during a Call Measurement Period assuming that the Index Closing Level decreases 1% on each Index Business Day of the Call Measurement Period.

For ease of analysis and presentation, the following examples assume that the term of the Securities is one month and that, with the exception of Examples 5, the Deleveraging Examples, no Stop Loss Termination Event has occurred. These examples highlight the effect of the three times leverage and the impact of the various fees on the payment at maturity or upon early redemption, under different circumstances. Because the Annual Tracking Fee takes into account the performance of the Index, as measured by the Index Closing Level, the absolute level of the Annual Tracking Fee is dependent on the path taken by the Index Closing Level to arrive at its ending level. The figures in these examples have been rounded for convenience. The Cash Settlement Amount figures for the final day are as of the hypothetical Calculation Date, and given the indicated assumptions, a holder will receive payment at maturity or upon early redemption, in the indicated amount, according to the indicated formula.

Hypothetical Examples

3X Long Securities

Example 1 — The level of the Index increases at a rate of 1% per day for one month.

Assumptions:

Annual Tracking Fee:*	1.45%
Stated Principal Amount:	$25.00
Initial Index Level:	80
Redemption Fee Amount:	0.1250%
T-Bill Rate	0.47%

Day End	Index Closing Level	Index Performance Ratio	Index Factor	Current Principal Amount	Annual Tracking Fee	Cash Settlement Amount	Redemption Amount**
A	B	C	D	F	G	I	J
		(Index Closing Level / Index Closing Level on previous Index Business Day) -1	1 + Daily Accrual + (3 x C)	(previous Current Principal Amount x D - G)	(1.45%/365) x previous Current Principal Amount	(F)	(F - Redemption Fee Amount)
0	80.00			25.00000		25.00000
1	80.80	0.01000	1.03001	25.74933	0.00099	25.74933	25.71715
2	81.61	0.01000	1.03001	26.52113	0.00102	26.52113	26.48798
3	82.42	0.01000	1.03001	27.31605	0.00105	27.31605	27.28191
4	83.25	0.01000	1.03001	28.13481	0.00109	28.13481	28.09964
5	84.08	0.01000	1.03001	28.97810	0.00112	28.97810	28.94188
6	84.92	0.01000	1.03001	29.84667	0.00115	29.84667	29.80936
7	85.77	0.01000	1.03001	30.74127	0.00119	30.74127	30.70285
8	86.63	0.01000	1.03001	31.66269	0.00122	31.66269	31.62311
9	87.49	0.01000	1.03001	32.61173	0.00126	32.61173	32.57096
10	88.37	0.01000	1.03001	33.58921	0.00130	33.58921	33.54723
11	89.25	0.01000	1.03001	34.59599	0.00133	34.59599	34.55275
12	90.15	0.01000	1.03001	35.63295	0.00137	35.63295	35.58841
13	91.05	0.01000	1.03001	36.70099	0.00142	36.70099	36.65511
14	91.96	0.01000	1.03001	37.80104	0.00146	37.80104	37.75379
15	92.88	0.01000	1.03001	38.93406	0.00150	38.93406	38.88539
16	93.81	0.01000	1.03001	40.10105	0.00155	40.10105	40.05092
17	94.74	0.01000	1.03001	41.30301	0.00159	41.30301	41.25138
18	95.69	0.01000	1.03001	42.54100	0.00164	42.54100	42.48782
19	96.65	0.01000	1.03001	43.81609	0.00169	43.81609	43.76132
20	97.62	0.01000	1.03001	45.12941	0.00174	45.12941	45.07299
21	98.59	0.01000	1.03001	46.48208	0.00179	46.48208	46.42398
22	99.58	0.01000	1.03001	47.87531	0.00185	47.87531	47.81546
23	100.57	0.01000	1.03001	49.31029	0.00190	49.31029	49.24865
24	101.58	0.01000	1.03001	50.78828	0.00196	50.78828	50.72480
25	102.59	0.01000	1.03001	52.31058	0.00202	52.31058	52.24519
26	103.62	0.01000	1.03001	53.87850	0.00208	53.87850	53.81115
27	104.66	0.01000	1.03001	55.49342	0.00214	55.49342	55.42405
28	105.70	0.01000	1.03001	57.15674	0.00220	57.15674	57.08529
29	106.76	0.01000	1.03001	58.86992	0.00227	58.86992	58.79633
30	107.83	0.01000	1.03001	60.63445	0.00234	60.63445	60.55865

Cumulative Index Return	34.78%
Return on Securities**	142.23%

*	The Annual Tracking Fee is calculated on an actual/365 basis. The hypothetical examples above assume no weekends.
**	Assumes that the Securities were redeemed.

Hypothetical Examples

Example 2 — The level of the Index increases at a rate of 1% and decreases at a rate of 1% on alternating days for one month.

Assumptions:

Annual Tracking Fee:*	1.45%
Stated Principal Amount:	$25.00
Initial Index Level:	80
Redemption Fee Amount:	0.1250%
T-Bill Rate	0.47%

Day End	Index Closing Level	Index Performance Ratio	Index Factor	Current Principal Amount	Annual Tracking Fee	Cash Settlement Amount	Redemption Amount**
A	B	C	D	F	G	I	J
		(Index Closing Level / Index Closing Level on previous Index Business Day) -1	1 + Daily Accrual + (3 x C)	(previous Current Principal Amount x D - G)	(1.45%/365) x previous Current Principal Amount	(F)	(F - Redemption Fee Amount)
0	80.00			25.00000		25.00000
1	80.80	0.01000	1.03001	25.74933	0.00099	25.74933	25.71715
2	79.99	(0.01000)	0.97001	24.97617	0.00102	24.97617	24.94495
3	80.79	0.01000	1.03001	25.72479	0.00099	25.72479	25.69263
4	79.98	(0.01000)	0.97001	24.95236	0.00102	24.95236	24.92117
5	80.78	0.01000	1.03001	25.70026	0.00099	25.70026	25.66814
6	79.98	(0.01000)	0.97001	24.92857	0.00102	24.92857	24.89741
7	80.78	0.01000	1.03001	25.67576	0.00099	25.67576	25.64367
8	79.97	(0.01000)	0.97001	24.90480	0.00102	24.90480	24.87367
9	80.77	0.01000	1.03001	25.65128	0.00099	25.65128	25.61922
10	79.96	(0.01000)	0.97001	24.88106	0.00102	24.88106	24.84996
11	80.76	0.01000	1.03001	25.62683	0.00099	25.62683	25.59479
12	79.95	(0.01000)	0.97001	24.85734	0.00102	24.85734	24.82627
13	80.75	0.01000	1.03001	25.60240	0.00099	25.60240	25.57039
14	79.94	(0.01000)	0.97001	24.83364	0.00102	24.83364	24.80260
15	80.74	0.01000	1.03001	25.57799	0.00099	25.57799	25.54602
16	79.94	(0.01000)	0.97001	24.80997	0.00102	24.80997	24.77896
17	80.74	0.01000	1.03001	25.55361	0.00099	25.55361	25.52166
18	79.93	(0.01000)	0.97001	24.78632	0.00102	24.78632	24.75533
19	80.73	0.01000	1.03001	25.52924	0.00098	25.52924	25.49733
20	79.92	(0.01000)	0.97001	24.76269	0.00101	24.76269	24.73173
21	80.72	0.01000	1.03001	25.50491	0.00098	25.50491	25.47303
22	79.91	(0.01000)	0.97001	24.73908	0.00101	24.73908	24.70816
23	80.71	0.01000	1.03001	25.48059	0.00098	25.48059	25.44874
24	79.90	(0.01000)	0.97001	24.71549	0.00101	24.71549	24.68460
25	80.70	0.01000	1.03001	25.45630	0.00098	25.45630	25.42448
26	79.90	(0.01000)	0.97001	24.69193	0.00101	24.69193	24.66107
27	80.70	0.01000	1.03001	25.43203	0.00098	25.43203	25.40024
28	79.89	(0.01000)	0.97001	24.66839	0.00101	24.66839	24.63756
29	80.69	0.01000	1.03001	25.40779	0.00098	25.40779	25.37603
30	79.88	(0.01000)	0.97001	24.64488	0.00101	24.64488	24.61407

Cumulative Index Return	-0.15%
Return on Securities**	-1.54%

*	The Annual Tracking Fee is calculated on an actual/365 basis. The hypothetical examples above assume no weekends.
**	Assumes that the Securities were redeemed.

Hypothetical Examples

Example 3 — The level of the Index decreases at a rate of 2% per day for one month.

Assumptions:

Annual Tracking Fee:*	1.45%
Stated Principal Amount:	$25.00
Initial Index Level:	80
Redemption Fee Amount:	0.1250%
T-Bill Rate	0.47%

Day End	Index Closing Level	Index Performance Ratio	Index Factor	Current Principal Amount	Annual Tracking Fee	Cash Settlement Amount	Redemption Amount**
A	B	C	D	F	G	I	J
		(Index Closing Level / Index Closing Level on previous Index Business Day) -1	1 + Daily Accrual + (3 x C)	(previous Current Principal Amount x D - G)	(1.45%/365) x previous Current Principal Amount	(F)	(F - Redemption Fee Amount)
0	80.00			25.00000		25.00000
1	78.40	(0.02000)	0.94001	23.49933	0.00099	23.49933	23.46996
2	76.83	(0.02000)	0.94001	22.08875	0.00093	22.08875	22.06114
3	75.30	(0.02000)	0.94001	20.76283	0.00088	20.76283	20.73688
4	73.79	(0.02000)	0.94001	19.51651	0.00082	19.51651	19.49211
5	72.31	(0.02000)	0.94001	18.34500	0.00078	18.34500	18.32207
6	70.87	(0.02000)	0.94001	17.24381	0.00073	17.24381	17.22225
7	69.45	(0.02000)	0.94001	16.20872	0.00069	16.20872	16.18846
8	68.06	(0.02000)	0.94001	15.23577	0.00064	15.23577	15.21672
9	66.70	(0.02000)	0.94001	14.32121	0.00061	14.32121	14.30331
10	65.37	(0.02000)	0.94001	13.46156	0.00057	13.46156	13.44473
11	64.06	(0.02000)	0.94001	12.65351	0.00053	12.65351	12.63769
12	62.78	(0.02000)	0.94001	11.89396	0.00050	11.89396	11.87909
13	61.52	(0.02000)	0.94001	11.18000	0.00047	11.18000	11.16603
14	60.29	(0.02000)	0.94001	10.50890	0.00044	10.50890	10.49577
15	59.09	(0.02000)	0.94001	9.87809	0.00042	9.87809	9.86574
16	57.90	(0.02000)	0.94001	9.28514	0.00039	9.28514	9.27354
17	56.75	(0.02000)	0.94001	8.72779	0.00037	8.72779	8.71688
18	55.61	(0.02000)	0.94001	8.20389	0.00035	8.20389	8.19363
19	54.50	(0.02000)	0.94001	7.71143	0.00033	7.71143	7.70179
20	53.41	(0.02000)	0.94001	7.24854	0.00031	7.24854	7.23948
21	52.34	(0.02000)	0.94001	6.81344	0.00029	6.81344	6.80492
22	51.29	(0.02000)	0.94001	6.40445	0.00027	6.40445	6.39644
23	50.27	(0.02000)	0.94001	6.02001	0.00025	6.02001	6.01249
24	49.26	(0.02000)	0.94001	5.65865	0.00024	5.65865	5.65158
25	48.28	(0.02000)	0.94001	5.31898	0.00022	5.31898	5.31233
26	47.31	(0.02000)	0.94001	4.99970	0.00021	4.99970	4.99345
27	46.37	(0.02000)	0.94001	4.69958	0.00020	4.69958	4.69371
28	45.44	(0.02000)	0.94001	4.41748	0.00019	4.41748	4.41196
29	44.53	(0.02000)	0.94001	4.15232	0.00018	4.15232	4.14713
30	43.64	(0.02000)	0.94001	3.90307	0.00016	3.90307	3.89819

Cumulative Index Return	-45.45%
Return on Securities**	-84.41%

*	The Annual Tracking Fee is calculated on an actual/365 basis. The hypothetical examples above assume no weekends.
**	Assumes that the Securities were redeemed.

Hypothetical Examples

Example 4 — The level of the Index decreases at a rate of 5% per day for the first 25 days and then increases at a rate of 30% per day for the following 5 days.

Assumptions:

Annual Tracking Fee:*	1.45%
Stated Principal Amount:	$25.00
Initial Index Level:	80
Redemption Fee Amount:	0.1250%
T-Bill Rate	0.47%

Day End	Index Closing Level	Index Performance Ratio	Index Factor	Current Principal Amount	Annual Tracking Fee	Cash Settlement Amount	Redemption Amount**
A	B	C	D	F	G	I	J
		(Index Closing Level / Index Closing Level on previous Index Business Day) -1	1 + Daily Accrual + (3 x C)	(previous Current Principal Amount x D - G)	(1.45%/365) x previous Current Principal Amount	(F)	(F - Redemption Fee Amount)
0	80.00			25.00000		25.00000
1	76.00	(0.05000)	0.85001	21.24933	0.00099	21.24933	21.22277
2	72.20	(0.05000)	0.85001	18.06137	0.00084	18.06137	18.03879
3	68.59	(0.05000)	0.85001	15.35168	0.00072	15.35168	15.33249
4	65.16	(0.05000)	0.85001	13.04852	0.00061	13.04852	13.03221
5	61.90	(0.05000)	0.85001	11.09089	0.00052	11.09089	11.07703
6	58.81	(0.05000)	0.85001	9.42696	0.00044	9.42696	9.41518
7	55.87	(0.05000)	0.85001	8.01267	0.00037	8.01267	8.00265
8	53.07	(0.05000)	0.85001	6.81055	0.00032	6.81055	6.80204
9	50.42	(0.05000)	0.85001	5.78879	0.00027	5.78879	5.78155
10	47.90	(0.05000)	0.85001	4.92032	0.00023	4.92032	4.91417
11	45.50	(0.05000)	0.85001	4.18214	0.00020	4.18214	4.17691
12	43.23	(0.05000)	0.85001	3.55471	0.00017	3.55471	3.55026
13	41.07	(0.05000)	0.85001	3.02140	0.00014	3.02140	3.01763
14	39.01	(0.05000)	0.85001	2.56811	0.00012	2.56811	2.56490
15	37.06	(0.05000)	0.85001	2.18283	0.00010	2.18283	2.18010
16	35.21	(0.05000)	0.85001	1.85535	0.00009	1.85535	1.85303
17	33.45	(0.05000)	0.85001	1.57699	0.00007	1.57699	1.57502
18	31.78	(0.05000)	0.85001	1.34040	0.00006	1.34040	1.33873
19	30.19	(0.05000)	0.85001	1.13931	0.00005	1.13931	1.13788
20	28.68	(0.05000)	0.85001	0.96838	0.00005	0.96838	0.96717
21	27.24	(0.05000)	0.85001	0.82310	0.00004	0.82310	0.82207
22	25.88	(0.05000)	0.85001	0.69961	0.00003	0.69961	0.69874
23	24.59	(0.05000)	0.85001	0.59465	0.00003	0.59465	0.59391
24	23.36	(0.05000)	0.85001	0.50544	0.00002	0.50544	0.50481
25	22.19	(0.05000)	0.85001	0.42961	0.00002	0.42961	0.42907
26	28.85	0.30000	1.90001	0.81624	0.00002	0.81624	0.81522
27	37.50	0.30000	1.90001	1.55084	0.00003	1.55084	1.54890
28	48.75	0.30000	1.90001	2.94656	0.00006	2.94656	2.94288
29	63.38	0.30000	1.90001	5.59838	0.00012	5.59838	5.59138
30	82.39	0.30000	1.90001	10.63678	0.00022	10.63678	10.62348

Cumulative Index Return	2.99%
Return on Securities**	-57.51%

*	The Annual Tracking Fee is calculated on an actual/365 basis. The hypothetical examples above assume no weekends.
**	Assumes that the Securities were redeemed.

Hypothetical Examples

Example 5 — Deleveraging Event*

Previous Current Principal Amount	25.00	25.00
Previous Index Closing Level	100.00	100.00
Index Rebalancing Level	75.00	75.00
Index Closing Level on date of Deleveraging Event	70.00	90.00
Leverage Amount	3.00	3.00
Ending Current Principal Amount on date of Deleveraging Event	5.83	7.50
Hypothetical Ending Current Principal Amount If Securities Were Not Deleveraged Intraday	2.50	17.50

*	Assumes no Daily Accrual or Annual Tracking Fee; for illustration purposes only.

Example 6 — Call Measurement Amount*

Call Measurement Period Day	Current Principal Amount	Index Exposure	Notional Cash Amount	Index Factor
0	100.00
1	103.00	82.40	20.60	1.03
2	105.47	63.65	41.82	1.03
3	107.38	43.71	63.67	1.03
4	108.69	22.51	86.18	1.03
5	109.37	0.00	109.37	1.03

*	Assumes no Daily Accrual or Annual Tracking Fee; for illustration purposes only.

Hypothetical Examples

3X Inverse Securities

Example 1 — The level of the Index increases at a rate of 2% per day for one month.

Assumptions:

Annual Tracking Fee:*	1.85%
Stated Principal Amount:	$25.00
Initial Index Level:	80
Redemption Fee Amount:	0.1250%
T-Bill Rate	0.47%

Day End	Index Closing Level	Index Performance Ratio	Index Factor	Current Principal Amount	Annual Tracking Fee	Cash Settlement Amount	Redemption Amount**
A	B	C	D	F	G	I	J
		(Index Closing Level / Index Closing Level on previous Index Business Day) -1	1 + Daily Accrual + (-3 x C)	(previous Current Principal Amount x D - G)	(1.85%/365) x previous Current Principal Amount	(F)	(F - Redemption Fee Amount)
0	80.00			25.00000		25.00000
1	81.60	0.02000	0.94001	23.49906	0.00127	23.49906	23.46969
2	83.23	0.02000	0.94001	22.08823	0.00119	22.08823	22.06062
3	84.90	0.02000	0.94001	20.76211	0.00112	20.76211	20.73615
4	86.59	0.02000	0.94001	19.51560	0.00105	19.51560	19.49120
5	88.33	0.02000	0.94001	18.34393	0.00099	18.34393	18.32100
6	90.09	0.02000	0.94001	17.24260	0.00093	17.24260	17.22105
7	91.89	0.02000	0.94001	16.20740	0.00087	16.20740	16.18714
8	93.73	0.02000	0.94001	15.23434	0.00082	15.23434	15.21530
9	95.61	0.02000	0.94001	14.31971	0.00077	14.31971	14.30181
10	97.52	0.02000	0.94001	13.45999	0.00073	13.45999	13.44316
11	99.47	0.02000	0.94001	12.65188	0.00068	12.65188	12.63607
12	101.46	0.02000	0.94001	11.89229	0.00064	11.89229	11.87743
13	103.49	0.02000	0.94001	11.17831	0.00060	11.17831	11.16434
14	105.56	0.02000	0.94001	10.50719	0.00057	10.50719	10.49406
15	107.67	0.02000	0.94001	9.87636	0.00053	9.87636	9.86402
16	109.82	0.02000	0.94001	9.28341	0.00050	9.28341	9.27181
17	112.02	0.02000	0.94001	8.72606	0.00047	8.72606	8.71515
18	114.26	0.02000	0.94001	8.20216	0.00044	8.20216	8.19191
19	116.54	0.02000	0.94001	7.70973	0.00042	7.70973	7.70009
20	118.88	0.02000	0.94001	7.24685	0.00039	7.24685	7.23779
21	121.25	0.02000	0.94001	6.81177	0.00037	6.81177	6.80325
22	123.68	0.02000	0.94001	6.40281	0.00035	6.40281	6.39480
23	126.15	0.02000	0.94001	6.01840	0.00032	6.01840	6.01087
24	128.67	0.02000	0.94001	5.65707	0.00031	5.65707	5.64999
25	131.25	0.02000	0.94001	5.31743	0.00029	5.31743	5.31078
26	133.87	0.02000	0.94001	4.99818	0.00027	4.99818	4.99194
27	136.55	0.02000	0.94001	4.69810	0.00025	4.69810	4.69223
28	139.28	0.02000	0.94001	4.41604	0.00024	4.41604	4.41052
29	142.07	0.02000	0.94001	4.15091	0.00022	4.15091	4.14572
30	144.91	0.02000	0.94001	3.90170	0.00021	3.90170	3.89682

Cumulative Index Return	81.14%
Return on Securities**	-84.41%

*	The Annual Tracking Fee is calculated on an actual/365 basis. The hypothetical examples above assume no weekends.
**	Assumes that the Securities were redeemed.

Hypothetical Examples

Example 2 — The level of the Index increases at a rate of 1% and decreases at a rate of 1% on alternating days for one month.

Assumptions:

Annual Tracking Fee:*	1.85%
Stated Principal Amount:	$25.00
Initial Index Level:	80
Redemption Fee Amount:	0.1250%
T-Bill Rate	0.47%

Day End	Index Closing Level	Index Performance Ratio	Index Factor	Current Principal Amount	Annual Tracking Fee	Cash Settlement Amount	Redemption Amount**
A	B	C	D	F	G	I	J
		(Index Closing Level / Index Closing Level on previous Index Business Day) -1	1 + Daily Accrual + (-3 x C)	(previous Current Principal Amount x D - G)	(1.85%/365) x previous Current Principal Amount	(F)	(F - Redemption Fee Amount)
0	80.00			25.00000		25.00000
1	80.80	0.01000	0.97001	24.24906	0.00127	24.24906	24.21875
2	79.99	(0.01000)	1.03001	24.97562	0.00123	24.97562	24.94440
3	80.79	0.01000	0.97001	24.22541	0.00127	24.22541	24.19513
4	79.98	(0.01000)	1.03001	24.95126	0.00123	24.95126	24.92007
5	80.78	0.01000	0.97001	24.20178	0.00126	24.20178	24.17153
6	79.98	(0.01000)	1.03001	24.92693	0.00123	24.92693	24.89577
7	80.78	0.01000	0.97001	24.17818	0.00126	24.17818	24.14796
8	79.97	(0.01000)	1.03001	24.90262	0.00123	24.90262	24.87149
9	80.77	0.01000	0.97001	24.15460	0.00126	24.15460	24.12441
10	79.96	(0.01000)	1.03001	24.87833	0.00122	24.87833	24.84723
11	80.76	0.01000	0.97001	24.13105	0.00126	24.13105	24.10088
12	79.95	(0.01000)	1.03001	24.85407	0.00122	24.85407	24.82300
13	80.75	0.01000	0.97001	24.10751	0.00126	24.10751	24.07738
14	79.94	(0.01000)	1.03001	24.82983	0.00122	24.82983	24.79879
15	80.74	0.01000	0.97001	24.08400	0.00126	24.08400	24.05390
16	79.94	(0.01000)	1.03001	24.80561	0.00122	24.80561	24.77461
17	80.74	0.01000	0.97001	24.06051	0.00126	24.06051	24.03044
18	79.93	(0.01000)	1.03001	24.78142	0.00122	24.78142	24.75045
19	80.73	0.01000	0.97001	24.03705	0.00126	24.03705	24.00700
20	79.92	(0.01000)	1.03001	24.75725	0.00122	24.75725	24.72631
21	80.72	0.01000	0.97001	24.01361	0.00125	24.01361	23.98359
22	79.91	(0.01000)	1.03001	24.73311	0.00122	24.73311	24.70219
23	80.71	0.01000	0.97001	23.99019	0.00125	23.99019	23.96020
24	79.90	(0.01000)	1.03001	24.70899	0.00122	24.70899	24.67810
25	80.70	0.01000	0.97001	23.96679	0.00125	23.96679	23.93683
26	79.90	(0.01000)	1.03001	24.68489	0.00121	24.68489	24.65404
27	80.70	0.01000	0.97001	23.94342	0.00125	23.94342	23.91349
28	79.89	(0.01000)	1.03001	24.66082	0.00121	24.66082	24.62999
29	80.69	0.01000	0.97001	23.92006	0.00125	23.92006	23.89016
30	79.88	(0.01000)	1.03001	24.63677	0.00121	24.63677	24.60597

Cumulative Index Return	-0.15%
Return on Securities**	-1.58%

*	The Annual Tracking Fee is calculated on an actual/365 basis. The hypothetical examples above assume no weekends.
**	Assumes that the Securities were redeemed.

Hypothetical Examples

Example 3 — The level of the Index decreases at a rate of 1% per day for one month.

Assumptions:

Annual Tracking Fee:*	1.85%
Stated Principal Amount:	$25.00
Initial Index Level:	80
Redemption Fee Amount:	0.1250%
T-Bill Rate	0.47%

Day End	Index Closing Level	Index Performance Ratio	Index Factor	Current Principal Amount	Annual Tracking Fee	Cash Settlement Amount	Redemption Amount**
A	B	C	D	F	G	I	J
		(Index Closing Level / Index Closing Level on previous Index Business Day) -1	1 + Daily Accrual + (-3 x C)	(previous Current Principal Amount x D - G)	(1.85%/365) x previous Current Principal Amount	(F)	(F - Redemption Fee Amount)
0	80.00			25.00000		25.00000
1	79.20	(0.01000)	1.03001	25.74906	0.00127	25.74906	25.71687
2	78.41	(0.01000)	1.03001	26.52056	0.00131	26.52056	26.48741
3	77.62	(0.01000)	1.03001	27.31518	0.00134	27.31518	27.28104
4	76.85	(0.01000)	1.03001	28.13361	0.00138	28.13361	28.09844
5	76.08	(0.01000)	1.03001	28.97656	0.00143	28.97656	28.94034
6	75.32	(0.01000)	1.03001	29.84477	0.00147	29.84477	29.80746
7	74.57	(0.01000)	1.03001	30.73899	0.00151	30.73899	30.70056
8	73.82	(0.01000)	1.03001	31.66000	0.00156	31.66000	31.62042
9	73.08	(0.01000)	1.03001	32.60861	0.00160	32.60861	32.56785
10	72.35	(0.01000)	1.03001	33.58564	0.00165	33.58564	33.54366
11	71.63	(0.01000)	1.03001	34.59194	0.00170	34.59194	34.54870
12	70.91	(0.01000)	1.03001	35.62840	0.00175	35.62840	35.58386
13	70.20	(0.01000)	1.03001	36.69591	0.00181	36.69591	36.65004
14	69.50	(0.01000)	1.03001	37.79541	0.00186	37.79541	37.74816
15	68.80	(0.01000)	1.03001	38.92785	0.00192	38.92785	38.87919
16	68.12	(0.01000)	1.03001	40.09422	0.00197	40.09422	40.04410
17	67.44	(0.01000)	1.03001	41.29554	0.00203	41.29554	41.24392
18	66.76	(0.01000)	1.03001	42.53285	0.00209	42.53285	42.47968
19	66.09	(0.01000)	1.03001	43.80723	0.00216	43.80723	43.75248
20	65.43	(0.01000)	1.03001	45.11980	0.00222	45.11980	45.06340
21	64.78	(0.01000)	1.03001	46.47170	0.00229	46.47170	46.41361
22	64.13	(0.01000)	1.03001	47.86410	0.00236	47.86410	47.80427
23	63.49	(0.01000)	1.03001	49.29822	0.00243	49.29822	49.23660
24	62.85	(0.01000)	1.03001	50.77532	0.00250	50.77532	50.71185
25	62.23	(0.01000)	1.03001	52.29666	0.00257	52.29666	52.23129
26	61.60	(0.01000)	1.03001	53.86360	0.00265	53.86360	53.79627
27	60.99	(0.01000)	1.03001	55.47748	0.00273	55.47748	55.40813
28	60.38	(0.01000)	1.03001	57.13971	0.00281	57.13971	57.06829
29	59.77	(0.01000)	1.03001	58.85176	0.00290	58.85176	58.77819
30	59.18	(0.01000)	1.03001	60.61509	0.00298	60.61509	60.53933

Cumulative Index Return	-26.03%
Return on Securities**	142.16%

*	The Annual Tracking Fee is calculated on an actual/365 basis. The hypothetical examples above assume no weekends.
**	Assumes that the Securities were redeemed.

Hypothetical Examples

Example 4 — The level of the Index increases at a rate of 5% per day for the first 25 days and then decreases at a rate of 30% per day for the following 5 days.

Assumptions:

Annual Tracking Fee:*	1.85%
Stated Principal Amount:	$25.00
Initial Index Level:	80
Redemption Fee Amount:	0.1250%
T-Bill Rate	0.47%

Day End	Index Closing Level	Index Performance Ratio	Index Factor	Current Principal Amount	Annual Tracking Fee	Cash Settlement Amount	Redemption Amount**
A	B	C	D	F	G	I	J
		(Index Closing Level / Index Closing Level on previous Index Business Day) -1	1 + Daily Accrual + (-3 x C)	(previous Current Principal Amount x D - G)	(1.85%/365) x previous Current Principal Amount	(F)	(F - Redemption Fee Amount)
0	80.00			25.00000		25.00000
1	84.00	0.05000	0.85001	21.24906	0.00127	21.24906	21.22250
2	88.20	0.05000	0.85001	18.06090	0.00108	18.06090	18.03832
3	92.61	0.05000	0.85001	15.35109	0.00092	15.35109	15.33190
4	97.24	0.05000	0.85001	13.04785	0.00078	13.04785	13.03154
5	102.10	0.05000	0.85001	11.09018	0.00066	11.09018	11.07632
6	107.21	0.05000	0.85001	9.42623	0.00056	9.42623	9.41445
7	112.57	0.05000	0.85001	8.01194	0.00048	8.01194	8.00193
8	118.20	0.05000	0.85001	6.80985	0.00041	6.80985	6.80134
9	124.11	0.05000	0.85001	5.78812	0.00035	5.78812	5.78088
10	130.31	0.05000	0.85001	4.91968	0.00029	4.91968	4.91353
11	136.83	0.05000	0.85001	4.18154	0.00025	4.18154	4.17632
12	143.67	0.05000	0.85001	3.55416	0.00021	3.55416	3.54971
13	150.85	0.05000	0.85001	3.02090	0.00018	3.02090	3.01712
14	158.39	0.05000	0.85001	2.56765	0.00015	2.56765	2.56444
15	166.31	0.05000	0.85001	2.18241	0.00013	2.18241	2.17968
16	174.63	0.05000	0.85001	1.85496	0.00011	1.85496	1.85264
17	183.36	0.05000	0.85001	1.57665	0.00009	1.57665	1.57468
18	192.53	0.05000	0.85001	1.34009	0.00008	1.34009	1.33842
19	202.16	0.05000	0.85001	1.13903	0.00007	1.13903	1.13760
20	212.26	0.05000	0.85001	0.96813	0.00006	0.96813	0.96692
21	222.88	0.05000	0.85001	0.82287	0.00005	0.82287	0.82185
22	234.02	0.05000	0.85001	0.69941	0.00004	0.69941	0.69854
23	245.72	0.05000	0.85001	0.59447	0.00004	0.59447	0.59373
24	258.01	0.05000	0.85001	0.50528	0.00003	0.50528	0.50465
25	270.91	0.05000	0.85001	0.42947	0.00003	0.42947	0.42893
26	189.64	(0.30000)	1.90001	0.81598	0.00002	0.81598	0.81496
27	132.75	(0.30000)	1.90001	1.55032	0.00004	1.55032	1.54839
28	92.92	(0.30000)	1.90001	2.94556	0.00008	2.94556	2.94188
29	65.05	(0.30000)	1.90001	5.59645	0.00015	5.59645	5.58945
30	45.53	(0.30000)	1.90001	10.63304	0.00028	10.63304	10.61975

Cumulative Index Return	-43.09%
Return on Securities**	-57.52%

*	The Annual Tracking Fee is calculated on an actual/365 basis. The hypothetical examples above assume no weekends.
**	Assumes that the Securities were redeemed.

Hypothetical Examples

Example 5 — Deleveraging Event*

Previous Current Principal Amount	25.00	25.00
Previous Index Closing Level	100.00	100.00
Index Rebalancing Level	125.00	125.00
Index Closing Level on date of Deleveraging Event	130.00	110.00
Leverage Amount	-3.00	-3.00
Ending Current Principal Amount on date of Deleveraging Event	6.00	7.00
Hypothetical Ending Current Principal Amount If Securities Were Not Deleveraged Intraday	2.50	17.50

*	Assumes no Daily Accrual or Annual Tracking Fee; for illustration purposes only

Example 6 — Call Measurement Amount*

Call Measurement Period Day	Current Principal Amount	Index Exposure	Notional Cash Amount	Index Factor
0	100.00
1	103.00	82.40	20.60	1.03
2	105.47	63.65	41.82	1.03
3	107.38	43.71	63.67	1.03
4	108.69	22.51	86.18	1.03
5	109.37	0.00	109.37	1.03

*	Assumes no Daily Accrual or Annual Tracking Fee; for illustration purposes only

We cannot predict the actual Index Closing Level on any Index Business Day or the market value of your Securities, nor can we predict the relationship between the Index Closing Level and the market value of your Securities at any time prior to the Maturity Date. The actual amount that a holder of the Securities will receive at maturity or acceleration, or upon early redemption, as the case may be, and the rate of return on the Securities will depend on whether the leveraged return of the Index (or leveraged inverse return of the Index, with respect to the 3X Inverse Securities) will be sufficient to offset the combined negative effects of the Annual Tracking Fee over the relevant period, Redemption Fee Amount and creation fee, if applicable. Moreover, the assumptions on which the hypothetical returns are based are purely for illustrative purposes. Consequently, the amount, in cash, to be paid in respect of your series of Securities, if any, on the Maturity Date, Stop Loss Redemption Date or the relevant Redemption Date, as applicable, may be very different from the amounts reflected in the tables above.

The hypothetical examples above are provided for purposes of information only. The hypothetical examples are not indicative of the future performance of the Index, as measured by the Index Closing Level, on any Index Business Day, the level of the Index, or what the value of your Securities may be. Fluctuations in the hypothetical examples may be greater or less than fluctuations experienced by the holders of the Securities. The performance data shown above are for illustrative purposes only and do not represent the actual future performance of the Securities.

Risk Factors

Your investment in the Securities will involve significant risks. The Securities are not secured debt and are riskier than ordinary unsecured debt securities. Unlike ordinary debt securities, the Securities do not pay interest during their term and the return on the Securities is linked to the leveraged performance of the Index (or, in the case of the 3X Inverse Securities, the leveraged inverse performance of the Index).

The 3X Long Securities will benefit from three times any positive, but will decline based on three times any negative daily performance of the Index and the 3X Inverse Securities will benefit from three times any negative, but will decline based on three times any positive daily performance of the Index. The performance of the Index, and, as a result, the return on both series of the Securities is dependent upon the prices of West Texas Intermediate crude oil futures contracts.

The Securities are intended to be daily trading tools for sophisticated investors to manage daily trading risks as part of an overall diversified portfolio. They are designed to achieve their stated investment objectives on a daily basis, but their performance over longer periods of time can differ significantly from their stated daily objectives. The Securities are riskier than securities that have intermediate or long-term investment objectives, and may not be suitable for investors who plan to hold them for a period other than one day or who have a “buy and hold” strategy. Accordingly, the Securities should be purchased only by knowledgeable investors who understand the potential consequences of investing in the Index and of seeking daily compounding leveraged long or leveraged inverse investment results, as applicable. Investors should actively and continuously monitor their investments in the Securities, even intra-day.

It is possible that you will suffer significant losses in the Securities even if the long-term performance of the Index is positive, in the case of the 3X Long Securities, or negative, in the case of the 3X Inverse Securities.

As described in more detail below, the trading price of the Securities may vary considerably before the Maturity Date, due to, among other things, fluctuations in the energy market, factors specific to WTI crude oil futures contracts or other events that are difficult to predict and beyond our control. Investing in the Securities is not equivalent to investing directly in the Index Contracts or the Index itself. This section describes the most significant risks relating to an investment in the Securities. We urge you to read the following information about these risks as well as the risks described under “Considerations Relating to Indexed Securities” in the accompanying prospectus, together with the other information in this prospectus supplement and the accompanying prospectus, before investing in the Securities.

You may lose all or a substantial portion of your investment in the Securities. The Securities do not guarantee any minimum payment at maturity or call, or upon acceleration or early redemption, nor do they pay interest or any coupon amount.

The Securities do not guarantee a minimum payment or payment of the Stated Principal Amount at maturity or call, or upon acceleration or early redemption and you may receive less, and possibly significantly less, than the amount you originally invested. The cash payment (if any) that you receive on your Securities at maturity or call or upon acceleration or early redemption will be based primarily on the leveraged performance of the Index (or on the leveraged inverse performance of the Index, for holders of 3X Inverse Securities), and will be reduced by the Annual Tracking Fee and, if applicable, the Redemption Fee Amount and creation fee. The terms of the Securities differ from those of ordinary debt securities in that the Securities neither pay interest nor any coupon amount. As a result, you may lose all or a substantial portion of your investment in the 3X Long Securities if the level of the Index decreases or does not increase by an amount sufficient to offset those fees, and you may lose all or a substantial portion of your investment in the 3X Inverse Securities if the level of the Index increases or does not

Risk Factors

decrease by an amount sufficient to offset those fees. Furthermore, even if the level of the Index increases (in the case of the 3X Long Securities) or decreases (in the case of the 3X Inverse Securities), your return on the Securities may not be enough to compensate you for any loss in value due to inflation and other factors relating to the value of money over time.

The Securities are not suitable for all investors. In particular, the Securities should be purchased only by sophisticated investors who do not intend to hold the Securities as a buy and hold investment, who are willing to actively and continuously monitor their investment and who understand the consequences of investing in and of seeking daily resetting leveraged or inverse leveraged investment results.

The Securities require an understanding of futures contracts, and path dependence of investment results and are intended for sophisticated investors to use as part of an overall diversified portfolio. The Securities are risky and may not be suitable for investors who plan to hold them for longer periods of time. Each series of Securities is designed to achieve its stated investment objective on a daily basis, but the performance of the Securities over different periods of time can differ significantly from their stated daily objectives because the relationship between the level of the Index and the Current Principal Amount of the Securities will begin to break down as the length of an investor’s holding period increases. The Securities are not long-term substitutes for long (in the case of the 3X Long Securities) or inverse (in the case of the 3X Inverse Securities) positions in the futures contracts underlying the Index. Accordingly, there is a significant possibility that the returns on the Securities will not correlate with returns on the Index over periods longer than one day.

Investors should carefully consider whether the Securities are appropriate for their investment portfolio. The Securities entail leverage risk and should be purchased only by investors who understand leverage risk, including the risks inherent in maintaining a constant three times leverage or inverse leverage on a daily basis, and the consequences of seeking daily leveraged or inverse leveraged investment results generally. Investing in the Securities is not equivalent to a direct investment in the Index because the Securities rebalance their theoretical exposure to the Index on a daily basis, which means exposure to the Index increases in response to that day’s gains (or losses, in the case of the 3X Inverse Securities) and decreases in response to that day’s losses (or gains, in the case of the 3X Inverse Securities). Daily rebalancing will impair the performance of the Securities if the Index experiences volatility from day to day and such performance is dependent on the path of daily returns during an investor’s holding period. If the Securities experience a high amount of realized volatility, there is a significant chance of a complete loss of your investment even if the performance of the Index is flat. In addition, the Securities are meant to provide leveraged long or leveraged inverse exposure, as applicable, to changes in the daily closing level of the Index, which means their performance over months or years can differ significantly from the performance of the Index over the same period of time. It is possible that you will suffer significant losses in the 3X Long Securities even if the long-term performance of the Index is positive, and it is possible that you will suffer significant losses in the 3X Inverse Securities even if the long-term performance of the Index is negative.

The Current Principal Amount is also subject to the Annual Tracking Fee, which can adversely affect returns. The amount you receive at maturity, call or acceleration, or upon an earlier redemption, will be contingent upon the compounded leveraged daily performance of the Index during the term of the Securities. There is no guarantee that you will receive at maturity, call or acceleration, or upon an earlier redemption, your initial investment or any return on that investment. Significant adverse daily performances for your Securities may not be offset by any beneficial daily performances of the same magnitude.

Risk Factors

Due to the effect of compounding, if the Current Principal Amount increases, any subsequent decrease (or increase, in the case of the 3X Inverse Securities) of the Index level will result in a larger dollar reduction from the Current Principal Amount than if the Current Principal Amount remained constant.

If the Current Principal Amount increases, the dollar amount which you can lose in any single Index Business Day from a decrease (or increase, in the case of the 3X Inverse Securities) of the Index level will increase correspondingly. This is because the Index Factor will be applied to a larger Current Principal Amount. As such, the dollar which you can lose from any decrease (or increase, in the case of the 3X Inverse Securities) will be greater than if the Current Principal Amount were maintained at a constant level. This means that if the Current Principal Amount increases, you could lose more than 3% of your initial investment for each 1% daily decrease (or increase, in the case of the 3X Inverse Securities) of the Index level.

Due to the effect of compounding, if the Current Principal Amount decreases, any subsequent increase (or decrease, in the case of the 3X Inverse Securities) of the Index level will result in a smaller dollar increase on the Current Principal Amount than if the Current Principal Amount remained constant.

If the Current Principal Amount decreases, the dollar amount which you can gain in any single Index Business Day from an increase (or decrease, in the case of the 3X Inverse Securities) of the Index level will decrease correspondingly. This is because the Index Factor will be applied to a smaller Current Principal Amount. As such, the dollar amount which you can gain from any increase (or decrease, in the case of the 3X Inverse Securities) of the Index level will be less than if the Current Principal Amount were maintained at a constant level. This means that if the Current Principal Amount decreases, it will take larger daily increases (or decreases, in the case of the 3X Inverse Securities) of the Index level to restore the value of your investment back to the amount of your initial investment than would have been the case if the Current Principal Amount were maintained at a constant level. Further, if you invest in the Securities, you could gain less than 3% of your initial investment for each 1% daily increase (or decrease, in the case of the 3X Inverse Securities) of the Index level.

The Current Principal Amount is reset daily, and the leverage of the Securities during any given Index Business Day may be greater than or less than 3.0 (or -3.0, in the case of the 3X Inverse Securities).

The Current Principal Amount is reset daily. Resetting the Current Principal Amount has the effect of resetting the then-current leverage to approximately 3.0 (or -3.0, in the case of the 3X Inverse Securities). During any given Index Business Day, the leverage of the Securities will depend on intra-day changes in the level of the Index and may be greater or less than 3.0 (or -3.0, in the case of the 3X Inverse Securities). If the level of the Index on any Index Business Day has increased from the Index Closing Level on the preceding Index Business Day, the leverage of the Securities will be less than 3.0, e.g., 2.0, 1.0, 0.5 (or less than -3.0, in the case of the 3X Inverse Securities, e.g. -3.3, -4.0, -6.0); conversely, if the level of the Index on any Index Business Day has decreased from the Index Closing Level on the preceding Index Business Day, the leverage of the Securities will be greater than 3.0, e.g., 3.3, 4.0, 6.0 (or greater than -3.0, in the case of the 3X Inverse Securities, e.g., -2.0, -1.0, -0.5). Thus, the leverage of your Securities at the time that you purchase them may be greater or less than the target leverage of 3.0 (or -3.0, in the case of the 3X Inverse Securities), depending on the performance of the Index since the immediately preceding Index Business Day.

Risk Factors

The rolling of futures contracts included in the Index, may result in a reduced amount payable at maturity or upon early redemption, call or acceleration of the Securities.

The Securities are composed of futures contracts on the Index. Unlike equities, which typically entitle the holder to a continuing stake in a corporation, futures contracts specify a certain date for delivery of the underlying asset or for settlement in cash based on the level of the underlying asset. As the futures contracts that comprise the Index approach expiration, they are replaced by similar contracts that have a later expiration. Thus, for example, a futures contract purchased and held in August may specify a September expiration. As time passes, the contract expiring in September may be replaced by a contract expiring in November. This process is referred to as “rolling.” The need to liquidate positions in expiring futures and establish positions in the next expiration month creates the potential for positive or negative returns that are separate from outright movements in futures contracts. As a result, the return on a position in WTI crude oil futures may vary significantly from the percentage changes of the Index itself. If the market for these contracts is (putting aside other considerations) in “backwardation,” which means that the prices are lower in the distant delivery months than in the nearer delivery months, the sale of the September contract would take place at a price that is higher than the purchase price of the November contract, thereby creating the potential for positive “roll yield.” The WTI crude oil futures contracts included in the Index have not historically exhibited consistent periods of backwardation, and backwardation will most likely not exist at many, if not most, times. Moreover, the WTI crude oil futures contracts included in the Index have historically traded in “contango” markets. Contango markets are those in which the prices of contracts are higher in the distant delivery months than in the nearer delivery months. WTI crude oil futures contracts have, on average, exhibited very high contango in the past, resulting in a significant cost to “roll” the futures.

The existence of contango in the future markets could result in negative “roll yields,” also referred to as “roll costs,” which could adversely affect the value of the 3X Long Securities but could increase the value of the 3X Inverse Securities. Conversely, the existence of backwardation in the future markets could result in positive “roll yields,” which could favorably affect the value of the 3X Long Securities but could decrease the value of the 3X Inverse Securities.

The Securities are subject to long holding period risk.

The Securities are only suitable for a very short investment horizon. The relationship between the level of the Index and the Current Principal Amount and intraday indicative value of the Securities will begin to break down as the length of an investor’s holding period increases. The securities are not long-term substitutes for long or short positions in the futures contracts included in the Index. Further, over a longer holding period, the Index is more likely to experience a dramatic price movement that may result in the intraday indicative value of the Securities becoming equal to or less than 30.0 % of the prior day’s Current Principal Amount. Upon such an event, the Securities deleverage if such Stop Loss Termination Event occurs between 9:30 a.m. and 2:00 p.m., New York City time and, at the option of UBS, may be accelerated and you will likely lose all or a substantial portion of your investment. If you hold the Securities as a long-term investment, you may lose all or a substantial portion of your investment.

Credit of UBS.

The Securities are senior unsecured debt obligations of the issuer, UBS, and are not, either directly or indirectly, an obligation of or guaranteed by any third party. Any payment to be made on the Securities, including any payment at maturity or call, or upon early redemption or acceleration, depends on the ability of UBS to satisfy its obligations as they come due. As a result, the actual and perceived creditworthiness of UBS will affect the market value, if any, of the Securities prior to maturity or call, or upon early redemption or acceleration. In addition, in the event UBS were to default on its obligations, you may not receive any amounts owed to you under the terms of the Securities.

Risk Factors

Changes in our credit ratings may affect the market value of the Securities.

Our credit ratings are an assessment of our ability to pay our obligations, including those on the Securities. Consequently, actual or anticipated changes in our credit ratings may affect the market value of the Securities. However, because the return on the Securities is dependent upon certain factors in addition to our ability to pay our obligations on the Securities, an improvement in our credit ratings will not reduce the other investment risks related to the Securities. Therefore, an improvement in our credit ratings may or may not have a positive effect on the market value of the Securities, and, in addition, a deterioration in our credit ratings may have a negative effect on the market value of the Securities.

Differences between the Securities and Bank Deposits

An investment in the Securities may give rise to higher yields than a bank deposit placed with UBS or with any other investment firm in the UBS Group (a “UBS Bank Deposit”). However, an investment in the Securities carries risks which are very different from the risk profile of a UBS Bank Deposit. The Securities are expected to have greater liquidity than a UBS Bank Deposit since UBS Bank Deposits are generally not transferable. However, the Securities may have no established trading market when issued, and one may never develop. Investments in the Securities do not benefit from the protection provided pursuant to Directive 2014/49/EU of the European Parliament and of the Council of the European Union on deposit guarantee schemes or any national implementing measure implementing this Directive in any jurisdiction. Therefore, if we become insolvent or default on our obligations, investors investing in such Securities in a worst case scenario could lose their entire investment. Further, if UBS experiences financial difficulties, the Swiss Financial Market Supervisory Authority has the power to open resolution or liquidation proceedings or impose protective measures in relation to UBS Group AG, UBS AG or UBS Switzerland AG, and holders of the Securities may be subject to write-down or conversion into equity on any application of the general bail-in tool and non-viability loss absorption, which may result in such holders losing some or all of their investment.

The Securities may be accelerated and redeemed, resulting in a loss of all or a substantial portion of your investment.

As described in more detail under “Specific Terms of the Securities — UBS Optional Acceleration upon Occurrence of a Stop Loss Termination Event” beginning on page S-76, if, at any time, the intraday indicative value of any series of Securities on any Index Business Day, calculated as described in “Valuation of the Index and the Securities — Intraday Security Values,” is equal to or less than 30.0% of the Current Principal Amount of such Securities at the end of the prior Index Business Day, in addition to any possible deleveraging which might occur if the Stop Loss Termination Event occurs between 9:00 a.m. and 2:00 p.m., New York City time on any Index Business Day, all issued and outstanding Securities of such series may be accelerated and redeemed by UBS, at its option, for a cash payment equal to the Stop Loss Redemption Amount and you will likely lose all or a substantial portion of your investment in the applicable series of Securities.

Upon the occurrence of a Stop Loss Termination Event with respect to any series of Securities, UBS will issue a press release before 9:00 a.m. on the Index Business Day following the Stop Loss Termination Date announcing whether or not it has elected to exercise its Acceleration Option for such series of Securities. If UBS elects to exercise such Acceleration Option, the holders of such series of Securities will receive the Stop Loss Redemption Amount as described herein, which payment may be equal to zero. If UBS exercised the Acceleration Option with respect to a series of Securities, Holders of Securities of such series will not benefit from any future exposure to the Index after the Stop Loss Valuation Date. UBS is under no obligation to exercise its Acceleration Option and the Securities may remain outstanding following a Stop Loss Termination Event if UBS does not elect to exercise the Acceleration Option.

Risk Factors

If UBS elects to exercise its Acceleration Option for such series of Securities, you will receive on the Stop Loss Redemption Date only the Stop Loss Redemption Amount in respect of your investment in Securities of such series. If the Stop Loss Redemption Amount so calculated is equal to or less than zero, the payment upon acceleration will be zero. If the level of the Index decreases or does not increase sufficiently in the case of the 3X Long Securities or if it increases or does not decrease sufficiently in the case of the 3X Inverse Securities (in each case in addition to the Daily Accrual) to offset the sum of the Annual Tracking Fee at the time UBS exercises its Acceleration Option, you will receive less than the initial investment amount of your Securities. If UBS exercises its Acceleration Option with respect to a series of Securities, you will most likely loss all or some of your investment in the Securities of such series.

If UBS exercises the Acceleration Option, the “Stop Loss Redemption Date” will be the fifth Business Day following the Stop Loss Termination Date; provided that if the calculation of the Stop Loss Redemption Amount is postponed as a result of a Market Disruption Event, the Stop Loss Redemption Date will be the fifth Business Day after the Stop Loss Redemption Amount is calculated.

Upon the occurrence of a Deleveraging Event, aside from UBS’s Acceleration Option, the Securities will be deleveraged, with the aim of resetting the then-current leverage to approximately 1.0 for the rest of the trading day.

A Deleveraging Event will have the effect of deleveraging your Securities with the aim of resetting the then-current leverage to approximately 1.0 for the rest of the trading day. Because the Deleveraging Event will have the effect of deleveraging your Securities, following a Deleveraging Event a constant percentage increase (or decrease in the case of the 3X Inverse Securities) in the Index Closing Level on such day will have less of a positive effect on your Securities relative to if the Securities would have the 3.0 leverage exposure at such time.

Upon UBS’s exercise of the Acceleration Option, the market value of the Securities, and your ability to sell or redeem the Securities, may be adversely affected.

The Stop Loss Redemption Amount you receive will likely be significantly less than your investment in the series of Securities and may be equal to zero. An acceleration at UBS’s option upon the occurrence of a Stop Loss Termination Event may adversely impact your ability to sell your Securities and/or the price at which you may be able to sell your Securities. In addition, if you do not elect to redeem your Securities on or before the Index Business Day prior to the Stop Loss Termination Date, you will not be able to do so and will instead receive the Stop Loss Redemption Amount, calculated as described in “Specific Terms of the Securities — UBS Optional Acceleration upon Occurrence of a Stop Loss Termination Event” beginning on page S-76.

There are restrictions on the minimum number of Securities you may redeem and on the procedures and timing for early redemption.

You must redeem at least 50,000 Securities of a series at one time in order to exercise your right to redeem your Securities of such series on any Redemption Date, unless we elect to reduce or waive the minimum redemption amount in our sole discretion, on a case-by-case basis, or your broker or other financial intermediary bundles your Securities of such series for redemption with those of other investors to reach this minimum requirement. You should not assume you will be entitled to the benefit of any such waiver. You may only redeem your Securities of any series on a Redemption Date if we receive a notice of redemption from your broker by no later than 4:00 p.m. (New York City time) and a confirmation of redemption by no later than 5:00 p.m. (New York City time) on the Business Day prior to the applicable Redemption Valuation Date. If we do not receive your notice of redemption by 4:00 p.m. (New York City

Risk Factors

time), or the confirmation of redemption by 5:00 p.m. (New York City time) on the Business Day prior to the applicable Redemption Valuation Date, your notice will not be effective and we will not redeem your Securities of such series on the applicable Redemption Date. Your notice of redemption will not be effective until we confirm receipt. In addition, we may request a medallion signature guarantee or such assurances of delivery as we may deem necessary in our sole discretion. See “Specific Terms of the Securities — Early Redemption at the Option of the Holders” and “—Redemption Procedures” beginning on pages S-73 and S-74, respectively, for more information. We also reserve the right from time to time to accelerate, in our sole discretion on a case-by-case basis, the Redemption Valuation Date to the date on which the notice of redemption is received by UBS rather than the following Index Business Day. You should not assume you will be entitled to the benefit of any such acceleration.

You will not know the Redemption Amount at the time you elect to request that we redeem your Securities.

You will not know the Redemption Amount you will receive at the time you elect to request that we redeem your Securities of a series. Your notice to us to redeem your Securities of such series is irrevocable and must be received by us no later than 4:00 p.m., New York City time, on the Business Day immediately preceding the applicable Redemption Valuation Date and a completed and signed confirmation of such redemption must be received by us no later than 5:00 p.m., New York City time, on the same date. The Redemption Valuation Date is the Index Business Day following the date on which such notice and confirmation are received by us, except that we reserve the right from time to time to accelerate, in our sole discretion on a case-by-case basis, the Redemption Valuation Date to the date on which the notice of redemption is received by UBS rather than the following Index Business Day. You should not assume you will be entitled to the benefit of any such acceleration. You will not know the Redemption Amount until after the Redemption Valuation Date, and we will pay you the Redemption Amount, if any, on the Redemption Date, which is the third Business Day following the Redemption Valuation Date. As a result, you will be exposed to market risk in the event the market fluctuates after we confirm the validity of your notice of election to exercise your rights to have us redeem your Securities of a series, and prior to the relevant Redemption Date.

Owning the Securities is not the same as owning the futures contracts underlying the Index or a security directly linked to the performance of the Index.

The return on your series of Securities will not reflect the return you would have realized if you had actually owned interests in the futures contracts underlying the Index or a security directly linked to the three times leveraged performance (or inverse performance) of the Index, measured using any method other than closing levels, and held such investment for a similar period. Any return on your Securities includes the negative effect of the Annual Tracking Fee and any Redemption Fee Amount or creation fee, which are costs the futures contracts underlying the Index do not have. Furthermore, if the Index Closing Level increases during the term of the Securities, the market value of the 3X Long Securities may not increase by three times the same amount or may even decline, and the market value of the 3X Inverse Securities may decrease by more than three times the same amount, due to the amount of the Annual Tracking Fee, any lack of liquidity, the actual or perceived credit of UBS, the effects of path dependency and other potential factors. The Cash Settlement Amount, Stop Loss Redemption Amount, Call Settlement Amount or Redemption Amount, if any, will be paid in U.S. dollars, and you will have no right to receive delivery of any interests in the WTI crude oil futures contracts. The IRS could possibly assert, however, that you should be treated as owning such WTI crude oil futures contracts for U.S. federal income tax purposes. See “Material U.S. Federal Income Tax Consequences — Alternative Treatments.”

Risk Factors

The market value of the Securities may be influenced by many unpredictable factors.

The market value of your Securities may fluctuate between the date you purchase them and the Final Valuation Date when the Security Calculation Agent will determine your payment at maturity (or the relevant valuation date or period if the Securities are subject to a call, acceleration or early redemption). Therefore, you may sustain a significant loss if you sell the Securities in the secondary market. Several factors, many of which are beyond our control, will influence the market value of the Securities. We expect that, generally, the level of the Index will affect the market value of the Securities more than any other factor. Other factors that may influence the market value of the Securities include:

➢	the volatility of the Index (i.e., the frequency and magnitude of changes in the Index Closing Level) and of options or other financial instruments relating to the Index;

➢

the market prices of the WTI crude oil futures contracts, which may be affected by, among other things, regulatory and tax developments, economic, financial, political, judicial military or other events (including domestic or global health concerns, including the outbreak of contagious or pandemic diseases, such as the recent coronavirus) that affect commodities markets generally, the Index, the energy sector, oil prices or WTI crude oil futures contracts;

➢	the volatility of any options or futures contracts relating to the Index or the WTI crude oil futures contracts;

➢	the liquidity of any options or futures contracts relating to the Index or the WTI crude oil futures contracts;

➢	the shape of the WTI futures contracts yield curve which affects roll costs and roll yields;

➢	changes to WTI crude oil futures contracts over time;

➢

global supply and demand for WTI crude oil, which is influenced by such factors as forward selling by WTI crude oil producers, purchases made by WTI crude oil producers, WTI crude oil hedge positions, central bank purchases and sales of WTI crude oil, and production and cost levels in major oil producing countries;

➢	interest and yield rates and rate spreads in the markets;

➢	the time remaining to the maturity of the Securities;

➢

supply and demand for the Securities, including to the extent affected by inventory positions with UBS or any market maker or additional issuances of the Securities and any suspensions or limits on such activity;

➢	interest rates;

➢

economic, financial, political, regulatory, geographical, agricultural, judicial or other events that affect the level of the Index or the market prices of the WTI crude oil futures contracts, the Index, or that affect market prices or volatility generally; and

➢	the actual and perceived creditworthiness of UBS.

These factors interrelate in complex ways, and the effect of one factor on the market value of your Securities may offset or enhance the effect of another factor in an unpredictable manner.

The liquidity of the market for the Securities may vary materially over time, and may be limited if you do not hold at least 50,000 Securities of a series.

As stated on the cover of this prospectus supplement, we sold a portion of the Securities on the Initial Trade Date, and the remainder of the Securities may be offered and sold from time to time through UBS Securities LLC, our affiliate, as agent, to investors and dealers acting as principals and we may issue and

Risk Factors

sell additional Securities from time to time. Also, the number of Securities outstanding or held by persons other than our affiliates could be reduced at any time due to early redemptions of the Securities of a series. We may suspend, slow or cease sales of the Securities at any time, at our discretion. Accordingly, the liquidity of the market for the Securities of a series could vary materially over the term of the Securities of such series. While you may elect to redeem your Securities prior to maturity, early redemption is subject to the conditions and procedures described elsewhere in this prospectus supplement, including the condition that you must redeem at least 50,000 Securities of a series at one time in order to exercise your right to redeem your Securities of such series on any Redemption Date.

We may issue and sell additional Securities of any series at any time but we are under no obligation to do so, and we may limit or restrict such sales, and we may stop and subsequently resume selling additional Securities of any series at any time. Any of these actions could materially and adversely affect the trading price and liquidity of the Securities of such series in the secondary market.

In our sole discretion, we may decide to issue and sell additional Securities of a series from time to time at a price that is higher or lower than the Stated Principal Amount. The price of the Securities of a series in any subsequent sale may differ substantially (higher or lower) from the price paid in connection with any other issuance of such Securities. Sales of the series of Securities will be made at market prices prevailing at the time of sale, at prices related to market prices or at negotiated prices. Additionally, any Securities of a series held by us or an affiliate in inventory may be resold at prevailing market prices or lent to market participants who may have made short sales of the Securities of such series. However, we are under no obligation to issue or sell additional Securities of a series at any time, and if we do sell additional Securities of a series, we may limit or restrict such sales, and we may stop and subsequently resume selling additional Securities of such series at any time. Any of these actions could materially and adversely affect the trading price and liquidity of such series of Securities in the secondary market. Furthermore, unless we indicate otherwise, if we suspend selling additional Securities of a series, we reserve the right to resume selling additional Securities of such series at any time, which might result in the reduction or elimination of any premium in the trading price.

The Securities may trade at a substantial premium to or discount from the intraday indicative value which could, in certain circumstances, result in a loss of all or a substantial portion of your investment in the Securities.

The market value of the Securities is influenced by many unpredictable factors, some of which may cause the price at which the Securities can be sold in the secondary market to vary substantially from the intraday indicative value that is calculated and disseminated throughout trading hours. For example, if UBS were to slow or suspend sales of a series of Securities for any reason, the liquidity of the market for such series of Securities could be affected, potentially leading to insufficient supply, causing the market price of such Securities to increase. Such an increase could represent a premium over the intraday indicative value of the Securities of such series. Before trading in the secondary market, you should compare the intraday indicative value of the Securities with the then-prevailing trading price of the Securities. Furthermore, unless UBS indicates otherwise, if UBS were to suspend selling additional Securities of a series, it would reserve the right to resume selling additional Securities of such series at any time, which might result in the reduction or elimination of any premium in the market price over the intraday indicative value. If you buy any series of Securities at a premium and then sell such series of Securities at no premium, or at a discount, you may lose some or all of your investment even if the Index has appreciated over the relevant period, in the case of the 3X Long Securities, or declined over the relevant period, in the case of the 3X Inverse Securities.

Risk Factors

Conversely, suspension of additional issuances of the Securities of a series can also result in a significant reduction in the number of outstanding Securities of such series if investors subsequently exercise their early redemption right. If the total number of outstanding Securities of a series has fallen to a level that is close to or below the minimum redemption amount, you may not be able to purchase enough Securities of such series to meet the minimum size requirement in order to exercise your early redemption right. The unavailability of the redemption right could result in a series of Securities trading in the secondary market at discounted prices below the intraday indicative value. Having to sell your series of Securities at a discounted market price below the intraday indicative value of the Securities of such series could lead to significant losses or the loss of your entire investment. Prior to making an investment in the Securities or any secondary market sales or purchases of any series of Securities, you should take into account whether or not the market price is tracking the intraday indicative value of the Securities. However, even if the market price of the Securities is tracking the intraday indicative value of the Securities at the time you make your investment, there is no guarantee that it will continue to do so in the future.

You will not receive interest payments on the Securities or have any rights in respect of any physical commodities or any of the Index Contracts.

You will not receive any periodic interest payments on the Securities. However, because it is possible that the Securities may be classified as contingent payment debt instruments rather than a pre-paid forward contract, you may be required to accrue interest income over the term of your Securities. See “Material U.S. Federal Income Tax Consequences — Alternative Treatments.”

As an owner of the Securities, you will not have rights that holders of WTI crude oil or investors in the Index Contracts may have. Your Securities will be paid in cash, and you will have no right to receive delivery of WTI crude oil or payment of amounts in respect of the Index Contracts.

The Index Administrator may, in its sole discretion, discontinue the public disclosure of the intraday indicative value of the Index and the end-of-day closing value of the Index, which could result in the Securities being delisted from NYSE Arca.

Each series of Securities is listed on NYSE Arca. The Index Administrator is not under any obligation to continue to calculate the intraday indicative value of the Index and end-of-day official closing value of the Index or required to calculate similar values for any successor index. If the Index Administrator discontinues such public disclosure, we may not be able to provide the intraday indicative values related to the Index required to maintain any listing of the Securities on the NYSE Arca. If a series of Securities becomes delisted, the liquidity of the market for the Securities of such series may be materially and adversely affected and you may sustain significant losses if you sell your Securities in the secondary market. We are not required to maintain any listing of the Securities of any series on NYSE Arca or any other exchange.

The Index Administrator may adjust the Index in a way that affects the Index Closing Level, and the Index Administrator has no obligation to consider your interests as a holder of the Securities.

The Index Administrator is responsible for calculating and publishing the Index, and can add, delete or substitute the Index Contracts or make other methodological changes that could change the Index Closing Level. You should realize that the changing of the futures contracts included in the Index may affect the Index, as a newly added futures contract may perform significantly better or worse than futures contracts it replaces. Additionally, the Index Administrator may alter, discontinue or suspend calculation or dissemination of the Index. Any of these actions could adversely affect the value of the Securities. The Index Administrator has no obligation to consider your interests as a holder of the Securities in calculating or revising the Index. See “The Index.”

Risk Factors

If the Intraday Indicative Value for any series of Securities is equal to or less than zero at any time or the Current Principal Amount is equal to zero on any Index Business Day for such series of Securities, you will lose all of your investment in such series of Securities.

If the intraday indicative value for any series of Securities is equal to or less than zero at any time or the Current Principal Amount is equal to zero on any Index Business Day for such series of Securities, the Current Principal Amount for such series of Securities on that day, and all future days, will be zero and you will lose all of your investment in the Securities of such series.

The Securities are part of a series of debt securities entitled “Medium-Term Notes, Series B” and do not benefit from the co-obligation of UBS Switzerland AG.

UBS AG Exchange Traded Access Securities (ETRACS) issued prior June 12, 2015 are part of a series of UBS AG debt securities entitled “Medium-Term Notes, Series A”. UBS Switzerland AG is a co-obligor of such debt securities. However, the Securities are part of a separate series of UBS AG debt securities entitled “Medium-Term Notes, Series B”, and were issued after June 12, 2015. As a result, UBS Switzerland AG is not a co-obligor of the Securities and has no liability with respect to the Securities. If UBS AG fails to perform and observe every covenant of the indenture to be performed or observed by UBS AG with respect to the Securities, holders of the Securities will have recourse only against UBS AG, and not against UBS Switzerland AG.

Changes that affect the composition, methodology, policies and calculation of the Index will affect the amount payable on and the market value of the Securities.

The amount payable on the Securities and their market value could be affected if the Index Administrator, in its sole discretion, discontinues or suspends calculation of the Index in which case it may become difficult to determine the market value of the Securities. If events such as these occur, or if the level of the Index is not available because of a Market Disruption Event or for any other reason, the Security Calculation Agent will make a good faith estimate in its sole discretion of the level of the Index that would have prevailed in the absence of the Market Disruption Event. If the Security Calculation Agent determines that the publication of the Index is discontinued and that there is no successor index on the date when the level of the Index is required to be determined, the Security Calculation Agent will instead make a good faith estimate in its sole discretion of the level of the Index.

In addition, changes by the Index Administrator of its policies relating to the Index, the calculation of the Index or to Index Contracts could affect the level of the Index and, therefore, the value of your Securities. The Index Administrator could also change its methodology concerning constituents that qualify for inclusion in the Index and how it calculates the Index, which could adversely affect the value of your Securities. The Index Administrator has no obligation to consider your interests in calculating or revising the Index.

Historical levels of the Index should not be taken as an indication of future performance during the term of the Securities.

The actual performance of the Index over the term of the Securities, as well as the amount payable at maturity, call or acceleration, or upon early redemption, may bear little relation to the historical performance of the Index. The performance of the WTI crude oil futures contracts will determine the Index Closing Level on any Index Business Day and on any given date of determination or at other times during the term of the Securities. In addition, the effect of leverage and compounding will cause the return on the Securities to be different from what historical levels of the Index may indicate. As a result, it is impossible to predict whether the level of the Index will rise or fall during the term of the Securities. The return on the Securities, however, are also affected by leverage, fees and other factors.

Risk Factors

There may not be an active trading market in the Securities; sales in the secondary market may result in significant losses.

Each series of Securities is listed on NYSE Arca. However, we are not required to maintain any listing of the Securities of any series on NYSE Arca or any other exchange. Certain affiliates of UBS may engage in limited purchase and resale transactions in the Securities of a series, although they are not required to do so and may stop at any time. As a result, if an active secondary market develops, we expect that investors will purchase and sell the Securities of such series primarily in this secondary market. Even if an active secondary market for a series of Securities develops, it may not provide significant liquidity or trade at prices advantageous to you. As a result, if you sell your Securities of a series in the secondary market, you may have to do so at a discount from the issue price or the intraday indicative value of the Securities of such series and you may suffer significant losses.

Trading and other transactions by UBS or its affiliates in the Index Contracts, futures, options, exchange-traded funds or other derivative products on such Index Contracts or the Index may impair the market value of the Securities.

As described below under “Use of Proceeds and Hedging” on page S-86, UBS or its affiliates may hedge their obligations under the Securities by purchasing or selling the WTI crude oil futures contracts, futures or options on the WTI crude oil futures contracts or the Index, or exchange-traded funds or other derivative instruments with returns linked or related to changes in the performance of the WTI crude oil futures contracts or the Index, and they may adjust these hedges by, among other things, purchasing or selling WTI crude oil futures contracts, futures, options, or exchange-traded funds or other derivative instruments with returns linked or related to changes in the performance of the WTI crude oil futures contracts or the Index at any time. Although they are not expected to, any of these hedging activities may adversely affect the market price of such WTI crude oil futures contracts and/or the Index Closing Level and, therefore, the market value of the Securities. It is possible that UBS or its affiliates could receive substantial returns from these hedging activities while the market value of the Securities declines.

UBS or its affiliates may also engage in trading in the WTI crude oil futures contracts and other investments relating to the WTI crude oil futures contracts or the Index on a regular basis as part of their general broker-dealer futures commission merchant and other businesses, for proprietary accounts, for other accounts under management or to facilitate transactions for customers, including block transactions. Any of these activities could adversely affect the market price of the WTI crude oil futures contracts and the Index Closing Level and, therefore, the market value of the Securities. UBS or its affiliates may also issue or underwrite other securities or financial or derivative instruments with returns linked or related to changes in the performance of any WTI crude oil futures contracts or the Index. By introducing competing products into the marketplace in this manner, UBS or its affiliates could adversely affect the market value of the Securities.

Any of these activities could adversely affect the level of the Index and, therefore, the indicative value of the Securities, which could trigger an Acceleration Option upon occurrence of a Stop Loss Termination Event. Furthermore, any of these activities, if occurring during the Final Valuation Date, Stop Loss Termination Date or Call Measurement Period, or on any Redemption Valuation Date, could adversely affect the payment at maturity, call or upon redemption or acceleration.

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We and our affiliates may publish research, express opinions or provide recommendations that are inconsistent with investing in or holding the Securities. Any such research, opinions or recommendations could affect the level of the WTI crude oil futures contracts, the Index or the market value of the Securities.

UBS and its affiliates publish research from time to time on stocks or commodities and other matters that may influence the value of the Securities, or express opinions or provide recommendations that are inconsistent with purchasing or holding the Securities. Any research, opinions or recommendations expressed by UBS or its affiliates may not be consistent with each other and may be modified from time to time without notice. The Securities are linked to an Index that is intended to measure the returns that are potentially available through an unleveraged investment in rolling front and distant month West Texas Intermediate crude oil futures contracts. However, the return on the Securities depends on the leveraged performance of the Index. Investors should make their own independent investigation of the merits of investing in the Securities and the Index to which the Securities are linked.

UBS owns the Index, but is not affiliated with the Index Administrator and not responsible for the Index Administrator’s public disclosure of information.

We own the Index, but we are not affiliated with the Index Administrator and have no ability to control or predict its actions, including any errors in or discontinuation of public disclosure regarding methods or policies relating to the calculation of the Index. If the Index Administrator discontinues or suspends the calculation of the Index, it may become difficult to determine the market value of the Securities and the payment at maturity, call, acceleration or redemption. The Security Calculation Agent may designate a successor index in its sole discretion. If the Security Calculation Agent determines in its sole discretion that no successor index comparable to the Index exists, the payment you receive at maturity, redemption, acceleration or call will be determined by the Security Calculation Agent in its sole discretion. See “Specific Terms of the Securities — Market Disruption Event” on page S-78, “Specific Terms of the Securities — Discontinuance of or Adjustments to the Index or Termination of Our License Agreement with the Index Administrator; Substitution of the Index” and “Specific Terms of the Securities — Security Calculation Agent” on page S-78. The Index Administrator is not involved in the offer of the Securities in any way and has no obligation to consider your interest as an owner of the Securities in taking any actions that might affect the market value of your Securities.

We have derived the information about the Index Administrator and the Index from publicly available information, without independent verification. Neither we nor any of our affiliates have performed an independent review or due diligence of publicly available information with respect to the Index or the Index Administrator. You, as an investor in the Securities, should make your own independent investigation into the Index Administrator and the Index.

A futures contract underlying the Index may be replaced if such futures contract is terminated or replaced on the exchange where it is traded.

The Index is composed of futures contracts on physical commodities (each, a “designated contract”). If any such designated contract were to be terminated or replaced by an exchange, a comparable futures contract, if available, would be selected by the Index Administrator to replace that designated contract. The termination or replacement of any designated contract may have an adverse impact on the level of the Index and, therefore, the value of your Securities.

Changes in law or regulation relating to commodities futures contracts may adversely affect the market value of the Securities and the amounts payable on your Securities.

Commodity futures contracts, such as the Index Contracts, are subject to legal and regulatory regimes that are in the process of changing in the United States and, in some cases, in other countries. The Dodd-

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Frank Wall Street Reform and Consumer Protection Act, commonly known as the “Dodd-Frank Act,” resulted in substantial changes in the regulation of the futures and over-the-counter derivatives markets. Among other things, the legislation and the implementing regulations require that most over-the-counter transactions be executed on organized exchanges or facilities and be cleared through regulated clearing houses. This requirement has become effective for certain categories of interest rate and credit default swaps. It is anticipated that other products will become subject to the mandatory centralized execution and clearing requirement in the future. In addition, the legislation and regulations require registration of, and impose extensive regulatory requirements on, swap dealers. With respect to derivatives on physical commodities in particular, the legislation provides for, and the CFTC has proposed, limits on the size of positions in futures contract and over-the-counter derivatives on physical commodities (such as swaps) that may be held by any market participant (or multiple related market participants). The Dodd-Frank Act and CFTC regulations thereunder could make participation in the markets more burdensome and expensive. This could adversely affect the prices and liquidity of futures contracts and, in turn, the market value of the Securities and the amounts payable on the Securities at maturity or upon call, early redemption or acceleration. In addition, other parts of the legislation and regulations, by increasing regulation of, and imposing additional costs on, swap transactions, could reduce trading in the swap and futures markets, which would further restrict liquidity, increase volatility and adversely affect prices, which could in turn adversely affect the value of the Index.

If an Index Replacement Event occurs, the Security Calculation Agent may replace the Index with a Substitute Index.

If an Index Replacement Event (as defined below) occurs at any time with respect to any series of the Securities and the Index Administrator or anyone else publishes an index that the Security Calculation Agent determines is comparable to the Index (the “Substitute Index”), then the Security Calculation Agent may elect, in its sole discretion, to permanently replace the original Index with the Substitute Index for all purposes under such series of Securities, and all provisions described in this prospectus supplement as applying to the Index will thereafter apply to the Substitute Index instead. If the Security Calculation Agent elects to replace the original Index with a Substitute Index, then the Security Calculation Agent will determine all amounts hereunder, including the Redemption Amount, Call Settlement Amount, Stop Loss Redemption Amount or Cash Settlement Amount, as applicable, for each series of Securities by reference to the Substitute Index. In these circumstances, the Security Calculation Agent may elect to replace the Index with the Substitute Index even if the Index Administrator continues to publish the Index without modification, replacement or adjustment. Any such replacement of the Index with the Substitute Index will affect the amount you will receive at maturity, upon redemption or upon acceleration and will result in the Securities having a value different (higher or lower) from the value they would have had if there had been no such replacement.

The Securities are not regulated by the Commodity Futures Trading Commission.

Unlike an investment in the Securities, an investment in a collective investment vehicle that invests in futures contracts on behalf of its participants may be regulated as a commodity pool and its operator may be required to be registered with and regulated by the U.S. Commodity Futures Trading Commission (the “CFTC”) as a “commodity pool operator.” Because the Securities are not interests in a commodity pool, the Securities will not be regulated by the CFTC as interests in a commodity pool, UBS will not be registered with the CFTC as a “commodity pool operator” and you will not benefit from the CFTC’s or any non-United States regulatory authority’s regulatory protections afforded to persons who trade in futures contracts or who invest in regulated commodity pools. The Securities do not constitute investments by you or UBS on your behalf in futures contracts traded on regulated futures exchanges, which may only be transacted through a person registered with the CFTC as a “futures commission merchant.” UBS is not registered with the CFTC as a “futures commission merchant” and you will not benefit from the CFTC’s or any other non-United States regulatory authority’s regulatory protections

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afforded to persons who trade in futures contracts on a regulated futures exchange through a registered futures commission merchant.

An increase in the margin requirements for any relevant commodity may adversely affect the value of the Securities.

Futures exchanges require market participants to post collateral in order to open and maintain positions in futures contracts. If an exchange increases the amount of collateral required to be posted to hold positions in a futures contract relating to WTI crude oil, market participants who are unwilling or unable to post additional collateral may liquidate their positions, which may cause the price of that futures contract to decline significantly. As a result, the value of the Securities that reference the prices of these contracts may be adversely affected.

The business activities of UBS or its affiliates may create conflicts of interest.

As noted above, UBS and its affiliates expect to engage in trading activities related to the Index and the Index Contracts that are not for the account of holders of the Securities or on their behalf. These trading activities may present a conflict between the holders’ interest in the Securities and the interests UBS and its affiliates will have in their proprietary accounts, in facilitating transactions, including options and other derivatives transactions, for their customers and in accounts under their management. These trading activities, if they influence the Index Closing Level, could have an adverse impact on the market value of the Securities.

There are potential conflicts of interest between you and the Security Calculation Agent.

Our affiliate, UBS Securities LLC, will serve as the Security Calculation Agent. UBS Securities LLC will, among other things, decide the amount of the return paid out to you on the Securities at maturity or call, or upon early redemption or acceleration. For a fuller description of the Security Calculation Agent’s role, see “Specific Terms of the Securities — Security Calculation Agent” on page S-78. The Security Calculation Agent will exercise its judgment when performing its functions. For example, the Security Calculation Agent may have to determine whether a Market Disruption Event affecting the Index Contracts or the Index has occurred or is continuing on a day during the Call Measurement Period, Stop Loss Termination Date, or on the Final Valuation Date or on the Redemption Valuation Date. This determination may, in turn, depend on the Security Calculation Agent’s judgment whether the event has materially interfered with our ability to unwind our hedge positions. Since these determinations by the Security Calculation Agent may affect the market value of the Securities, the Security Calculation Agent may have a conflict of interest if it needs to make any such decision.

The Security Calculation Agent can postpone the applicable Redemption Date, the Call Settlement Date, the Stop Loss Redemption Date or the Maturity Date if a Market Disruption Event occurs or is continuing on the applicable Valuation Date, including the Stop Loss Valuation Date, any Redemption Valuation Date and during any Index Business Day of the Call Measurement Period.

The determination of applicable Redemption Date, Call Settlement Date, Stop Loss Redemption Date or Maturity Date may be postponed if the Security Calculation Agent determines that a Market Disruption Event has occurred or is continuing on the applicable Valuation Date, including the Stop Loss Valuation Date, any Redemption Valuation Date and any Index Business Day of the Call Measurement Period. If such a postponement occurs, then the Valuation Date used by the Security Calculation Agent will instead be the first Index Business Day after that day on which no Market Disruption Event occurs or is continuing. In no event, however, will the applicable Redemption Date, Call Settlement Date, Stop Loss

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Redemption Date or Maturity Date for the Securities be postponed by more than five Index Business Days. If the applicable Valuation Date is postponed to the last possible day, but a Market Disruption Event occurs or is continuing on such last possible day, that day will nevertheless be the applicable Valuation Date, and the Security Calculation Agent will make a good faith estimate in its sole discretion of the Index Closing Level that would have prevailed in the absence of the Market Disruption Event. See “Specific Terms of the Securities — Market Disruption Event.”

The Security Calculation Agent can affect the calculation of the Index Performance Ratio, certain valuations and delay certain payments on the Securities.

If a Market Disruption Event occurs or is continuing with respect to the Securities on any Index Business Day, the Security Calculation Agent will determine the Index Performance Ratio on such Index Business Day using an appropriate Index Closing Level for such Index Business Day taking into account the nature and duration of such Market Disruption Event. In addition, if the Final Valuation Date, the Stop Loss Termination Date, the Valuation Date corresponding to an Early Redemption Date or any scheduled Valuation Date in the Call Measurement Period is postponed, due to a Market Disruption Event or otherwise, the Maturity Date, the corresponding Early Redemption Date, the Stop Loss Redemption Date or the Call Settlement Date, as the case may be, will be postponed until the Market Disruption Event ends but in no event more than five Index Business Days. No interest or additional payment will accrue or be payable as a result of any postponement of the Maturity Date, any Early Redemption Date, the Stop Loss Redemption Date or the Call Settlement Date. See “Specific Terms of the Securities — Market Disruption Events” in this prospectus supplement.

If a Market Disruption Event occurs, the Security Calculation Agent may be required to exercise discretion in making certain important determinations, and any determination it makes may be adverse to you.

From time to time, the commodity futures markets may be subject to trading disruptions, such as trading halts, trading at limit prices and the failure to publish trading prices, that may result in the occurrence of a Market Disruption Event under the terms of the Securities. The Security Calculation Agent will have discretion to determine whether any event constitutes a Market Disruption Event under the terms of the Securities. In addition, at any time when a Market Disruption Event occurs, the Security Calculation Agent will have discretion to calculate an appropriate level of the Index to use for purposes of calculating the Current Principal Amount or intraday indicative value of the Securities taking into account the nature and duration of such Market Disruption Event. If a Market Disruption Event occurs during the Call Measurement Period or on a Valuation Date (or on the immediately preceding Index Business Day), this discretionary determination by the Security Calculation Agent will have a direct impact on the amount that we pay to holders of the Securities.

Although a Market Disruption Event may occur at any time, there is a heightened risk that a Market Disruption Event will occur at a time when a Stop Loss Termination Event has occurred. This is because a Stop Loss Termination Event will occur when there has been an extraordinary intraday change in the level of the Index, which is a time when markets are more likely to be disrupted. Accordingly, if a Stop Loss Termination Event occurs, with respect to any series of Securities, there is a heightened risk that the Security Calculation Agent will be required to exercise discretion in determining intraday indicative values or the Current Principal Amount, both for purposes of determining whether a Stop Loss Termination Event or Deleveraging Event has occurred and for purposes of calculating the amount of the payment to be received by holders of the Securities following the exercise by UBS of its Acceleration Option.

In making discretionary determinations in connection with a Market Disruption Event, the Security Calculation Agent will take into account the impact of that event on any hedging transaction that we or

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our affiliates may have in place with respect to the Securities. In making these determinations, the Security Calculation Agent will be obligated to act in good faith and using commercially reasonable judgment, but in so doing it may take actions to protect our interests and the interests of our affiliates even when so doing may not be in your interests. The Security Calculation Agent is not your fiduciary and has no obligation to take into account your interests in making discretionary determinations with respect to any series of Securities. Because the Security Calculation Agent, UBS Securities LLC, is our affiliate, UBS Securities LLC’s interests as our affiliate may cause its interests to conflict with yours in making any determinations under the Securities.

Any discretionary determinations made by the Security Calculation Agent may adversely affect the return on the Securities.

We reserve the right from time to time to reduce or waive the minimum redemption amount, waive the Redemption Fee Amount and/or accelerate the Redemption Valuation Date to the date on which the notice of redemption is received by us rather than the following Index Business Day, in each case in our sole discretion and on a case-by-case basis. However, there can be no assurance that we will choose to do so, that we will do so for any particular holder, or that any holder will benefit from our exercise of such rights. You should not assume that you will be entitled to the benefit of any such waiver or acceleration.

As described under “Specific Terms of the Securities — Early Redemption at the Option of the Holders” and “Specific Terms of the Securities — Redemption Procedures” on pages S-73 and S-74, respectively, the right of holders of the Securities to elect to require us to redeem their Securities of a series is subject to a minimum redemption amount of at least 50,000 Securities of such series. In addition, the amount that holders of the Securities will receive upon early redemption will be reduced by the Redemption Fee Amount. However, we reserve the right from time to time to reduce or waive the minimum redemption amount and/or the Redemption Fee Amount in our sole discretion on a case-by-case basis. However, there can be no assurance that we will choose waive any redemption requirements or that any holder of the Securities will benefit from our election to do so. You should not assume that you will be entitled to the benefit of any such waiver.

Furthermore, as described in “Specific Terms of the Securities — Redemption Procedures,” the Redemption Valuation Date with respect to any particular exercise of the redemption right will generally be the first Index Business Day following the date that we receive the applicable redemption notice and redemption confirmation. However, we reserve the right from time to time to accelerate, in our sole discretion on a case-by-case basis, the Redemption Valuation Date to the date on which the notice of redemption is received by UBS rather than the following Index Business Day. There can be no assurance that we will choose to accelerate the Redemption Valuation Date for any holder of the Securities or that any holder of the Securities will benefit from our election to do so. You should not assume that you will be entitled to the benefit of any such acceleration.

We will be under no obligation to exercise the rights described above, or to make any announcement regarding any decision by us to exercise such rights. As a result, when considering making an investment in the Securities, you should assume that we will not choose to exercise any of the rights described above, or that if we do exercise such rights, we will choose not to do so with respect to any redemption requests that you submit. Instead, you should assume that, with respect to the early redemption of your Securities, all requirements and procedures that are described in this prospectus supplement, including the Redemption Fee Amount and the minimum 50,000 Securities redemption amount, will apply at all times.

The Index Contracts are concentrated in the WTI oil sector.

As of the date of this prospectus supplement, the Index Contracts are futures contracts for the delivery of WTI crude oil. As a result, an investment in the Securities is much less diversified than funds, investment

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portfolios or indices investing in or tracking a broader range of products or commodities and, therefore, could experience greater volatility. You will not benefit, with respect to the Securities, from any of the advantages of a diversified investment and will bear the risks of a highly concentrated investment. In particular, an investment in the Securities will increase your portfolio’s exposure to fluctuations in the energy sector and energy prices, which have been highly volatile over the past few years and may continue to be volatile and unpredictable in the future. In addition, WTI crude oil futures contracts prices are significantly affected by a number of factors including:

➢	worldwide and domestic supplies of, and demand for, crude oil, natural gas, natural gas liquids, hydrocarbon products and refined products;

➢	changes in tax or other laws affecting oil production, WTI crude oil specifically, or other energy commodities;

➢	regulatory changes affecting pipeline or shipping fees and other regulatory fees in the energy sector;

➢	changes in the relative prices of competing energy products;

➢

the impact of environmental laws and regulations (including increasing regulation relating to climate change) and technological changes affecting the cost of producing and processing, and the demand for, energy products;

➢	decreased supply of hydrocarbon products available to be processed due to fewer discoveries of new hydrocarbon reserves, short- or long-term supply disruptions or otherwise;

➢	Organization of Petroleum Exporting Countries (“OPEC”) actions to increase, decrease or stabilize oil production;

➢	risks of regulatory actions and/or litigation, including as a result of leaks, explosions or other accidents relating to energy products;

➢

uncertainty or instability resulting from an escalation or additional outbreak of armed hostilities or global or domestic public health events (such as the recent outbreak of coronavirus) or further acts of terrorism in the United States, or elsewhere; and

➢	general economic and geopolitical conditions in the United States and worldwide.

These or other factors or the absence of such factors could cause a downturn in the energy sector generally or regionally and could cause the value of some or all of the Index Contracts to decline during the term of the Securities, which would adversely affect the market value of the Securities.

Energy market risks may affect the trading value of the Securities and the amount you will receive at maturity.

We expect that the Index Closing Level will fluctuate in accordance with changes in the prices of the Index Contracts and certain other factors. The prices of the Index Contracts may become impaired or the general condition of the energy market, which has been highly volatile over the past few years, may continue to deteriorate, either of which may cause a change in the Index Closing Level and thus in the value of the Securities. Securities are susceptible to general market fluctuations and to volatile increases and decreases in value, as market confidence in and perceptions regarding the Index Contracts change. Investor perceptions of the value of WTI crude oil futures contracts are based on various and unpredictable factors, including expectations regarding government, economic, monetary, tax and fiscal policies, inflation and interest rates, economic expansion or contraction, and global or regional political, economic, and banking crises. The Index Closing Level is expected to fluctuate until and beyond the Maturity Date.

Risk Factors

The Index Contracts are oil commodity future contracts, which can exhibit high and unpredictable volatility, and risks related to oil and gas may affect the trading value of the Securities and the amount you will receive at maturity.

Market prices of the Index Contracts can be highly volatile. Commodity market prices are not related to the value of a future income or earnings stream, as tends to be the case with fixed income and equity investments, but may be subject to rapid fluctuations based on numerous factors, including changes in supply and demand relationships, governmental programs and policies, national and international monetary, trade, political and economic events, changes in interest and exchange rates, speculation and trading activities in commodities and related contracts, weather, and agricultural, trade, fiscal and exchange control policies. Many commodities are also highly cyclical. These factors may have a larger impact on commodity prices, commodity futures prices and commodity-linked instruments than on traditional fixed-income and equity securities and may create additional investment risks that cause the value of the Securities to be more volatile than the values of traditional securities. These and other factors may affect the level of the Index, and thus the value of the Securities, in unpredictable or unanticipated ways. The potential for high volatility and the cyclical nature of commodity markets may render an investment in the Securities inappropriate as the focus of an investment portfolio.

In particular, the price of the Index Contracts depend on the prices for oil, natural gas and other hydrocarbons. Additionally, oil and natural gas prices may fluctuate widely in response to relatively minor changes in supply and demand, market uncertainty and a variety of additional factors, such as:

➢	regulations which may prevent or limit the export of oil, natural gas and other hydrocarbons;

➢	the amount of added production from development of unconventional oil and natural gas reserves;

➢	the price and quantity of foreign imports of oil, natural gas and other hydrocarbons;

➢	the level of consumer product demand;

➢	weather conditions;

➢	the value of the U.S. dollar relative to the currencies of other countries;

➢

political and economic conditions and events in foreign oil and natural gas producing countries, including embargoes, continued hostilities in the Middle East and other sustained military campaigns, conditions in South America, China and Russia, and acts of terrorism or sabotage;

➢	the ability of members of the OPEC to agree to and maintain oil price and production controls;

➢	technological advances affecting energy production and consumption;

➢	domestic and foreign governmental regulations and taxation;

➢	the impact of energy conservation efforts;

➢	the proximity and capacity of oil, natural gas and other hydrocarbon pipelines and other transportation facilities to production sites; and

➢	the price and availability of alternative fuels, such as solar, coal, nuclear and wind energy.

Low oil, natural gas and other hydrocarbon prices may decrease the value of the WTI crude oil futures contracts, and may also reduce the liquidity in the market for such contracts, which may affect the trading value of the Securities and the amount you will receive at maturity.

WTI crude oil futures contracts are also subject to volatility due to the significant costs and liabilities as a result of environmental requirements applicable to the operation of wells, gathering systems, and other

Risk Factors

oil and gas facilities. Failure to comply with these laws and regulations, including laws and regulations related to climate change and greenhouse gases, may trigger a variety of administrative, civil and criminal enforcement measures, including the assessment of monetary penalties, the imposition of remedial requirements, and the issuance of orders enjoining future operations on oil producers or other energy producers, which may adversely or beneficially affect the prices of WTI crude oil futures contracts. Moreover, more stringent laws may be adopted in the future. The incurrence of such environmental costs and liabilities may affect the value of the Index Contracts, and therefore the value of the Securities and the amount you will receive at maturity.

In addition, legislative and regulatory initiatives relating to hydraulic fracturing could result changed prices for WTI crude oil futures. Hydraulic fracturing is an important and common practice that is used to stimulate production of hydrocarbons, particularly natural gas, from dense rock formations. The hydraulic fracturing process involves the injection of a large volume of water, sand and chemicals under pressure into the formation to fracture the surrounding rock and stimulate production. Hydraulic fracturing is typically regulated by state oil and natural gas commissions, but the Environmental Protection Agency has asserted federal regulatory authority pursuant to the Safe Drinking Water Act over certain hydraulic fracturing activities involving the use of diesel. In addition, legislation has repeatedly been introduced before Congress to provide for federal regulation of hydraulic fracturing under the Safe Drinking Water Act and to require disclosure of the chemicals used in the fracturing process. At the state and local levels, some jurisdictions have adopted, and others are considering adopting, requirements that could impose more stringent permitting, public disclosure or well construction requirements on hydraulic fracturing activities, as well as bans on hydraulic fracturing activities. In the event that new or more stringent federal, state, or local legal restrictions relating to the hydraulic fracturing process are adopted, such restrictions could affect the market value of the Index Contracts, all of which could affect the trading value of the Securities and the amount you will receive at maturity.

Crude oil prices are subject to emerging markets’ political and economic risks.

Crude oil may be produced in emerging market countries which are more exposed to the risk of swift political change and economic downturns than their industrialized counterparts. Indeed, in recent years, many emerging market countries have undergone significant political, economic and social change. In many cases, far-reaching political changes have resulted in constitutional and social tensions, and, in some cases, instability and reaction against market reforms has occurred. There can be no assurance that future political changes will not adversely affect the economic conditions of an emerging market country. Political or economic instability may significantly impact the level of crude oil prices and, consequently, affect the return on your investment in the Securities.

The Securities do not offer direct exposure to the spot price of WTI crude oil.

The Index is linked to commodity futures contracts, not physical commodities (or their spot prices). The price of a futures contract reflects the expected value of the commodity upon delivery in the future, whereas the spot price of a commodity reflects the immediate delivery value of the commodity. A variety of factors can lead to a disparity between the expected future price of a commodity and the spot price at a given point in time, such as the cost of storing the commodity for the term of the futures contract, interest charges incurred to finance the purchase of the commodity and expectations concerning supply and demand for the commodity. The price movements of a futures contract are typically correlated with the movements of the spot price of the referenced commodity, but the correlation is generally imperfect and price movements in the spot market may not be reflected in the futures market (and vice versa). Accordingly, the Securities may underperform a similar investment that is linked to the spot price of WTI crude oil.

Risk Factors

The Index tracks the prices of futures contracts with expiration dates approximately one to three months in the future, which may affect the level of the Index in various ways.

A futures contract for a commodity typically specifies an expiration date, which is the date on which the contract will cease to trade, and a delivery date, which is the date on which the underlying physical commodity referenced by the futures contract is delivered. A “front-month futures contract” refers to the futures contract that has the nearest expiration date. The Index selects and rolls the underlying commodities futures contracts according to a rules-based strategy as further described in “The Index” below. As a result, the Index provides exposure to futures contracts with varying maturities, and the performance of the Index will differ from indices that track only front-month futures contracts. Consequently, the value of the Securities may be affected in various ways. For example, futures contracts with expiration dates nearer to the front-month are generally more liquid than futures contracts with more distant expiration dates, which may impact the prices of such contracts. The prices of futures contracts are also subject to supply and demand, which is subject to change at any time. The prices of the Index Contracts will affect the level of the Index, and consequently the value of the Securities.

In addition, the prices of commodities futures contracts with expiration dates nearer to the front month are generally more closely correlated to the spot prices of those commodities. Because the Index tracks futures contracts with distant month expiration dates, they may not have a high correlation to the spot prices of the underlying commodity. Consequently, an investment in the Securities is not the same as an investment in the spot prices of WTI crude oil or buying and holding WTI crude oil. While price movements in commodities futures contracts may correlate with changes in the spot prices for such commodities, the correlation will not be perfect and price movements of the futures contracts may diverge from price movements of the underlying commodities. Accordingly, increases or decreases in the spot prices of commodities may not result in increases or decreases in the prices of the futures contracts or the expected increase or decrease in the value of the applicable series of Securities. The level of the Index may decrease while the spot price for WTI crude oil increases which may affect your investment in the Securities.

Index calculation disruption events may require an adjustment to the calculation of the Index, which may have an adverse effect on the market value of the Securities.

At any time during the term of the Securities, the intraday and daily calculations of the level of the Index may be adjusted in the event that the Index Calculation Agent determines that any of the following Index calculation disruption events exist: the termination or suspension of, or material limitation or disruption in the trading of any futures contract used in the calculation of the Index on that day, the settlement value of any futures contract used in the calculation of the Index reflects the maximum permitted price change from the previous day’s settlement value, or the failure of an exchange to publish official settlement values for any futures contract used in the calculation of the Index. Any such Index calculation disruption events may have an adverse impact on the Index Closing Level or the manner in which it is calculated and, therefore, may have an adverse effect on the market value of the Securities. See “Specific Terms of the Securities — Market Disruption Event.”

UBS may redeem the Securities prior to the Maturity Date.

UBS may elect to redeem all, but not less than all, the outstanding Securities upon not less than eighteen (18) calendar days’ prior notice.

If UBS elects to redeem your Securities pursuant to UBS’s Call Right, you may not be able to reinvest at comparable terms or returns. If the Securities have increased in value, you may have to invest your proceeds in a lower-return investment.

Risk Factors

If UBS experiences financial difficulties, FINMA has the power to open restructuring or liquidation proceedings in respect of, and/or impose protective measures in relation to, UBS, which proceedings or measures may have a material adverse effect on the terms and market value of the Securities and/or the ability of UBS to make payments thereunder.

The Swiss Financial Market Supervisory Authority (“FINMA”) has broad statutory powers to take measures and actions in relation to UBS if (i) it concludes that there is justified concern that UBS is over-indebted or has serious liquidity problems or (ii) UBS fails to fulfil the applicable capital adequacy requirements (whether on a standalone or consolidated basis) after expiry of a deadline set by FINMA. If one of these pre-requisites is met, FINMA is authorized to open restructuring proceedings or liquidation (bankruptcy) proceedings in respect of, and/or impose protective measures in relation to, UBS. The Swiss Banking Act grants significant discretion to FINMA in connection with the aforementioned proceedings and measures. In particular, a broad variety of protective measures may be imposed by FINMA, including a bank moratorium or a maturity postponement, which measures may be ordered by FINMA either on a stand-alone basis or in connection with restructuring or liquidation proceedings. The resolution regime of the Swiss Banking Act is further detailed in the FINMA Banking Insolvency Ordinance (“BIO-FINMA”). In a restructuring proceeding, FINMA, as resolution authority, is competent to approve the resolution plan. The resolution plan may, among other things, provide for (a) the transfer of all or a portion of UBS’s assets, debts, other liabilities and contracts (which may or may not include the contractual relationship between UBS and the holders of Securities) to another entity, (b) a stay (for a maximum of two business days) on the termination of contracts to which UBS is a party, and/or the exercise of (w) rights to terminate, (x) netting rights, (y) rights to enforce or dispose of collateral or (z) rights to transfer claims, liabilities or collateral under contracts to which UBS is a party, (c) the conversion of UBS’s debt and/or other obligations, including its obligations under the Securities, into equity (a “debt-to-equity” swap), and/or (d) the partial or full write-off of obligations owed by UBS (a “write-off”), including its obligations under the Securities. The BIO-FINMA provides that a debt-to-equity swap and/or a write-off of debt and other obligations (including the Securities) may only take place after (i) all debt instruments issued by UBS qualifying as additional tier 1 capital or tier 2 capital have been converted into equity or written-off, as applicable, and (ii) the existing equity of the UBS has been fully cancelled. While the BIO-FINMA does not expressly address the order in which a write-off of debt instruments other than debt instruments qualifying as additional tier 1 capital or tier 2 capital should occur, it states that debt-to-equity swaps should occur in the following order: first, all subordinated claims not qualifying as regulatory capital, second, all other claims not excluded by law from a debt-to-equity swap (other than deposits), and third, deposits (in excess of the amount privileged by law). However, given the broad discretion granted to FINMA as the resolution authority, any restructuring plan in respect of UBS could provide that the claims under or in connection with the Securities will be partially or fully converted into equity or written-off, while preserving other obligations of UBS that rank pari passu with, or even junior to, UBS’s obligations under the Securities. Consequently, holders of Securities may lose all of some of their investment in the Securities. In the case of restructuring proceedings with respect to a systemically important Swiss bank (such as UBS), the creditors whose claims are affected by the restructuring plan will not have a right to vote on, reject, or seek the suspension of the restructuring plan. In addition, if a restructuring plan has been approved by FINMA, the rights of a creditor to seek judicial review of the restructuring plan (e.g., on the grounds that the plan would unduly prejudice the rights of holders of Securities or otherwise be in violation of the Swiss Banking Act) are very limited. In particular, a court may not suspend the implementation of the restructuring plan. Furthermore, even if a creditor successfully challenges the restructuring plan, the court can only require the relevant creditor to be compensated ex post and there is currently no guidance as to on what basis such compensation would be calculated and how it would be funded.

Risk Factors

Significant aspects of the tax treatment of the Securities are uncertain.

Significant aspects of the tax treatment of the Securities are uncertain. We do not plan to request a ruling from the IRS regarding the tax treatment of the Securities, and the IRS or a court may not agree with the tax treatment described in this prospectus supplement. Please read carefully the section entitled “What are the tax consequences of owning the Securities?” in the summary section on page S-20, the section entitled “Material U.S. Federal Income Tax Consequences” on page S-87, and the section entitled “U.S. Tax Considerations” in the accompanying prospectus. You should consult your tax advisor about your own tax situation.

Additionally, members of Congress have periodically made proposals to reform or otherwise modify the

U.S. federal income tax treatment of financial instruments such as the Securities. For example, in 2017, legislation was proposed that, if enacted, would generally require holders of instruments such as the Securities that are acquired after the bill is enacted to annually recognize gain or loss with respect to such instruments on a “mark-to-market” basis and to treat any such gain or loss as ordinary income or loss. It is not possible to predict whether any such legislation will be enacted in the future, or whether any such legislation would affect the tax treatment of your Securities.

In addition, as discussed in more detail below under “Material U.S. Federal Income Tax Consequences— Alternative Treatments,” the IRS could possibly assert that a holder of Securities should be required to include amounts in income prior to the sale, exchange, redemption or maturity of the Securities.

Holders are urged to consult their tax advisors concerning the significance and the potential impact of the above considerations. We intend to treat your Securities for United States federal income tax purposes in accordance with the treatment described under “Material U.S. Federal Income Tax Consequences” on page S-87 unless and until such time as there is a change in law or the Treasury Department or IRS determines that some other treatment is more appropriate.

The Index

We have derived all information contained in this prospectus supplement regarding the Bloomberg WTI Crude Oil Subindex ERSM (the “Index”), including, without limitation, its make-up, performance, method of calculation and changes in its constituents, from publicly available sources. Such information reflects the policies of and is subject to change by Bloomberg Index Services Limited (the “Index Administrator” “BISL” or “Bloomberg”) and UBS (as owner of the Bloomberg Commodity Index) and is available at http://www.bloomberg.com/professional/product/indices. The Index Administrator does not have any obligation to continue to publish, and may discontinue the publication of, the Index. Neither we nor any of our affiliates have performed an independent review or due diligence of publicly available information with respect to the Index or the Index Administrator. The Index is calculated, distributed, published and licensed by the Index Administrator.

The Index is a price-return index calculated on a real-time basis beginning when the first traded price of any of the Index Contracts is received by the Index Administrator. Prices are delivered to the New York Stock Exchange (“NYSE”) every 15 seconds and subsequently published to data vendors under the ticker symbol “BCOMCL.”

The Securities are linked to the three times leveraged performance (and, in the case of the 3X Inverse Securities, the three times leveraged inverse performance), measured by reference to its closing level, of the Index.

The Bloomberg Commodity Family of Indices

The Bloomberg Commodity Indices are a family of indices designed to provide a liquid and diversified benchmark for commodity investments. The Bloomberg Commodity IndexSM (the “Commodity Index”) is the parent index of the Index. The Commodity Index is calculated on an excess return basis and reflects commodity futures price movements. The excess return version of the Commodity Index reflects the returns on a uncollateralized investment in the Commodity Index. The methodology for compiling the Index is consistent with the methodology for compiling the excess return version of the Commodity Index.

The Index Administrator is not involved in the offer of the Securities in any way and has no obligation to consider your interests as a holder of the Securities. The Index Administrator has no obligation to continue to publish the Index, and may discontinue publication of the Index at any time in their sole discretion.

The Bloomberg WTI Crude Oil Subindex

The Index is designed to measure the returns that are potentially available through an unleveraged investment in rolling West Texas Intermediate crude oil futures contracts traded on major commodity exchanges.

The Index comprises exchange-traded WTI crude oil futures contracts. The futures contracts are never held to delivery, and are instead rolled forward every other month as per the index methodology outlined above and available from the Index Administrator. Because of the rolling process, the Index does not always track the price of the nearest-term futures contract. The Index typically tracks the nearest-term futures contract only part of the time, at other times it tracks a longer-term futures contract.

The Index is composed of futures contracts on a physical commodity. Unlike equities, which typically entitle the holder to a continuing stake in a corporation, commodity futures contracts normally specify a certain date for the delivery of the underlying physical commodity. In order to avoid delivering the

The Index

underlying physical commodities and to maintain exposure to the underlying physical commodities, periodically futures contracts on physical commodities specifying delivery on a nearby date must be sold and futures contracts on physical commodities that have not yet reached the delivery period must be purchased. The rollover for each contract occurs over a period of five Index Business Days each roll month according to a pre-determined schedule. This process is known as “rolling” a futures position. The Index is, therefore, a “rolling index.”

As noted above, the performance of the Index is primarily determined by the price movements of the contracts underlying the Index, and timing of the roll (as defined by the methodology) and the relative price movements of the incoming contract and the outgoing contract. The WTI crude oil futures contracts tracked by the Index are rolled approximately every other month to the contract that is approximately two months longer in maturity. The rolls are implemented over a 5-day period, starting on the fifth business day of the applicable month, increasing the weighting of the replacement contract from 0% to 20%, 40%, 60%, 80% and finally 100%. The Index is calculated as if the weighting adjustments occur at the close of each day, with the adjusted weights used for the next day’s calculations.

The following table outlines the contract schedule for the Index (as of March, 2020, subject to change over time). The contracts under the current month on a given date are referred to as the “lead future.” The contracts under the next current month are referred to as the “next future” per the index methodology. If the lead future and next future are different, then the index calculations are based on weightings that shift from the lead future to the next future at the closing prices on the fifth through ninth business days of each month.

Current Month	JAN	FEB	MAR	APR	MAY	JUN	JUL	AUG	SEP	OCT	NOV	DEC
Contract Month	MAR	MAR	MAY	MAY	JUL	JUL	SEP	SEP	NOV	NOV	JAN	JAN

The table below shows a hypothetical example of the Index roll period for a typical December. The daily settlement value of the Index is calculated at the close of the Index Business Day. During a roll period, once the daily value of the Index has been calculated, the Index is reconstituted to reflect the new contract weighting on the next business day.

Business day of the month	Contracts Representing the Index
5th	100% January
6th	80% January + 20% March
7th	60% January + 40% March
8th	40% January + 60% March
9th	20% January + 80% March
10th	100% March

The Index is also subject to annual rebalancing and disruption events as set forth further below and in the Commodity Index methodology.

Index Disruption Events

From time to time, disruptions can occur in trading futures contracts on various commodity exchanges. The daily calculation of the Index will be adjusted in the event that Bloomberg determines that any of the following index disruption exists:

➢	the termination or suspension of, or material limitation or disruption in the trading of any lead future or next future used in the calculation of the Index on that day,

The Index

➢	the settlement price of any such contract reflects the maximum permitted price change from the previous day’s settlement price,

➢	the failure of an exchange to publish official settlement prices for any such contracts, or

Treatment of Distributions

The Index is a price-return index that does not account for distributions.

Index Management

BISL uses two primary committees to provide overall guidance and effective oversight of its benchmark administration activities:

➢

The Product, Risk and Operations Committee (“PROC”) provides direct governance and is responsible for the first line of controls over the creation, design, production and dissemination of benchmark indices, strategy indices and fixings administered by BISL, including the Index. The PROC is composed of Bloomberg personnel with significant experience or relevant expertise in relation to financial benchmarks. Meetings are attended by Bloomberg Legal & Compliance personnel. PROC nominations and removals are subject to review by the BOC.

➢

The oversight function is provided by Bloomberg’s Benchmark Oversight Committee (“BOC”). The BOC is independent of the PROC and is responsible for reviewing and challenging the activities carried out by the PROC. In carrying out its oversight duties, the BOC receives reports of management information both from the PROC as well as Bloomberg Legal & Compliance members engaged in second level controls.

On a quarterly basis, the PROC reports to the BOC on governance matters, including but not limited to client complaints, the launch of any new benchmarks, operational incidents (including errors & restatements), major announcements and material changes concerning the benchmarks, the results of any reviews of the benchmarks (internal or external) and material stakeholder engagement.

The Index confers on BISL (as Index administrator) discretion in making certain determinations, calculations and corrections from time to time. In making those determinations, calculations and corrections, BISL has no obligation to take the needs of UBS or the holders of Securities into consideration.

BISL’s Index administration is also subject to Bloomberg’s Compliance function which periodically reviews various aspects of its businesses in order to determine whether it is adhering to applicable policies and procedures, and assess whether applicable controls are functioning properly. In addition, Bloomberg may from time to time appoint an independent external auditor with appropriate experience and capability to review adherence to benchmark regulation. The frequency of such external reviews will depend on the size and complexity of the operations and the breadth and depth of the Index use by stakeholders.

The Bloomberg Commodity Index

The Commodity Index is currently composed of 23 exchange-traded futures contracts on 19 physical commodities, and reflects the return of underlying commodity futures price movements only. It is quoted in U.S. dollars and appears on Reuters Page “BCOM.”

The Index

The Commodity Index reflects the returns that are potentially available through an unleveraged investment in the futures contracts on physical commodities comprising the Commodity Index. The value of the Commodity Index is computed on the basis of hypothetical investments in the basket of commodities that make up the Commodity Index.

The Commodity Index is composed of futures contracts on physical commodities. Unlike equities, which typically entitle the holder to a continuing stake in a corporation, commodity futures contracts normally specify a certain date for the delivery of the underlying physical commodity. In order to avoid delivering the underlying physical commodities and to maintain exposure to the underlying physical commodities, periodically futures contracts on physical commodities specifying delivery on a nearby date must be sold and futures contracts on physical commodities that have not yet reached the delivery period must be purchased. The rollover for each contract occurs over a period of five Index Business Days each month according to a pre-determined schedule. This process is known as “rolling” a futures position. The Commodity Index is, therefore, a “rolling index.”

In addition to the Commodity Index, the Bloomberg calculates sub-indices in respect of each individual index commodity, including the Index, which is in respect of WTI crude oil. Calculation of the Index generally follows the same rules, including rounding conventions, as the calculation of the Commodity Index.

Futures Markets

WTI crude oil futures contracts are traded on the NYMEX, which is a regulated futures exchange, and other types of derivatives on the Index or WTI crude oil futures contracts may be traded in the over-the-counter market and on various types of electronic trading facilities and markets. At present, all WTI crude oil futures contracts used in the calculation of the Index are exchange-traded futures contracts. An exchange-traded futures contract provides for the purchase and sale of a specified type and quantity of a commodity or financial instrument during a stated delivery month for a fixed price, or for payment of a cash settlement amount based on a reference price or index. The Index is not a tangible item that can be purchased and sold directly, and as a result futures contracts on the Index provide for payment and receipt of cash based on the level of the Index at settlement or liquidation of the contract.

As described above, the Index the returns that are potentially available through an unleveraged investment in rolling WTI crude oil futures contracts traded on major commodity exchanges.

There is no purchase price paid or received on the purchase or sale of a futures contract. Instead, an amount of cash or cash equivalents must be deposited with the broker as “initial margin.” This amount varies based on the requirements imposed by the exchange clearing houses. This margin deposit provides collateral for the obligations of the parties to the futures contract.

By depositing margin, which may vary in form depending on the exchange, with the clearing house or broker involved, a market participant may be able to earn interest on its margin funds, thereby increasing the total return that it may realize from an investment in futures contracts. The market participant normally makes to, and receives from, the broker subsequent daily payments as the price of the futures contract fluctuates. These payments are called “variation margin” and are made as the existing positions in the futures contract become more or less valuable, a process known as “marking to the market.”

Futures contracts are traded on organized exchanges, known as “designated contract markets” in the United States. At any time prior to the expiration of a futures contract, subject to the availability of a liquid secondary market, a trader may elect to close out its position by taking an opposite position on the

The Index

exchange on which the trader obtained the position. This operates to terminate the position and fix the trader’s profit or loss. Futures contracts are cleared through the facilities of a centralized clearing house and a brokerage firm, referred to as a “futures commission merchant,” which is a member of the clearing house. The clearing house guarantees the performance of each clearing member that is a party to a futures contract by, in effect, taking the opposite side of the transaction. Clearing houses do not guarantee the performance by clearing members of their obligations to their customers.

Unlike equity securities, futures contracts, by their terms, have stated expirations and, at a specified point in time prior to expiration, trading in a futures contract for the current delivery month will cease. As a result, a market participant wishing to maintain its exposure to a futures contract on a particular commodity with the nearest expiration must close out its position in the expiring contract and establish a new position in the contract for the next delivery month, a process referred to as “rolling.” For example, a market participant with a long position in November Index futures that wishes to maintain a position in the nearest delivery month will, as the November contract nears expiration, sell November futures, which serves to close out the existing long position, and buy December futures. This will “roll” the November position into a December position, and, when the November contract expires, the market participant will still have a long position in the nearest delivery month.

The need to roll futures contracts in order to maintain exposure may lead to the incurrence of “roll costs” or “roll yields,” depending on the state of the market. Over the long-term, volatility is usually stable, and as a result the market for WTI crude oil futures contracts is typically in “contango,” which means the prices of contracts are higher in the distant delivery months than in the nearer delivery months. In a contango market, a long position in WTI crude oil futures contracts will incur “roll costs” when rolling into contracts with a later delivery date (because such contracts have a higher price than the contracts currently held), and therefore may decline in value unless WTI crude oil futures contract prices increase sharply. On the other hand, a short position in WTI crude oil futures contracts will instead benefit from such price differential when rolling into contracts with a later delivery date, which is referred to as “roll yield,” and therefore may increase in value.

Futures exchanges and clearing houses in the United States are subject to regulation by the CFTC. Exchanges may adopt rules and take other actions that affect trading, including imposing speculative position limits, maximum price fluctuations and trading halts and suspensions and requiring liquidation of contracts in certain circumstances. Futures markets outside the United States are generally subject to regulation by comparable regulatory authorities. The structure and nature of trading on non-U.S. exchanges, however, may differ from this description.

Historical and Estimated Historical Performance

The level of the Index is deemed to have been 100 on December 31, 1990 which is referred to as the “Index commencement date.” The Index Administrator began calculating the Index on February 1, 2006. Therefore, the historical information for the period from the Index commencement date until February 1, 2006 is hypothetical (referred to below as “estimated historical performance”) and is provided as an illustration of how the Index would have performed during the period had the Index Administrator begun calculating the Index on the Index commencement date using the methodology it currently uses. This data does not reflect actual performance, nor was a contemporaneous investment model run of the Index. Only historical information for the period from and after February 1, 2006 is based on the actual performance of the Index.

Any historical and estimated historical upward or downward trend in value of the Index during any period shown below is not an indication that the value of the Index is more or less likely to increase or decrease at any time during the term of the Securities. The historical and estimated historical Index and

The Index

Total Return Index Performance do not give an indication of future performance of the Index. UBS cannot make any assurance that the future performance of the Index or the Index Contracts will result in holders of the Securities of any series receiving a positive return on their investment.

The table below shows the historical performance of each of the Index and the total return version of the Index from February 1, 2006 through March 6, 2020 and the estimated historical performance of each of the Index and the total return version of the Index from December 31, 2004 to February 1, 2006.

Historical and Estimated Historical Results for

the period December 31, 2004 through March 6, 2020

	Index		Total Return Index
Year	Ending Level	Annual Return	Ending Level	Annual Return
2004	380.92		663.10
2005	464.41	21.92%	834.70	25.88%
2006	386.73	-16.73%	729.28	-12.63%
2007	541.95	40.14%	1069.37	46.63%
2008	249.65	-53.93%	500.11	-53.23%
2009	260.12	4.19%	521.92	4.36%
2010	269.67	3.67%	541.81	3.81%
2011	259.68	-3.70%	522.05	-3.65%
2012	228.91	-11.85%	460.60	-11.77%
2013	244.43	6.78%	492.12	6.84%
2014	142.49	-41.71%	286.97	-41.69%
2015	79.25	-44.38%	159.70	-44.35%
2016	84.58	6.73%	171.00	7.08%
2017	88.05	4.11%	179.72	5.10%
2018	68.66	-22.03%	142.94	-20.46%
2019	90.38	31.63%	192.18	34.44%
2020 (through 03/06/2020)	75.77	-16.16%	161.38	-16.03%

HISTORICAL OR ESTIMATED HISTORICAL PERFORMANCE

ARE NOT INDICATIVE OF FUTURE RESULTS.

The table below shows the historical and estimated historical performance of the Index from December 31, 2004 through March 6, 2020.

Index
Total Return	-80.11%
Annualized Return	-10.14%

The data for the Index for the period prior to its inception on February 1, 2006 is estimated (hypothetical) and is derived by using the Index’s calculation methodology with historical prices.

Historical information presented is as of March 6, 2020, and is furnished as a matter of information only. Historical and estimated historical performance of the Index is not an indication of future performance. Future performance of the Index may differ significantly from historical and estimated historical performance, either positively or negatively.

The Index

The graph below is based on the levels of the Index and the Total Return version of the Index.*

*The data for the Index for the period prior to its inception on February 1, 2006 is estimated (hypothetical) and is derived by using the Index’s calculation methodology with historical prices.

License Agreement

Bloomberg Finance L.P. and UBS have entered into a non-exclusive license agreement providing for the license to UBS, and certain of its affiliates, in exchange for a fee, of the right to use the Index, in connection with securities, including the Securities. The Index is owned by UBS and published by Bloomberg Finance L.P. and its affiliates.

Modifications to the Index

The Index Administrator may revise Index policy for timing of rebalancings or other matters as described above under “— Index Governance.” The Index Administrator or the Security Calculation Agent may also make determinations relating to Market Disruption Events and force majeure events as described below.

Disclaimer

The license agreement between Bloomberg and UBS provides that the following language must be set forth in this prospectus supplement:

“Bloomberg® ”, “Bloomberg WTI Crude Oil Subindex ERSM” and “UBS” are service marks of Bloomberg Finance L.P. and its affiliates (collectively, “Bloomberg”) and UBS, as the case may be, and “Bloomberg®” and “Bloomberg WTI Crude Oil Subindex ERSM” have been licensed for use for certain purposes by UBS. Bloomberg is not affiliated with UBS, and Bloomberg does not approve, endorse, review, or recommend the Securities. Neither Bloomberg nor UBS guarantees the timeliness, accurateness, or completeness of any data or information relating to the Bloomberg WTI Crude Oil Subindex ERSM. Bloomberg Finance and UBS have entered into a license agreement providing for the license to UBS, and certain of its affiliated or subsidiary companies, in exchange for a fee, of the right to use certain service marks owned by Bloomberg Finance in connection with certain products, including the Securities.

The license agreement between Bloomberg Finance and UBS provides that the following language must be set forth in this prospectus supplement: “Bloomberg®”, “Bloomberg WTI Crude Oil Subindex ERSM” and “UBS” are service marks of Bloomberg Finance L.P. and its affiliates (collectively, “Bloomberg”) and

The Index

UBS, as the case may be, and “Bloomberg®” and “Bloomberg WTI Crude Oil Subindex ERSM” have been licensed for use for certain purposes by UBS. The Securities are not sponsored, endorsed, sold or promoted by Bloomberg. None of Bloomberg, UBS AG, UBS Securities LLC or any of their subsidiaries or affiliates makes any representation or warranty, express or implied, to the owners of or counterparties to the Securities or any member of the public regarding the advisability of investing in securities or commodities generally or in the Securities particularly. The only relationship of Bloomberg to UBS is the licensing of certain trademarks, trade names and service marks and of the Bloomberg WTI Crude Oil Subindex ER, which is determined, composed and calculated by Bloomberg on behalf of UBS without regard to the Securities. Bloomberg and UBS have no obligation to take the needs of the owners of the Securities into consideration in determining, composing or calculating the Bloomberg WTI Crude Oil Subindex ER. Bloomberg is not responsible for, nor has it participated in the determination of, the timing of, prices at, or quantities of the Securities to be issued or in the determination or calculation of the equation by which the Securities are to be converted into cash. Bloomberg shall not have any obligation or liability, including, without limitation, to Securities customers, in connection with the administration, marketing or trading of the Securities. UBS AG, UBS Securities LLC and their subsidiaries and affiliates actively trade commodities, commodity indexes and commodity futures (including the Bloomberg WTI Crude Oil Subindex ER), as well as swaps, options and derivatives which are linked to the performance of such commodities, commodity indexes and commodity futures. It is possible that this trading activity will affect the value of the Bloomberg WTI Crude Oil Subindex ER and the Securities. The Prospectus Supplement relates only to the Securities and does not relate to the exchange-traded physical commodities underlying any of the Bloomberg WTI Crude Oil Subindex ER components. Purchasers of the Securities should not conclude that the inclusion of a futures contract in the Bloomberg WTI Crude Oil Subindex ER is any form of investment recommendation of the futures contract or the underlying exchange traded physical commodity by Bloomberg, UBS AG, UBS Securities LLC or any of their subsidiaries or affiliates. The information in the Prospectus Supplement regarding the Bloomberg WTI Crude Oil Subindex ER components has been derived solely from publicly available documents. None of Bloomberg, UBS AG, UBS Securities LLC or any of their subsidiaries or affiliates has made any due diligence inquiries with respect to the Bloomberg WTI Crude Oil Subindex ER components in connection with the Securities. Bloomberg does not make any representation that these publicly available documents or any other publicly available information regarding the Bloomberg WTI Crude Oil Subindex ER components, including without limitation a description of factors that affect the prices of such components, are accurate or complete. UBS and its affiliates actively trade commodities, commodity futures and commodity indexes (including the Bloomberg WTI Crude Oil Subindex ER and related indexes), as well as swaps, options and other derivatives which are linked to the performance of commodities, commodity futures and commodity indexes. This trading activity may affect the value of commodities; commodity indexes (including the Bloomberg WTI Crude Oil Subindex ER and related indexes); sub-indexes of such indexes; components thereof; commodity index swaps linked to such indexes, sub-indexes and components; and products or transactions entered into, issued and/or sponsored by UBS or Bloomberg Finance. UBS and its subsidiaries and affiliates may undertake such trading activity (including but not limited to proprietary trading and trading that they deem appropriate in their sole discretion to hedge their market risk in any transaction) without regard to any effect it may have on products or transactions entered into, issued and/or sponsored by UBS or Bloomberg Finance.

NONE OF BLOOMBERG, UBS AG, UBS SECURITIES LLC OR ANY OF THEIR SUBSIDIARIES OR AFFILIATES GUARANTEES THE ACCURACY AND/OR THE COMPLETENESS OF THE BLOOMBERG WTI CRUDE OIL SUBINDEX ER OR ANY DATA RELATED THERETO AND NONE OF BLOOMBERG, UBS AG, UBS SECURITIES LLC OR ANY OF THEIR SUBSIDIARIES OR AFFILIATES SHALL HAVE ANY LIABILITY FOR ANY ERRORS, OMISSIONS OR INTERRUPTIONS THEREIN. NONE OF BLOOMBERG, UBS AG, UBS SECURITIES OR ANY OF THEIR SUBSIDIARIES OR AFFILIATES MAKES ANY WARRANTY, EXPRESS OR IMPLIED, AS TO

The Index

RESULTS TO BE OBTAINED BY OWNERS OF THE SECURITIES OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE BLOOMBERG WTI CRUDE OIL SUBINDEX ER OR ANY DATA RELATED THERETO. NONE OF BLOOMBERG, UBS AG, UBS SECURITIES LLC OR ANY OF THEIR SUBSIDIARIES OR AFFILIATES MAKES ANY EXPRESS OR IMPLIED WARRANTIES AND EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE BLOOMBERG WTI CRUDE OIL SUBINDEX ER OR ANY DATA RELATED THERETO. WITHOUT LIMITING ANY OF THE FOREGOING, TO THE MAXIMUM EXTENT ALLOWED BY LAW, BLOOMBERG, ITS LICENSORS (INCLUDING UBS), AND ITS AND THEIR RESPECTIVE EMPLOYEES, CONTRACTORS, AGENTS, SUPPLIERS AND VENDORS SHALL HAVE NO LIABILITY OR RESPONSIBILITY WHATSOEVER FOR ANY INJURY OR DAMAGES — WHETHER DIRECT, INDIRECT, CONSEQUENTIAL, INCIDENTAL, PUNITIVE OR OTHERWISE — ARISING IN CONNECTION WITH THE BLOOMBERG WTI CRUDE OIL SUBINDEX ER OR ANY DATA OR VALUES RELATING THERETO — WHETHER ARISING FROM THEIR NEGLIGENCE OR OTHERWISE, EVEN IF NOTIFIED OF THE POSSIBILITY THEREOF. THERE ARE NO THIRD PARTY BENEFICIARIES OF ANY AGREEMENTS OR ARRANGEMENTS AMONG BLOOMBERG AND UBS SECURITIES LLC, OTHER THAN UBS AG.

ProShares® is a registered trademark of ProShare Advisors, LLC; ProShares has been licensed for use by UBS in connection with the Securities. The Securities are not sponsored by ProShare Advisors, ProFunds Distributors or any of their respective affiliates, and ProShare Advisors, ProFunds Distributors and their respective affiliates make any representation regarding the operation of the Securities nor do they have any liability for the investment performance of any series of Securities or any errors, omissions, or interruptions of the Securities or any related index.

Valuation of the Index and the Securities

Intraday Index Values

On each Index Business Day, the Index Administrator will calculate and publish the intraday indicative value of the Index every 15 seconds during normal trading hours on Bloomberg under the ticker symbol “BCOMCL”. The actual Index closing level may vary, and on a cumulative basis over the term of the Securities may vary significantly, from the intraday indicative value of the Index.

The Index Administrator is not affiliated with UBS and does not approve, endorse, review or recommend the Index or the Securities. The information used in the calculation of the intraday indicative value of the Index will be derived from sources the Index Administrator deems reliable, but the Index Administrator and its affiliates do not guarantee the correctness or completeness of the intraday indicative value or other information furnished in connection with the Securities or the calculation of the Index. The Index Administrator makes no warranty, express or implied, as to results to be obtained by UBS, UBS’ customers, holders of the Securities, or any other person or entity from the use of the intraday indicative value of the Index or any data included therein. the Index Administrator makes no express or implied warranties, and expressly disclaims all warranties of merchantability or fitness for a particular purpose with respect to the intraday indicative value of the Index or any data included therein. The Index Administrator, its employees, subcontractors, agents, suppliers and vendors shall have no liability or responsibility, contingent or otherwise, for any injury or damages, whether caused by the negligence of the Index Administrator, its employees, subcontractors, agents, suppliers or vendors or otherwise, arising in connection with the indicative value of the Index or the Securities, and shall not be liable for any lost profits, losses, punitive, incidental or consequential damages. The Index Administrator shall not be responsible for or have any liability for any injuries or damages caused by errors, inaccuracies, omissions or any other failure in, or delays or interruptions of, the indicative value, from whatever cause. The Index Administrator is not responsible for the selection of or use of the Index or the Securities, the accuracy and adequacy of the Index or information used by UBS and the resultant output thereof.

The intraday indicative calculation of the level of the Index will be provided for reference purposes only. Published calculations of the level of the Index from the Index Administrator may occasionally be subject to delay or postponement. Any such delays or postponements will affect the current level of the Index and therefore the value of the Securities in the secondary market. The intraday indicative value of the Index published every 15 seconds will be based on the intraday prices of the Index Contracts.

Intraday Security Values

An intraday “indicative value” meant to approximate the expected trading value of the Securities in a liquid market will be calculated by the NYSE and published to Bloomberg (based in part on information provided by Bloomberg) or a successor via the facilities on the Consolidated Tape Association under the symbols “WTIU.IV” for the 3X Long Securities and “WTID.IV” for the 3X Inverse Securities. In connection with your Securities, we use the term “indicative value” to refer to the value at a given time and date equal to (i) Current Principal Amount of the applicable series of Securities multiplied by the Index Factor of the applicable series of Securities calculated using the intraday indicative value of the Index minus the Annual Tracking Fee. The “indicative value” of a series of Securities as of the closing of trading on a given day will equal the Current Principal Amount of such series of Securities. The actual trading price of each series of Securities in the secondary market may vary significantly from the indicative value.

The intraday indicative value calculation will be used to determine whether a Stop Loss Termination Event and/or Deleveraging Event has occurred, as discussed under “Specific Terms of the Securities —

Valuation of the Index and the Securities

UBS Optional Acceleration upon the Occurrence of a Stop Loss Termination Event.” It is not intended as a price or quotation, or as an offer or solicitation for the purchase, sale, or termination of your Securities, nor will it reflect hedging or other transactional costs, credit considerations, market liquidity or bid-offer spreads. For this reason and others, the actual trading price of the Securities may be different from their indicative value.

The calculation of the intraday indicative value shall not constitute a recommendation or solicitation to conclude a transaction at the level stated, and should not be treated as giving investment advice.

The publishing of the intraday indicative value of the Securities by Bloomberg may occasionally be subject to delay or postponement. The actual trading price of the Securities may be different from their intraday indicative value. The intraday indicative value of the Securities published at least every 15 seconds during the NYSE Arca’s Core Trading Session, which is currently from 9:30 a.m. to 4:00 p.m., New York City time, will be based on the intraday indicative values of the Index, and may not be equal to the payment at maturity, call or acceleration, or upon early redemption.

These intraday indicative value calculations have been prepared as of a particular time and date and will therefore not reflect subsequent changes in market values or prices or in any other factors relevant to their determination.

Split or Reverse Split of the Securities

We may, at any time in our sole discretion, initiate a split or reverse split of your series of Securities. If we decide to initiate a split or reverse split, such date shall be deemed to be the “announcement date”, and we will issue a notice to holders of the affected series of Securities and press release announcing the split or reverse split, specifying the effective date of the split or reverse split. The record date for any split or reverse split will be the tenth Business Day after the announcement date, and the effective date will be the next Business Day after the record date.

If the Securities of any series undergo a split, we will adjust the Current Principal Amount of such series of Securities accordingly. For example, if the Securities of a series undergo a 4:1 split, every investor who holds a Security of such series via The Depository Trust Company (“DTC”) on the relevant record date will, after the split, hold four Securities if such series, and adjustments will be made as described below. The Current Principal Amount for such series of Securities on such record date would be divided by four to reflect the 4:1 split of your series of Securities. Any adjustment of the Current Principal Amount will be rounded to eight decimal places. For the avoidance of doubt, the effects of any split will not trigger a Stop Loss Termination Event. The split will become effective at the opening of trading of the Securities on the Business Day immediately following the record date. If, prior to the effectiveness of the split, the Company exercises its Acceleration Option, the split will not occur.

In the case of a reverse split, the Current Principal Amount of any series of Securities will be adjusted accordingly, and we reserve the right to address odd numbers of Securities (commonly referred to as “partials”) in a manner determined by us in our sole discretion. For example, if the Securities of a series undergo a 1:4 reverse split, every investor who holds four Securities of such series via DTC on the relevant record date will, after the reverse split, hold only one Security of such series and the Current Principal Amount of the Securities of such series on such record date would be multiplied by four to reflect the 1:4 reverse split of your Securities of such series. Any adjustment of the Current Principal Amount will be rounded to eight decimal places. The reverse split will become effective at the opening of trading of the Securities of such series on the Business Day immediately following the record date. If, prior to the effectiveness of the reverse split, the Company exercises its Acceleration Option, the reverse split will not occur.

Valuation of the Index and the Securities

Holders who own a number of Securities of any series on the record date that is not evenly divisible by the reverse split divisor (which in the case of a 1:4 reverse split, for example, will be 4) will receive the same treatment as all other holders for the maximum number of Securities of such series they hold which is evenly divisible by the reverse split divisor, and we will have the right to compensate holders for their remaining or “partial” Securities of such series in a manner determined by us in our sole discretion. Our current intention is to provide holders with a cash payment for their partials on the 17th Business Day following the announcement date in an amount equal to the appropriate percentage of the Current Principal Amount of the reverse split-adjusted Securities of such series on the 14th Business Day following the announcement date. For example, in the case of a 1:4 reverse split, a holder who held 23 Securities of such series via DTC on the record date would receive five post-reverse split Securities of such series on the immediately following Business Day, and a cash payment on the 17th Business Day following the announcement date that is equal to 3/4ths of the Current Principal Amount of the reverse split-adjusted Securities of such series on the 14th Business Day following the announcement date.

Specific Terms of the Securities

In this section, references to “holders” mean those who own the Securities registered in their own names, on the books that we or the trustee maintains for this purpose, and not those who own beneficial interests in the Securities registered in street name or in the Securities issued in book-entry form through The Depository Trust Company (“DTC”) or another depositary. Owners of beneficial interests in the Securities should read the section entitled “Legal Ownership and Book-Entry Issuance” in the accompanying prospectus.

The Securities are part of a series of UBS AG debt securities entitled “Medium-Term Notes, Series B” that we may issue, from time to time, under the indenture more particularly described in the accompanying prospectus. This prospectus supplement summarizes specific financial and other terms that apply to the Securities. Terms that apply generally to all Medium-Term Notes, Series B are described in “Description of Debt Securities We May Offer” in the accompanying prospectus. The terms described here (i.e., in this prospectus supplement) supplement those described in the accompanying prospectus and, if the terms described here are inconsistent with those described there, the terms described here are controlling.

The Securities are part of a single series of senior debt securities issued under our indenture, dated as of June 12, 2015 between us and U.S. Bank Trust National Association, as trustee.

Please note that the information about the offering price and the net proceeds to UBS on the front cover of this prospectus supplement relates only to the initial sale of the Securities. If you have purchased the Securities in a secondary market transaction after the initial sale, information about the price and date of sale to you will be provided in a separate confirmation of sale.

We describe the terms of the Securities in more detail below.

Coupon

We will not pay you interest during the term of the Securities.

Denomination

The Stated Principal Amount of the Securities is $25 per Security

Cash Settlement Amount at Maturity

The Securities do not guarantee any return of principal at, or prior to, maturity or call, or upon early redemption or acceleration. Instead, you will receive a cash payment per Security based on the three times leveraged performance of the Index (or, in the case of the 3X Inverse Securities, the three times inverse leveraged performance of the Index, as reduced by the Annual Tracking Fee and, if applicable, a Redemption Fee Amount and creation fee as described under “— Cash Settlement Amount at Maturity.” If the amount as calculated is equal to or less than zero, the Cash Settlement Amount will be zero and you will not receive a cash payment.

If you exercise your right to have us redeem your Securities of any series, subject to compliance with the redemption procedures, for each Security you will receive a cash payment per Security of such series on the relevant Redemption Date equal to the Redemption Amount as described under “— Early Redemption at the Option of the Holders.” If the amount as calculated is equal to or less than zero, the Redemption Amount will be zero and you will not receive a cash payment.

Specific Terms of the Securities

Current Principal Amount

On the Initial Trade Date, the “Current Principal Amount” for the Securities of each series is equal to $25.00 per Security. For each subsequent calendar day, except for a calendar day during the Call Measurement Period and except for a day on which a Deleveraging Event occurs, the Current Principal Amount per Security, for each series of Securities, will equal:

(Current Principal Amount of such series on the previous calendar day × Index Factor for the applicable series of Securities) — Annual Tracking Fee for the Securities of such series.

Upon the occurrence of a Deleveraging Event with respect to any series of Securities, the Current Principal Amount for such series of Securities on the day of the Deleveraging Event will equal:

For each calendar day during the Call Measurement Period for a series of Securities, the Current Principal Amount for such series of Securities will equal: (1) the sum of (a) the Index Exposure and (b) the Notional Cash Amount minus (2) the Annual Tracking Fee for such series of Securities on such calendar day.

Annual Tracking Fee

“Annual Tracking Fee” means a fee per Security of any series that will be subtracted from the Current Principal Amount of each series of Securities on each calendar day. On the Initial Trade Date, the Annual Tracking Fee is equal to zero. On each subsequent calendar day, the Annual Tracking Fee for the 3X Long Securities equals the product of (i) 1.45% divided by 365 times (ii) the Current Principal Amount for such Securities on the previous calendar day. On each subsequent calendar day, the Annual Tracking Fee for the 3X Inverse Securities equals the product of (i) 1.85% divided by 365 times (ii) the Current Principal Amount for such Securities on the previous calendar day. For the purpose of calculating the Annual Tracking Fee, if such previous calendar day was not an Index Business Day, the Current Principal Amount will be calculated based on the Current Principal Amount for such series of Securities on the immediately preceding Index Business Day.

Maturity

The “Maturity Date” is January 4, 2047, which will be the third Business Day following the Final Valuation Date, subject to adjustment as described below under “— Market Disruption Event.”

For the Securities of any series, unless earlier called, redeemed or accelerated, you will receive at maturity a cash payment equal to the Current Principal Amount of such series of Securities on the Final Valuation Date, calculated as follows:

(a)	the product of:

(i)	the Current Principal Amount of such series on the previous day and

(ii)	the Index Factor for the applicable series of Securities as of the Final Valuation Date, minus

(b)	the Annual Tracking Fee for such series as of the Final Valuation Date.

We refer to this cash payment as the “Cash Settlement Amount.” If the amount calculated above is equal to or less than zero, the payment at maturity will be zero.

Specific Terms of the Securities

The following graphic illustrates the formula to determine the Cash Settlement Amount, which has been simplified for ease of presentation.

You may lose all or a substantial portion of your investment at maturity. The combined negative effect of the Annual Tracking Fee will reduce your final payment. You will lose some or all of your investment if the level of the Index decreases or does not increase sufficiently in the case of the 3X Long Securities or if it increases or does not decrease sufficiently in the case of the 3X Inverse Securities (in each case in addition to the Daily Accrual) to offset the sum of the Annual Tracking Fee over the term of the Securities. If this occurs, you will receive less than the initial investment amount of your Securities at maturity, upon early redemption or upon acceleration of the Securities. Due to leverage, the Securities are very sensitive to changes in the level of the Index and the path of the Index. If the daily leveraged return of the Index (or, for the 3X Inverse Securities, the inverse return of the Index) is insufficient to offset the negative effect of the Annual Tracking Fee, or if the daily leveraged return of the Index is negative (or, for the 3X Inverse Securities, positive), you may lose all or a substantial portion of your investment at maturity, call, early redemption or upon acceleration.

The Securities may be called by UBS prior to the Maturity Date pursuant to UBS’s Call Right and, upon the occurrence of a Stop Loss Termination Event, the Securities may be accelerated and redeemed. See “Specific Terms of the Securities — UBS’s Call Right” beginning on page S-75 and “Specific Terms of the Securities — UBS Optional Acceleration upon Occurrence of a Stop Loss Termination Event” beginning on page S-76.

Terms and Definitions

The “Stated Principal Amount” of each Security is $25. The Securities may be issued and sold over time at then-current market prices which may be significantly higher or lower than the Stated Principal Amount.

The “Index Factor” on any Index Business Day will equal the following:

The Index Factor for the 3X Long Securities will equal:

(i)	one; plus

(ii)	the Daily Accrual on such Index Business Day; plus

(iii)	(a) three; times

(b)	the Index Performance Ratio

The Index Factor for the 3X Inverse Securities will equal:

(i)	one; plus

(ii)	the Daily Accrual on such Index Business Day; plus

(iii)	(a) negative three; times

(b)	the Index Performance Ratio

The Index Factor for each series of Securities will be deemed to equal one on any calendar day that is not an Index Business Day.

Specific Terms of the Securities

The “Index Performance Ratio” for each series of Securities, on any Index Business Day, except as described below with respect to a Market Disruption Event, will equal:

(i)	(a) the Index Closing Level on such Index Business Day; divided by

(b)	the Index Closing Level on the immediately preceding Index Business Day; minus

(ii)	one.

The Index Performance Ratio will equal zero on any calendar day that is not an Index Business Day.

However, in the following circumstances, the calculation of the Index Performance Ratio for a series of Securities will be modified so that the applicable leverage of the Securities does not reset for the period described below:

If a Market Disruption Event occurs or is continuing on any Index Business Day with respect to any series of Securities, the calculation of the Index Performance Ratio for such series of Securities will be modified so that the applicable leveraged exposure does not reset until the first Index Business Day on which no Market Disruption Event with respect to such series of Securities occurs or is continuing. Accordingly, if on any Index Business Day (for purposes of the calculation of the Index Performance Ratio, the “date of determination”) a Market Disruption Event with respect to any series of Securities occurs or is continuing on the date of determination or occurred or was continuing on the Index Business Day immediately preceding the date of determination, then the Index Performance Ratio for such series of Securities on the date of determination will equal:

where:

ILCd = the Index Closing Level on the date of determination;

ILC d-1 = the Index Closing Level on the Index Business Day immediately preceding the date of determination;

ICL0 = the Index Closing Level on the Index Business Day on which no Market Disruption Event occurred or was continuing that most closely precedes the date of determination; and

L = the applicable Leverage Amount.

In addition, if a Market Disruption Event occurs or is continuing on any date of determination or occurred or was continuing on the Index Business Day immediately preceding the date of determination, the Security Calculation Agent will determine the Index Performance Ratio on such date of determination using an appropriate Index Closing Level for such date of determination and/or such prior Index Business Day taking into account the nature and duration of such Market Disruption Event. Without limiting the generality of the preceding sentence, if a Market Disruption Event occurs during any “roll period” for the Index (as described above), the Security Calculation Agent may, but are not required to, calculate an appropriate Index Closing Level on each applicable Index Business Day without giving effect to any “rolling” of futures contracts that may take place under the Index rules.

The “Index Rebalancing Level” means, for the 3x Long Securities, the lowest price of the Index during the Rebalancing Period.

Specific Terms of the Securities

The “Index Rebalancing Level” means, for the 3x Inverse Securities, the highest price of the Index during the Rebalancing Period.

The “Rebalancing Period” means the 15 minute period beginning in the next quarter hour immediately after the Deleveraging Event occurs (i.e. if the intraday indicative value of the series of Securities is equal to or less than 30% of the previous day’s Current Principal Amount for such series of Securities at 11:07 a.m., New York City time, then the Rebalancing Period would be the period between 11:15 a.m. and 11:30 a.m., New York City Time, on such date).

A “Deleveraging Event” with respect to any series of Securities, means the occurrence of a Stop Loss Termination Event at or after 9:30 a.m. and to, but before, 2:00 p.m., New York City time, on any Index Business Day.

The “Index Exposure” means for each series of Securities, on each Valuation Date during the Call Measurement Period, as applicable, the product of (i) the Index Exposure on the immediately preceding Valuation Date (or, in the case of the first day of such Call Measurement Period, the Current Principal Amount of such series of Securities on the immediately preceding Index Business Day) multiplied by the Index Factor on the current Valuation Date and (ii) a fraction equal to (a) the number of scheduled Valuation Dates left in the applicable Call Measurement Period, excluding the current Valuation Date, divided by (b) the number of scheduled Valuation Dates left in the applicable Call Measurement Period, including the current Valuation Date. The Index Exposure on any day that is not a Valuation Date will be deemed to be the same as on the immediately preceding Valuation Date.

The “Notional Cash Amount” means, for each series of Securities, on each Valuation Date during the Call Measurement Period, as applicable, the sum of (i) the Notional Cash Amount on the immediately preceding Valuation Date (or, in the case of the first day of such Call Measurement Period, $0.00) and (ii) (a) the Index Exposure on the immediately preceding Valuation Date (or, in the case of the first day of such Call Measurement Period, the Current Principal Amount of such series of Securities on the immediately preceding Valuation Date) multiplied by (b) the Index Factor on the current Valuation Date multiplied by (c) 1 divided by the number of scheduled Valuation Dates left in the applicable Call Measurement Period, including the current Valuation Date. The Notional Cash Amount on any day that is not a Valuation Date will be deemed to be the same as on the immediately preceding Valuation Date.

The “Daily Accrual” represents the rate of interest that could be earned on a notional capital reinvestment at the generic one month U.S. Treasury Bill rate as reported on Bloomberg under the ticker: GB1M Index (or any successor ticker on Bloomberg or any successor service). The Daily Accrual for any series of Securities on any Index Business Day for such series of Securities will equal:

Where Tbillst-1 is the generic one month U.S. Treasury Bill rate reported on Bloomberg on the prior Index Business Day for such series of Securities and d is the number of calendar days from and including the immediately prior Index Business Day for such series of Securities to but excluding the date of determination. The Daily Accrual for any series of Securities is deemed to equal zero on any day that is not an Index Business Day for such series of Securities.

The “Index Closing Level” will equal the closing level of the Index on any date of determination, as reported on the NYSE and Bloomberg L.P.

Specific Terms of the Securities

“Business Day” means any day that is not a Saturday, a Sunday or a day on which banking institutions in The City of New York, generally, are authorized or obligated by law, regulation or executive order to close.

The “Index Administrator” means the entity that calculates level of the Index, which is currently Bloomberg Finance L.P, a division of Bloomberg L.P., a privately held financial software, data and media company.

An “Index Business Day” means any day on which the Primary Exchange and each Related Exchange are scheduled to be open for trading.

An “Exchange Business Day” means any day on which the Primary Exchange or market for trading of the Securities is scheduled to be open for trading.

A “Primary Exchange” means, with respect to each Index Contract or each WTI crude oil futures contract underlying a successor index, the primary exchange or market of trading such Index Contract or such futures contract underlying a successor index.

A “Related Exchange” means, with respect to each Index Contract or each WTI crude oil futures contract underlying a successor index, each exchange or quotation system where trading has a material effect (as determined by the Security Calculation Agent) on the overall market for futures or options contracts relating to such Index Contract or each WTI crude oil futures contract underlying a successor index.

A “Valuation Date” means for each series of Securities (i) with respect to an early redemption, the third Index Business Day prior to the related Redemption Date, which day is also the first Index Business Day following the date that a notice of Redemption (“Redemption Notice”) and notice of Redemption Confirmation (“Redemption Confirmation”) are delivered in compliance with the redemption procedures (or, in the sole discretion of UBS, the same date that the Redemption Notice and Redemption Confirmation are delivered in compliance with the redemption procedures) (a “Redemption Valuation Date”), (ii) with respect to UBS’s exercise of its Call Right, each Index Business Day during the Call Measurement Period, (iii) with respect to the Maturity Date, December 28, 2046 or, if such date is not an Index Business Day, the following Index Business Day (the “Final Valuation Date”) and (iv) with respect to the occurrence of a Stop Loss Termination Event, the Stop Loss Valuation Date. If a Market Disruption Event occurs on any of the applicable Valuation Dates, then such Valuation Date will be the next succeeding Index Business Day on which no Market Disruption occurs, but in no event more than five Index Business Days after the originally scheduled Valuation Date.

Early Redemption at the Option of the Holders

Subject to your compliance with the procedures described below and the potential postponements and adjustments as described under “— Market Disruption Event,” you may submit a request to have us redeem your Securities of any series on any Index Business Day no later than 4:00 p.m. (New York City time) and a confirmation of redemption by no later than 5:00 p.m. (New York City time) on any Index Business Day, provided that you request that we redeem a minimum of 50,000 Securities of the applicable series. We reserve the right from time to time to reduce or waive this minimum redemption amount in our sole discretion on a case-by-case basis. You should not assume you will be entitled to the benefit of any such waiver. For any applicable redemption request, the “Redemption Valuation Date” will be the first Index Business Day following the date that the applicable redemption notice and redemption confirmation are delivered, except that we reserve the right from time to time to accelerate,

Specific Terms of the Securities

in our sole discretion on a case-by-case basis, the Redemption Valuation Date to the date on which the notice of redemption is received by UBS rather than the following Index Business Day. You should not assume you will be entitled to the benefit of any such acceleration. To satisfy the minimum redemption amount, your broker or other financial intermediary may bundle your Securities for redemption with those of other holders of the applicable series to reach this minimum amount of 50,000 Securities of the applicable series. The final Redemption Date will be December 28, 2046.

Upon early redemption, you will receive per Security a cash payment on the relevant Redemption Date equal to the Current Principal Amount for the applicable Security as of the applicable Valuation Date, minus the Redemption Fee Amount as of the applicable Valuation Date. We refer to this cash payment as the “Redemption Amount.” If the amount calculated above is less than or equal to zero, the payment upon early redemption will be zero. We reserve the right from time to time to reduce or waive the Redemption Fee Amount in our sole discretion on a case-by-case basis. You should not assume you will be entitled to the benefit of any such waiver.

As of any Valuation Date, the “Redemption Fee Amount” means an amount per Security equal to the product of (i) 0.125% and (ii) the Current Principal Amount for the applicable Security as of such Valuation Date.

You may lose all or a substantial portion of your investment upon early redemption if the level of the Index returns are not sufficient to offset the combined negative effect of the Annual Tracking Fee, Redemption Fee Amount and creation fee.

We discuss these matters in the accompanying prospectus under “Description of Debt Securities We May Offer — Redemption and Payment.”

The redemption feature is intended to induce arbitrageurs to counteract any trading of the Securities at a discount to their indicative value, though there can be no assurance that arbitrageurs will employ the redemption feature in this manner or that they will be successful in counteracting any divergence in the market price of the Securities and their indicative value.

The Securities of any series may be called by UBS prior to the Maturity Date pursuant to UBS’s Call Right. See “Specific Terms of the Securities — UBS’s Call Right” beginning on page S-75.

Redemption Dates

The applicable “Redemption Date” means the third Index Business Day following the corresponding Valuation Date (other than the Final Valuation Date) or, if such day is not an Index Business Day, the next following Business Day. The final Redemption Date will be December 28, 2046.

Redemption Procedures

To redeem your Securities, you must instruct your broker or other person through whom you hold your Securities to take the following steps through normal clearing system channels:

➢

deliver a notice of redemption, which is attached to this prospectus supplement as Annex A, to UBS via email no later than 4:00 p.m. (New York City time) on the Index Business Day on which you elect to exercise your redemption right. If we receive your notice by the time specified in the preceding sentence, we will respond by sending you a form of confirmation of redemption which is attached to this prospectus supplement as Annex B;

Specific Terms of the Securities

➢

deliver the signed confirmation of redemption to us via e-mail in the specified form by 5:00 p.m. (New York City time) on the same day. We or our affiliate must acknowledge receipt in order for your confirmation to be effective;

➢	instruct your DTC custodian to book a delivery vs. payment trade with respect to your Securities on the applicable Redemption Valuation Date at a price equal to the Redemption Amount; and

➢	cause your DTC custodian to deliver the trade as booked for settlement via DTC at or prior to 12:00 noon (New York City time) on the applicable Redemption Date.

Different brokerage firms may have different deadlines for accepting instructions from their customers. Accordingly, as a beneficial owner of the Securities, you should consult the brokerage firm through which you own your interest for the relevant deadline. If your broker delivers your notice of redemption after 4:00 p.m. (New York City time), or your confirmation of redemption after 5:00 p.m. (New York City time), on the Business Day prior to the applicable Redemption Valuation Date, your notice will not be effective, you will not be able to redeem your Securities until the following Redemption Date and your broker will need to complete all the required steps if you should wish to redeem your Securities on any subsequent Redemption Date. In addition, UBS may request a medallion signature guarantee or such assurances of delivery as it may deem necessary in its sole discretion. All instructions given to participants from beneficial owners of Securities relating to the right to redeem their Securities will be irrevocable.

We reserve the right from time to time to reduce or waive the minimum redemption amount or the Redemption Fee Amount in our sole discretion on a case-by-case basis. In addition, we reserve the right from time to time to accelerate, in our sole discretion on a case-by-case basis, the Redemption Valuation Date to the date on which the notice of redemption is received by UBS rather than the following Index Business Day. You should not assume you will be entitled to the benefit of any such waiver or election to accelerate the Redemption Valuation Date.

UBS’s Call Right

We have the right to redeem all, but not less than all, of the Securities of a series upon not less than eighteen (18) calendar days’ prior notice to the holders of the Securities of such series, such redemption to occur on any Business Day that we may specify through and including the Maturity Date (the “Call Settlement Date”). Upon early redemption in the event we exercise this right, you will receive a cash payment equal to the Current Principal Amount for such series of Securities on the last Valuation Date in the Call Measurement Period (the “Call Valuation Date”). We refer to this cash payment as the “Call Settlement Amount.”

If the amount calculated above is equal to or less than zero, the payment upon UBS’s exercise of its Call Right will be zero.

The Current Principal Amount will be calculated on each day during the Call Measurement Period so that the applicable leverage of the affected Securities does not reset after the Call Measurement Period begins.

The Index Performance Ratio and Index Factor will be calculated on each day during the Call Measurement Period so that the applicable leverage of the affected series of Securities does not reset after the Call Measurement Period begins.

The Call Settlement Date will be postponed if the last Call Valuation Date is postponed. No interest or additional payment will accrue or be payable as a result of any postponement of the Call Settlement Date. See “— Market Disruption Events” below.

Specific Terms of the Securities

The “Call Measurement Period” shall be a period of five consecutive Index Business Days for such series of Securities specified in our call notice, the first Index Business Day of which shall be at least two Business Days after the date on which we issue the call notice.

The Call Settlement Amount will be payable on the third Business Day following the last such Index Business Day in the Call Measurement Period (such third Business Day the “Call Settlement Date”). We will give you notice of any call of any series of Securities via press release.

You may lose all or a substantial portion of your investment upon a call. The combined negative effect of the Annual Tracking Fee will reduce your final payment. You will lose some or all of your investment if the level of the Index decreases or does not increase sufficiently in the case of the 3X Long Securities or if it increases or does not decrease sufficiently in the case of the 3X Inverse Securities (in each case in addition to the Daily Accrual) to offset the sum of the Annual Tracking Fee over the term of the Securities. If this occurs, you will receive less than the initial investment amount of your Securities at maturity, upon early redemption or upon acceleration of the Securities. Due to leverage, the Securities are very sensitive to changes in the level and path of the Index. If the leveraged return of the Index (or, for the 3X Inverse Securities, the inverse return of the Index) is insufficient to offset the negative effect of the Annual Tracking Fee or if the leveraged return of the Index is negative (or, for the 3X Inverse Securities, positive), you may lose all or a substantial portion of your investment upon a call.

In addition, upon the occurrence of an Stop Loss Termination Event, the Securities may be accelerated and redeemed. See “Specific Terms of the Securities — UBS Optional Acceleration upon Occurrence of a Stop Loss Termination Event” beginning on page S-76.

Some of the defined terms used in this section have different applications when used in determining the Redemption Amount. For the definition of the terms relevant to early redemption, please refer to “—Early Redemption at the Option of the Holders.”

UBS Optional Acceleration upon Occurrence of a Stop Loss Termination Event

The “Stop Loss Termination Event” provisions of the Securities provide for the automatic deleveraging and optional redemption by UBS of a series of Securities in certain circumstances.

If, at any time, the intraday indicative value of any series of Securities on any Index Business Day, calculated as described in “Valuation of the Index and the Securities — Intraday Security Values,” is equal to or less than 30.0% of the Current Principal Amount of such series of Securities at the end of the prior Index Business Day (such event with respect to any series of Securities, a “Stop Loss Termination Event” and the day on which such event occurs, a “Stop Loss Termination Date”), all issued and outstanding Securities of such series may be redeemed by UBS, at its option, for a cash payment equal to the Stop Loss Redemption Amount (the “Acceleration Option”).

Deleveraging Event: If a Stop Loss Termination Event occurs at any time at or after 9:30 a.m. and to, but before 2:00 p.m., New York City time on any Index Business Day (a “Deleveraging Event”) with respect to any series of Securities, such series of Securities will be deleveraged for the remainder of the Stop Loss Termination Date, whether or not UBS exercises the Acceleration Option.

Upon the occurrence of a Deleveraging Event with respect to any series of Securities, the Current Principal Amount, for such series of Securities on any such Stop Loss Termination Date will equal the following, less the Annual Tracking Fee, as applicable:

(a) the Current Principal Amount for such series of Securities on the previous calendar day times (b) the Daily Accrual plus (i) 1 plus (ii) the Leverage Amount times (iii) the Index Rebalancing Level divided by

Specific Terms of the Securities

the Index Closing Level on the previous calendar day, minus 1, times (c) 1 plus (i) the Leverage Amount divided by 3, times (ii) the Index Closing Level on the current Index Business Day divided by the Index Rebalancing Level (as defined below) on the current Index Business Day minus 1.

Acceleration Option: Upon the occurrence of a Stop Loss Termination Event with respect to any series of Securities, UBS will issue a press release before 9:00 a.m. on the Index Business Day following the Stop Loss Termination Date announcing whether or not it has elected to exercise its Acceleration Option for such series of Securities. If UBS elects to exercise such Acceleration Option, the holders of such series of Securities will receive the Stop Loss Redemption Amount (as defined below), which payment may be equal to zero. If UBS exercises the Acceleration Option with respect to a series of Securities, Holders of Securities of such series will not benefit from any future exposure to the Index after the Stop Loss Valuation Date. UBS is under no obligation to exercise its Acceleration Option and the Securities may remain outstanding following a Stop Loss Termination Event if UBS does not exercise the Acceleration Option.

The “Stop Loss Redemption Amount” for any series of Securities will be equal to the Current Principal Amount for such series of Securities at the close of trading on the Index Business Day following the Stop Loss Termination Date (such day, the “Stop Loss Valuation Date”).

If UBS elects to exercise its Acceleration Option for such series of Securities, you will receive on the Stop Loss Redemption Date only the Stop Loss Redemption Amount in respect of your investment in Securities of such series. If the Stop Loss Redemption Amount so calculated is equal to or less than zero, the payment upon acceleration will be zero.

If UBS exercises the Acceleration Option, the “Stop Loss Redemption Date” will be the fifth Business Day following the Stop Loss Termination Date; provided that if the calculation of the Stop Loss Redemption Amount is postponed as a result of a Market Disruption Event, the Stop Loss Redemption Date will be the fifth Business Day after the Stop Loss Redemption Amount is calculated.

If a Stop Loss Termination Event occurs with respect to any series of Securities and UBS exercises its Acceleration Option, you will receive on the Stop Loss Redemption Date only the Stop Loss Redemption Amount in respect of your investment in Securities of such series. If the Stop Loss Redemption Amount so calculated is equal to or less than zero, the payment upon acceleration will be zero.

If the level of the Index decreases or does not increase sufficiently in the case of the 3X Long Securities or if it increases or does not decrease sufficiently in the case of the 3X Inverse Securities (in each case in addition to the Daily Accrual) to offset the sum of the Annual Tracking Fee and, if applicable, the Redemption Fee Amount and creation fee over the term of the Securities, you will receive less than the initial investment amount of your Securities at maturity, upon early redemption or upon acceleration of the Securities.

UBS must provide notice (which may be provided via press release) to the holders of such series of Securities not later than 9:00 a.m., on the Index Business Day after the occurrence of a Stop Loss Termination Event that such Stop Loss Termination Event has occurred and whether UBS intends to accelerate the applicable series of Securities.

You may lose some or all of your investment upon acceleration. The negative effect of the Annual Tracking Fee will reduce your final payment. You will lose some or all of your investment if the level of

Specific Terms of the Securities

the Index decreases or does not increase sufficiently in the case of the 3X Long Securities or if it increases or does not decrease sufficiently in the case of the 3X Inverse Securities (in each case in addition to the Daily Accrual) to offset the sum of the Annual Tracking Fee over the term of the Securities. If this occurs, you will receive less than the initial investment amount of your Securities at maturity, upon early redemption or upon acceleration of the Securities. Due to leverage, the Securities are very sensitive to changes in the level and path of the Index. If the leveraged return of the Index (or, for the 3X Inverse Securities, the inverse return of the Index) is insufficient to offset the negative effect of the Annual Tracking Fee or if the leveraged return of the Index is negative (or, for the 3X Inverse Securities, positive), you will lose some or all of your investment upon acceleration.

Security Calculation Agent

UBS Securities LLC will act as the Security Calculation Agent. The Security Calculation Agent will be solely responsible for all determinations and calculations regarding the value of the Securities, including, at maturity or upon early redemption or call, or at other times, the Current Principal Amount, Market Disruption Events, Business Days, Index Business Days, Exchange Business Days, the Index Factor, the Index Performance Ratio, the Index Closing Level, the Annual Tracking Fee, the Daily Exposure, the Notional Cash Amount, the Daily Accrual, the Redemption Fee Amount, creation fee, the Cash Settlement Amount, if any, that we will pay you at maturity, the Redemption Amount, if any, that we will pay you upon redemption, if applicable, the Stop Loss Redemption Amount that we will pay you upon acceleration, the Call Settlement Amount, if any, that we will pay you in the event that UBS calls the Securities, whether any day is a Business Day, Index Business Day, Exchange Business Day, a Stop Loss Termination Date, if a Deleveraging Event has occurred and all such other matters as may be specified elsewhere herein as matters to be determined by the Security Calculation Agent. The Security Calculation Agent will also be responsible for determining whether the Index has been discontinued and whether there has been a material change in the Index. The Security Calculation Agent will make all such determinations and calculations in its sole discretion, and absent manifest error, all determinations of the Security Calculation Agent will be conclusive for all purposes and binding on us, you, and all other persons having an interest in the Security, without liability on the part of the Security Calculation Agent. You will not be entitled to any compensation from us for any loss suffered as a result of any determinations or calculations made by the Security Calculation Agent. We may appoint a different Security Calculation Agent from time to time after the date of this prospectus supplement without your consent and without notifying you.

The Security Calculation Agent will provide written notice to the trustee at its New York office, on which notice the trustee may conclusively rely, of the amount to be paid at maturity, call or acceleration, or upon early redemption, on or prior to 12:00 noon, New York City time, on the Business Day immediately preceding the Maturity Date, any Redemption Date, any Call Settlement Date, or any Stop Loss Redemption Date, as applicable.

All dollar amounts related to determination of the Annual Tracking Fee, the Redemption Amount and Redemption Fee Amount, creation fee, if any, per Security, the Call Settlement Amount, if any, per Security, the Current Principal Amount, the Stop Loss Redemption Amount, and the Cash Settlement Amount, if any, per Security, will be rounded to the nearest ten-thousandth, with five one hundred-thousandths rounded upward (e.g., .76545 would be rounded up to .7655); and all dollar amounts paid on the Stated Principal Amount of the Securities per holder will be rounded to the nearest cent, with one-half cent rounded upward.

Market Disruption Event

If the Index is not published on an Index Business Day, or if a Market Disruption Event or a force majeure event (each as defined below) has occurred or is occurring, and such event affects the Index and/

Specific Terms of the Securities

or the ability to hedge the Index, the Security Calculation Agent may (but is not required to) make determinations and/or adjustments to the Index or method of calculating the Index. The determination of the value of a Security on a Valuation Date, including any Index Business Day during the Call Measurement Period and the Final Valuation Date, may be postponed if the Security Calculation Agent determines that a Market Disruption Event or force majeure event has occurred or is continuing on such Valuation Date. In that event, the applicable Valuation Date will be postponed to the next following Index Business Day on which a Market Disruption Event or force majeure event does not occur and is not continuing. In no event, however, will any Valuation Date be postponed by more than five Index Business Days. If a Valuation Date is postponed until the fifth Index Business Day following the scheduled Valuation Date but a Market Disruption Event occurs or is continuing on such day, that day will nevertheless be the applicable Valuation Date and the Security Calculation Agent will make a good faith estimate in its sole discretion of the value of the Index for such day. If a Market Disruption Event occurs or is continuing on any Index Business Day in the Call Measurement Period and results in such Valuation Date being postponed, each subsequent Valuation Date in the Call Measurement Period will be postponed by the same number of Index Business Days. In addition, if the last scheduled Valuation Date in the Call Measurement Period is postponed, the Call Settlement Date will be postponed until the date three Business Days following such Valuation Date, as postponed. For example, if the last Index Business Day in the Call Measurement Period is postponed for two Index Business Days as the result of a Market Disruption Event, the Call Settlement Date will likewise be postponed for two Index Business Days. All determinations and adjustments to be made by the Security Calculation Agent may be made in the Security Calculation Agent’s sole discretion. See “Risk Factors” in this prospectus supplement for a discussion of certain conflicts of interest which may arise with respect to the Security Calculation Agent.

On any day on which a Market Disruption Event occurs, the leverage on the Securities will not be reset and the leverage on the Securities on any such date will be based on the Current Principal Amount as of the last Index Business Day on which a Market Disruption Event did not occur. If a Market Disruption Event occurs or is continuing on any Index Business Day, or occurred or was continuing on the immediately preceding Index Business Day, the Security Calculation Agent will determine the Index Performance Ratio for such series of Securities on each such Index Business Day, calculated as described herein, using an appropriate closing level of the Index for each such Index Business Day taking into account the nature and duration of such Market Disruption Event. Furthermore, if a Market Disruption Event occurs and is continuing with respect to any series of Securities on any Index Business Day, the calculation of the Index Performance Ratio and Current Principal Amount for such series of Securities will be modified so that the applicable leveraged exposure does not reset until the first Index Business Day on which no Market Disruption Event with respect to such series of Securities is continuing. As a result, following the date on which a Market Disruption Event occurs and until UBS is able to reset the leverage on an Index Business Day on which a Market Disruption Event does not occur, the Securities of such series will not provide a three times leveraged return on the performance of the Index. This can result in circumstances when the leverage on the Securities on the date of the Market Disruption Event results in more or less than three times exposure to the performance of the Index. Under such circumstances, if the Index subsequently increases, in the case of the 3X Long Securities, or decreases, in the case of the 3X Inverse Securities, the Securities will not increase three times such movement. Similarly, if a Market Disruption Event occurs and is continuing on any Valuation Date for any series of Securities, the calculation of the Index Performance Ratio for such series of Securities will be modified so that the applicable leveraged exposure does not reset for purposes of such Valuation Date as described above.

Specific Terms of the Securities

The occurrence or existence of any of the following, as determined by the Security Calculation Agent in its sole discretion, will constitute a “Market Disruption Event” with respect to the Index:

➢

Termination, suspension, absence or material limitation or disruption of trading in any Index Contract (or any futures contract included in any successor index) for more than two hours or during the one-half hour before the close of trading in the applicable market or markets;

➢	the value of the Index (or any successor index) is not published;

➢	the settlement price is not published as of the regularly scheduled time for any individual Index Contract (or any futures contract included in any successor index);

➢

the settlement price for any Index Contract (or any futures contract included in any successor index) is a “limit price,” which means that the settlement price for such Index Contract (or any futures contract included in any successor index) has increased or decreased from the previous day’s settlement price by the maximum amount permitted under applicable exchange rules;

➢	the occurrence since the Initial Trade Date of a material change in the formula for or the method of calculating the value of the Index (or any successor index); or

➢

in any other event, if the Security Calculation Agent determines in its sole discretion that the event materially interferes with our ability or the ability of any of our affiliates to unwind all or a material portion of a hedge with respect to the Securities that we or our affiliates have effected or may effect as described in the section entitled “Use of Proceeds and Hedging”.

The following event will not be a Market Disruption Event with respect to the Index:

➢	a limitation on the hours or numbers of days of trading, but only if the limitation results from an announced change in the regular business hours of the relevant market.

For this purpose, an “absence” of trading in the primary securities market on which any Index Contract (or any futures contract included in any successor index) is traded will not include any time when that market is itself closed for trading under ordinary circumstances.

A “force majeure event” includes any event or circumstance (including, without limitation, a systems failure, natural or man-made disaster, act of God, armed conflict, act of terrorism, riot or labor disruption or any similar intervening circumstance) that the Security Calculation Agent determines to be beyond its reasonable control and materially affects the Index or trading in any Index Contract (or any futures contract included in any successor index).

Redemption Price Upon Optional Tax Redemption

We have the right to redeem the Securities in the circumstances described under “Description of Debt Securities We May Offer — Optional Tax Redemption” in the accompanying prospectus. If we exercise this right, the redemption price of the Securities will be determined by the Security Calculation Agent in a manner reasonably calculated to preserve your and our relative economic positions.

Default Amount on Acceleration

If an event of default occurs and the maturity of the Securities is accelerated, we will pay the default amount in respect of the principal of the Securities at maturity. We describe the default amount below under “— Default Amount.”

For the purpose of determining whether the holders of our Medium-Term Notes, Series B, of which the Securities are a part, are entitled to take any action under the indenture, we will treat the outstanding

Specific Terms of the Securities

principal amount of the Medium-Term Notes, Series B, as constituting the outstanding principal amount of the Securities. Although the terms of the Securities may differ from those of the other Medium-Term Notes, Series B, holders of specified percentages in principal amount of all Medium-Term Notes, Series B, together in some cases with other series of our debt securities, will be able to take action affecting all the Medium-Term Notes, Series B, including the Securities. This action may involve changing some of the terms that apply to the Medium-Term Notes, Series B, accelerating the maturity of the Medium-Term Notes, Series B after a default or waiving some of our obligations under the indenture. We discuss these matters in the attached prospectus under “Description of Debt Securities We May Offer — Default, Remedies and Waiver of Default” and “Description of Debt Securities We May Offer — Modification and Waiver of Covenants.”

Default Amount

The default amount for any series of Securities on any day will be an amount, in U.S. dollars as determined by the Security Calculation Agent in its sole discretion, for the aggregate Stated Principal Amount of the Securities of such series, equal to the cost of having a qualified financial institution, of the kind and selected as described below, expressly assume all our payment and other obligations with respect to the Securities as of that day and as if no default or acceleration had occurred, or to undertake other obligations providing substantially equivalent economic value to you with respect to the Securities. That cost will equal:

➢	the lowest amount that a qualified financial institution would charge to effect this assumption or undertaking, plus

➢	the reasonable expenses, including reasonable attorneys’ fees, incurred by the holders of the Securities in preparing any documentation necessary for this assumption or undertaking.

During the default quotation period for any series of Securities, which we describe below, the holders of the Securities of such series and/or we may request a qualified financial institution to provide a quotation of the amount it would charge to effect this assumption or undertaking. If either party obtains a quotation, it must notify the other party in writing of the quotation. The amount referred to in the first bullet point above will equal the lowest — or, if there is only one, the only — quotation obtained, and as to which notice is so given, during the default quotation period. With respect to any quotation, however, the party not obtaining the quotation may object, on reasonable and significant grounds, to the assumption or undertaking by the qualified financial institution providing the quotation and notify the other party in writing of those grounds within two Business Days after the last day of the default quotation period, in which case that quotation will be disregarded in determining the default amount.

Default Quotation Period

The default quotation period is the period beginning on the day the default amount first becomes due and ending on the third Business Day after that day, unless:

➢	no quotation of the kind referred to above is obtained, or

➢	every quotation of that kind obtained is objected to within five (5) Business Days after the due date as described above.

If either of these two events occurs, the default quotation period will continue until the third Business Day after the first Business Day on which prompt notice of a quotation is given as described above. If that quotation is objected to as described above within five (5) Business Days after that first Business Day, however, the default quotation period will continue as described in the prior sentence and this sentence.

Specific Terms of the Securities

In any event, if the default quotation period and the subsequent two Business Day objection period have not ended before the Calculation Date, then the default amount will equal the Stated Principal Amount of the Securities.

Qualified Financial Institutions

For the purpose of determining the default amount at any time, a qualified financial institution must be a financial institution organized under the laws of any jurisdiction in the United States of America, Europe or Japan, which at that time has outstanding debt obligations with a stated maturity of one year or less from the date of issue and rated either:

➢	A-1 or higher by Standard & Poor’s Financial Services LLC, a subsidiary of The McGraw-Hill Companies, Inc., or any successor, or any other comparable rating then used by that rating agency, or

➢	P-1 or higher by Moody’s Investors Service or any successor, or any other comparable rating then used by that rating agency.

Discontinuance of or Adjustments to the Index or Termination of Our License Agreement with the Index Administrator; Substitution of the Index

If the Index Administrator discontinues publication of the Index, or if our license agreement with the Index Administrator terminates, and any other person or entity publishes an index that the Security Calculation Agent determines is comparable to the Index and the Security Calculation Agent approves such index as a successor index, then the Security Calculation Agent will determine the Index Closing Level on the applicable dates of determination and the amount payable at maturity, call, acceleration or upon early redemption by reference to such successor index.

Upon any selection by the Security Calculation Agent of a successor Index, the Security Calculation Agent will cause written notice thereof to be furnished to the trustee, to us and to the holders of the Securities of the applicable series.

If Bloomberg discontinues publication of the Index, or if our license agreement with the Index Administrator terminates, prior to, and such discontinuation or termination is continuing on the Calculation Date or any Index Business Day during the Final Valuation Date, Call Measurement Period or Stop Loss Termination Date, or on the Redemption Valuation Date, as applicable, or on any other relevant date on which the Index Closing Level is to be determined and the Security Calculation Agent determines that no successor index is available at such time, or the Security Calculation Agent has previously selected a successor index and publication of such successor index is discontinued prior to, and such discontinuation is continuing on the Calculation Date or any Index Business Day during the Final Valuation Date, Call Measurement Period, or Stop Loss Termination Date, or on the Redemption Valuation Date, as applicable, or any other relevant date on which the Index Closing Level is to be determined, then the Security Calculation Agent will determine the Index Closing Level using the Index Closing Level on the last Index Business Day immediately prior to such discontinuation or unavailability, as adjusted for certain corporate actions. In such event, the Security Calculation Agent will cause notice thereof to be furnished to the trustee, to us and to the holders of the Securities of the applicable series.

In addition, if an Index Replacement Event (as defined below) occurs at any time and the Index Administrator or anyone else publishes an index that the Security Calculation Agent determines is comparable to the Index (the “Substitute Index”), then the Security Calculation Agent may elect, in its sole discretion, to permanently replace the original Index with the Substitute Index for all purposes under each series of Securities, and all provisions described in this prospectus supplement as applying to the Index will thereafter apply to the Substitute Index instead. In such event, the Security Calculation Agent

Specific Terms of the Securities

will make such adjustments, if any, to any level of the Index or Substitute Index that is used for purposes of the Securities as it determines are appropriate in the circumstances. If the Security Calculation Agent elects to replace the original Index with a Substitute Index, then the Security Calculation Agent will determine all amounts hereunder, including the Redemption Amount, Call Settlement Amount, Stop Loss Redemption Amount or Cash Settlement Amount, as applicable for each series of Securities by reference to the Substitute Index. If the Security Calculation Agent so elects to replace the original Index with a Substitute Index, the Security Calculation Agent will cause written notice thereof to be furnished to the trustee, to us and to the holders of the Securities of the applicable series.

An “Index Replacement Event” means:

(a)

an amendment to or change (including any officially announced proposed change) in the laws, regulations or rules of the United States (or any political subdivision thereof), or any jurisdiction in which a Primary Exchange or Related Exchange (each as defined herein) is located that (i) makes it illegal for UBS AG or its affiliates to hold, acquire or dispose of the futures contracts included in the Index or options, futures, swaps or other derivatives on the Index or the futures contracts included in the Index (including but not limited to exchange-imposed position limits), (ii) materially increases the cost to us, our affiliates, third parties with whom we transact or similarly situated third parties in performing our or their obligations in connection with the Securities, (iii) has a material adverse effect on any of these parties’ ability to perform their obligations in connection with the Securities or (iv) materially affects our ability to issue or transact in exchange traded notes similar to the Securities, each as determined by the Security Calculation Agent;

(b)

any official administrative decision, judicial decision, administrative action, regulatory interpretation or other official pronouncement interpreting or applying those laws, regulations or rules that is announced on or after January 4, 2017 that (i) makes it illegal for UBS AG or its affiliates to hold, acquire or dispose of the futures contracts included in the Index or options, futures, swaps or other derivatives on the Index or the futures contracts included in the Index (including but not limited to exchange-imposed position limits), (ii) materially increases the cost to us, our affiliates, third parties with whom we transact or similarly situated third parties in performing our or their obligations in connection with the Securities, (iii) has a material adverse effect on the ability of us, our affiliates, third parties with whom we transact or a similarly situated third party to perform our or their obligations in connection with the Securities or (iv) materially affects our ability to issue or transact in exchange traded notes similar to the Securities, each as determined by the Security Calculation Agent;

(c)

any event that occurs on or after January 4, 2017 that makes it a violation of any law, regulation or rule of the United States (or any political subdivision thereof), or any jurisdiction in which a Primary Exchange or Related Exchange (each as defined herein) is located, or of any official administrative decision, judicial decision, administrative action, regulatory interpretation or other official pronouncement interpreting or applying those laws, regulations or rules, (i) for UBS AG or its affiliates to hold, acquire or dispose of the futures contracts included in the Index or options, futures, swaps or other derivatives on the Index or the futures contracts included in the Index (including but not limited to exchange-imposed position limits), (ii) for us, our affiliates, third parties with whom we transact or similarly situated third parties to perform our or their obligations in connection with the Securities or (iii) for us to issue or transact in exchange traded notes similar to the Securities, each as determined by the Security Calculation Agent;

(d)

any event, as determined by the Security Calculation Agent, as a result of which we or any of our affiliates or a similarly situated party would, after using commercially reasonable efforts, be unable to, or would incur a materially increased amount of tax, duty, expense or fee (other than brokerage commissions) to, acquire, establish, re-establish, substitute, maintain, unwind or dispose of any

Specific Terms of the Securities

transaction or asset it deems necessary to hedge the risk of the Securities, or realize, recover or remit the proceeds of any such transaction or asset; or

(e)

as determined by the Security Calculation Agent, the primary exchange or market for trading for the Securities, if any, announces that pursuant to the rules of such exchange or market, as applicable, the Securities cease (or will cease) to be listed, traded or publicly quoted on such exchange or market, as applicable, for any reason and are not immediately re-listed, re-traded or re-quoted on an exchange or quotation system located in the same country as such exchange or market, as applicable Notwithstanding these alternative arrangements, discontinuation of the publication of the Index or successor index, as applicable, may adversely affect the value of the Securities.

If at any time the method of calculating the Index or a successor index, or the value thereof, is changed in a material respect, or if the Index or a successor index is in any other way modified so that the Index Closing Level of the Index or such successor index does not, in the opinion of the Security Calculation Agent, fairly represent the Index Closing Level of the Index or such successor index had such changes or modifications not been made, then the Security Calculation Agent will make such calculations and adjustments as, in the good faith judgment of the Security Calculation Agent, may be necessary in order to arrive at an Index Closing Level of an index comparable to the Index or such successor index, as the case may be, as if such changes or modifications had not been made, and the Security Calculation Agent will calculate the Index Closing Level for the Index or such successor index with reference to the Index or such successor index, as adjusted. The Security Calculation Agent will accordingly calculate the Index Closing Level, the level of the Index, the Index Performance Ratio, the Annual Tracking Fee, the Redemption Fee Amount, creation fee, if any, the Cash Settlement Amount, if any, that we will pay you at maturity, the Redemption Amount, if any, upon early redemption, if applicable, the Call Settlement Amount, if any, that we will pay you in the event UBS calls the Securities, and the Stop Loss Redemption Amount that we will pay you in the event of an acceleration. Accordingly, if the method of calculating the Index or a successor index is modified so that the level of the Index or such successor index is a fraction of what it would have been if there had been no such modification (e.g., due to a split in the Index), which, in turn, causes the Index Closing Level of the Index or such successor index to be a fraction of what it would have been if there had been no such modification, then the Security Calculation Agent will make such calculations and adjustments in order to arrive at an Index Closing Level for the Index or such successor index as if it had not been modified (e.g., as if such split had not occurred).

All determinations and adjustments to be made by the Security Calculation Agent may be made in the Security Calculation Agent’s sole discretion. See “Risk Factors –– There are potential conflicts of interest between you and the Security Calculation Agent” in this prospectus supplement beginning on page S-47 for a discussion of certain conflicts of interest which may arise with respect to the Security Calculation Agent.

Manner of Payment and Delivery

Any payment on or delivery of any series of Securities at maturity, call or acceleration, or upon early redemption, will be made to accounts designated by you and approved by us, or at the corporate trust office of the trustee in New York City, but only when the Securities of such series are surrendered to the trustee at that office. We also may make any payment or delivery in accordance with the applicable procedures of the depositary.

Business Day

When we refer to a Business Day or a New York Business Day with respect to the Securities of any series, we mean a day that is a Business Day of the kind described in “Description of Debt Securities We May Offer — Payment Mechanics for Debt Securities” in the accompanying prospectus.

Specific Terms of the Securities

Modified Business Day

As described in “Description of Debt Securities We May Offer — Payment Mechanics for Debt Securities” in the attached prospectus, any payment on the Securities of any series that would otherwise be due on a day that is not a Business Day may instead be paid on the next day that is a Business Day, with the same effect as if paid on the original due date, except as described under “— Cash Settlement Amount at Maturity,” “— UBS’s Call Right” and “— Early Redemption at the Option of the Holders” above.

Reissuances or Reopened Issues

We may, at our sole discretion, “reopen” or reissue the Securities of any series. We issued the series of Securities initially in an amount having the aggregate Stated Principal Amount specified on the cover of this prospectus supplement. We may issue additional Securities of any series in amounts that exceed the amount on the cover at any time, without your consent and without notifying you. The Securities do not limit our ability to incur other indebtedness or to issue other securities. Also, we are not subject to financial or similar restrictions by the terms of the Securities. For more information, please refer to “Description of Debt Securities We May Offer — Amounts That We May Issue” in the accompanying prospectus.

These further issuances, if any, will be consolidated to form a single class with the originally issued Securities of any series and will have the same CUSIP number and will trade interchangeably with the Securities of such series immediately upon settlement. Any additional issuances will increase the aggregate Stated Principal Amount of the outstanding Securities of the class. The price of any additional offering will be determined at the time of pricing of that offering.

Booking Branch

The Securities will be booked through UBS AG, London Branch.

Clearance and Settlement

The DTC participants that hold the Securities through DTC on behalf of investors will follow the settlement practices applicable to equity securities in DTC’s settlement system with respect to the primary distribution of the Securities and secondary market trading between DTC participants.

Use of Proceeds and Hedging

We will use the net proceeds we receive from the sale of the Securities for the purposes we describe in the attached prospectus under “Use of Proceeds.” We or our affiliates may also use those proceeds in transactions intended to hedge our obligations under the Securities as described below.

In anticipation of the sale of the Securities, we or our affiliates expect to enter into hedging transactions involving purchases of securities included in or linked to the Index and/or listed and/or over-the-counter options, futures or exchange-traded funds on the Index Contracts or the Index prior to and/or on the Initial Trade Date. From time to time, we or our affiliates may enter into additional hedging transactions or unwind those we have entered into. In this regard, we or our affiliates may:

➢	acquire or dispose of long or short positions of Index Contracts or other securities related to the Index Contracts,

➢

acquire or dispose of long or short positions in listed or over-the-counter options, futures, exchange-traded funds or other instruments based on the level of the Index or the value of the Index Contracts,

➢

acquire or dispose of long or short positions in listed or over-the-counter options, futures, or exchange-traded funds or other instruments based on the level of other similar market indices or futures contracts, or

➢	any combination of the above three.

We or our affiliates may acquire a long or short position in securities similar to the Securities from time to time and may, in our or their sole discretion, hold or resell those securities.

We or our affiliates may close out our or their hedge on or before the last Index Business Day in the Call Measurement Period or on any Redemption Valuation Date, Final Valuation Date or Stop Loss Termination Date. That step may involve sales or purchases of any of the Index Contracts, listed or over-the-counter options or futures on the Index Contracts or listed or over-the-counter options, futures, exchange-traded funds or other instruments based on indices designed to track the performance of the Index.

The hedging activity discussed above may adversely affect the market value of the Securities from time to time. See “Risk Factors” on page S-33 for a discussion of these adverse effects.

Material U.S. Federal Income Tax Consequences

The following is a general description of the material United States federal tax considerations relating to the Securities. It does not purport to be a complete analysis of all tax considerations relating to the Securities. Prospective purchasers of the Securities should consult their tax advisors as to the consequences under the tax laws of the country of which they are resident for tax purposes and the tax laws of the United States of acquiring, holding and disposing of the Securities and receiving payments under the Securities. This summary is based upon the law as in effect on the date of this prospectus supplement and is subject to any change in law that may take effect after such date.

The discussion below supplements, and to the extent inconsistent replaces, the discussion under “U.S. Tax Considerations” in the attached prospectus. This discussion applies to you only if you hold your Securities as capital assets for tax purposes. This section does not apply to you if you are a member of a class of holders subject to special rules, such as:

➢	a dealer in securities,

➢	a trader in securities that elects to use a mark-to-market method of tax accounting for your securities holdings,

➢	a bank,

➢	a life insurance company,

➢	a tax-exempt organization,

➢	a person subject to alternative minimum tax,

➢	a person that purchases or sells the Securities as part of a wash sale for tax purposes,

➢	a person that owns Securities as part of a straddle or a hedging or conversion transaction for tax purposes, or

➢	a United States holder (as defined below) whose functional currency for tax purposes is not the U.S. dollar.

This discussion is based on the Internal Revenue Code of 1986, as amended (the “Code”), its legislative history, existing and proposed regulations under the Code, published rulings and court decisions, all as currently in effect. These laws are subject to change, possibly on a retroactive basis.

If a partnership holds the Securities, the United States federal income tax treatment of a partner will generally depend on the status of the partner and the tax treatment of the partnership. A partner in a partnership holding the Securities should consult its tax advisor with regard to the United States federal income tax treatment of an investment in the Securities.

Except as otherwise noted under “Non-United States Holders” below, this discussion is only applicable to you if you are a United States holder. You are a United States holder if you are a beneficial owner of a Security and you are: (i) a citizen or resident of the United States; (ii) a domestic corporation; (iii) an estate whose income is subject to United States federal income tax regardless of its source; or (iv) a trust if a United States court can exercise primary supervision over the trust’s administration and one or more United States persons are authorized to control all substantial decisions of the trust.

NO STATUTORY, REGULATORY, JUDICIAL OR ADMINISTRATIVE AUTHORITY DIRECTLY DISCUSSES HOW THE SECURITIES SHOULD BE TREATED FOR UNITED STATES FEDERAL INCOME TAX PURPOSES. AS A RESULT, THE UNITED STATES FEDERAL INCOME TAX

Material U.S. Federal Income Tax Consequences

CONSEQUENCES OF YOUR INVESTMENT IN THE SECURITIES ARE UNCERTAIN. ACCORDINGLY, WE URGE YOU TO CONSULT YOUR TAX ADVISOR AS TO THE TAX CONSEQUENCES OF HAVING AGREED TO THE REQUIRED TAX TREATMENT OF YOUR SECURITIES DESCRIBED BELOW AND AS TO THE APPLICATION OF STATE, LOCAL, OR OTHER TAX LAWS TO YOUR INVESTMENT IN YOUR SECURITIES.

In the opinion of our counsel, Sullivan & Cromwell LLP, the Securities should be treated as a pre-paid forward contract with respect to the Index and the terms of the Securities require you and us (in the absence of a statutory, regulatory, administrative or judicial ruling to the contrary) to treat the Securities for all tax purposes in accordance with such characterization. If the Securities are so treated, you should generally recognize capital gain or loss upon the sale, exchange, redemption or maturity of your Securities in an amount equal to the difference between the amount you receive at such time and your tax basis in the Securities. Such gain or loss should generally be long-term capital gain or loss if you held your Securities for more than one year. In general, your tax basis in your Securities will be equal to the price you paid for them (including the amount, if any, of the creation fee you paid in respect of your Securities). Capital gain of a non-corporate United States holder is generally taxed at preferential rates where the property is held for more than one year. The deductibility of capital losses is subject to limitations.

Alternative Treatments. It is possible that the Securities could be treated as a debt instrument subject to the special tax rules governing contingent debt instruments. If the Securities are so treated, you would be required to accrue interest income over the term of your Securities based upon the yield at which we would issue a non-contingent fixed-rate debt instrument with other terms and conditions similar to your Securities. You would recognize gain or loss upon the sale, exchange, redemption or maturity of your Securities in an amount equal to the difference, if any, between the amount you receive at such time and your adjusted basis in your Securities. In general, your adjusted basis in your Securities would be equal to the amount you paid for your Securities (including the amount, if any, of the creation fee you paid in respect of your Securities), increased by the amount of interest you previously accrued with respect to your Securities. Any gain you recognize upon the sale, exchange, redemption or maturity of your Securities would be ordinary income and any loss recognized by you at such time would be ordinary loss to the extent of interest you included in income in the current or previous taxable years in respect of your Securities, and thereafter, would be capital loss.

If the Securities are treated as a contingent debt instrument and you purchase your Securities in the secondary market at a price that is at a discount from, or in excess of, the adjusted issue price of the Securities, such excess or discount would not be subject to the generally applicable market discount or amortizable bond premium rules described under “U.S. Tax Considerations — Taxation of Debt Securities — Market Discount” and “U.S. Tax Considerations — Taxation of Debt Securities — Debt Securities Purchased at a Premium” in the accompanying prospectus but rather would be subject to special rules set forth in Treasury Regulations governing contingent debt instruments. Accordingly, if you purchase your Securities in the secondary market, you should consult your tax advisor as to the possible application of such rules to you.

It is also possible that the IRS could assert that you should be treated as if you owned the Index Contracts. Under such characterization, it is possible that Section 1256 of the Code could apply to your Securities (or a portion of your Securities). If Section 1256 were to apply to your Securities, gain or loss recognized with respect to your Securities (or a portion of your Securities) would be treated as 60% long term capital gain or loss and 40% short-term capital gain or loss, without regard to your holding period in the Securities. You would also be required to mark your Securities (or a portion of your Securities) to market at the end of your taxable year (i.e., recognize income as if the Securities or relevant portion of the Securities had been sold for fair market value).

Material U.S. Federal Income Tax Consequences

In addition, it is possible that you could be required to recognize gain or loss in respect of all or a portion of Securities each time an Index Contract rolls, when the Index is rebalanced or deleveraged or if an Index Replacement Event occurs. The amount of loss recognized in this case could be deferred on account of the “wash sale” rules of Section 1091 of the Code.

Furthermore, the IRS could potentially assert that you should be required to treat amounts attributable to the Annual Tracking Fee and Redemption Fee Amount, if any, as expenses that you are deemed to pay in respect of the Securities. The deduction of any such deemed expenses would generally be treated as miscellaneous itemized deductions that are disallowed in the case of certain investors. Such amounts would correspondingly increase the amount of gain or decrease the amount of loss that you recognize with respect to your Securities.

Because of the absence of authority regarding the appropriate tax characterization of your Securities, it is possible that the IRS could seek to characterize your Securities in a manner that results in tax consequences to you that are different from those described above. For example, the IRS could possibly assert that (i) you should recognize ordinary income in respect of the interest component that is included in the Daily Accrual, (ii) any gain or loss that you recognize upon the exchange, redemption or maturity of your 3X Inverse Securities that is attributable to the short positions in the Index should be short-term capital gain or loss, (iii) some or all of the gain or loss that you recognize upon the sale, exchange, redemption or maturity of your Securities should be treated as ordinary gain or loss, (iv) you should be required to accrue interest income over the term of the Securities, or (v) your Securities should be treated as a notional principal contract for tax purposes. You should consult your tax advisor as to the tax consequences of such characterizations and any possible alternative characterizations of your Securities for U.S. federal income tax purposes.

Furthermore, the IRS released a notice in 2007 that may affect the taxation of holders of the Securities. According to the notice, the IRS and the Treasury Department are actively considering, among other things, whether holders of instruments such as the Securities should be required to accrue ordinary income on a current basis, whether additional gain or loss upon the sale, exchange, redemption or maturity of such instruments should be treated as ordinary or capital, whether foreign holders of such instruments should be subject to withholding tax, and whether the special “constructive ownership rules” of Section 1260 of the Code should be applied to such instruments. While it is impossible to anticipate how any ultimate guidance would affect the tax treatment of instruments such as the Securities (and while any such guidance may be issued on a prospective basis only), such guidance could be applied retroactively and could in any case increase the likelihood that you will be required to accrue income over the term of an instrument such as the Securities.

Additionally, members of Congress have periodically made proposals to reform or otherwise modify the U.S. federal income tax treatment of financial instruments such as the Securities. For example, in 2017, legislation was proposed that, if enacted, would generally require holders of instruments such as the Securities that are acquired after the bill is enacted to annually recognize gain or loss with respect to such instruments on a “mark-to-market” basis and to treat any such gain or loss as ordinary income or loss. It is not possible to predict whether any such legislation will be enacted in the future, or whether any such legislation would affect the tax treatment of your Securities.

Medicare Tax. If you are an individual or estate, or a trust that does not fall into a special class of trusts that is exempt from such tax, you are subject to a 3.8% tax (the “Medicare Tax”) on the lesser of (1) your “net investment income” (or “undistributed net investment income” in the case of an estate or trust) for the relevant taxable year and (2) the excess of your modified adjusted gross income for the taxable year over a certain threshold (which in the case of individuals is between $125,000 and

Material U.S. Federal Income Tax Consequences

$250,000, depending on the individual’s circumstances). Your net investment income includes any net gain recognized upon the sale, exchange, redemption or maturity of your Securities, unless such net gain is derived in the ordinary course of the conduct of a trade or business (other than a trade or business that consists of certain passive or trading activities). If you are a United States holder that is an individual, estate or trust, you are urged to consult your tax advisors regarding the applicability of the Medicare tax to your net investment income in respect of your investment in the Securities.

Information with Respect to Foreign Financial Assets. Owners of “specified foreign financial assets” with an aggregate value in excess of $50,000 (and in some circumstances, a higher threshold), may be required to file an information report with respect to such assets with their tax returns. “Specified foreign financial assets” include any financial accounts maintained by foreign financial institutions as well as any of the following (which may include your Securities), but only if they are held for investment and not held in accounts maintained by financial institutions: (i) stocks and securities issued by non-U.S. persons, (ii) financial instruments and contracts that have non-U.S. issuers or counterparties, and (iii) interests in foreign entities. Holders are urged to consult their tax advisors regarding the application of this reporting requirement to their ownership of the Securities.

Treasury Regulations Requiring Disclosure of Reportable Transactions. Treasury regulations require United States taxpayers to report certain transactions (“Reportable Transactions”) on IRS Form 8886. An investment in the Securities or the sale, exchange, redemption or maturity of the Securities should generally not be treated as a Reportable Transaction under current law, but it is possible that future legislation, regulations or administrative rulings could cause your investment in the Securities or the sale, exchange, redemption or maturity of the Securities to be treated as a Reportable Transaction. You should consult your tax advisor regarding any tax filing and reporting obligations that may apply in connection with acquiring, owning and disposing of the Securities.

Backup Withholding and Information Reporting. Notwithstanding that we do not intend to treat the Securities as debt for tax purposes, we intend to apply the information reporting and backup withholding rules that are described under “U.S. Tax Considerations — Taxation of Debt Securities — Backup Withholding and Information Reporting” in the accompanying prospectus to any payments made on your Securities.

Non-United States Holders. If you are not a United States holder, you should not be subject to United States withholding tax with respect to payments on your Securities but you will be subject to generally applicable information reporting and backup withholding requirements with respect to payments made on your Securities unless you comply with certain certification and identification requirements as to your foreign status.

Benefit Plan Investor Considerations

A fiduciary of a pension, profit-sharing or other employee benefit plan subject to the U.S. Employee Retirement Income Security Act of 1974, as amended (“ERISA”) (each, a “Plan”), should consider the fiduciary standards of ERISA in the context of the Plan’s particular circumstances before authorizing an investment in the Securities. Among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing the Plan, and whether the investment would involve a prohibited transaction under ERISA or the U.S. Internal Revenue Code (the “Code”).

Section 406 of ERISA and Section 4975 of the Code prohibit Plans, as well as individual retirement accounts, Keogh plans and any other plans that are subject to Section 4975 of the Code (also “Plans”), from engaging in certain transactions involving “plan assets” with persons who are “parties in interest” under ERISA or “disqualified persons” under the Code with respect to the Plan. A violation of these prohibited transaction rules may result in excise tax or other liabilities under ERISA or the Code for those persons, unless exemptive relief is available under an applicable statutory, regulatory or administrative exemption. Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA), certain church plans (as defined in Section 3(33) of ERISA) and non-U.S. plans (as described in Section 4(b)(4) of ERISA) (“Non-ERISA Arrangements”) are not subject to the requirements of Section 406 of ERISA or Section 4975 of the Code but may be subject to similar provisions under applicable federal, state, local, non-U.S. or other laws (“Similar Laws”).

The acquisition of the Securities by a Plan or any entity whose underlying assets include “plan assets” by reason of any Plan’s investment in the entity (a “Plan Asset Entity”) with respect to which we, UBS Securities LLC and other of our affiliates is or becomes a party in interest or disqualified person may result in a prohibited transaction under ERISA or Section 4975 of the Code, unless the Securities are acquired pursuant to an applicable exemption. The U.S. Department of Labor has issued several prohibited transaction class exemptions, or “PTCEs”, that may provide exemptive relief if required for direct or indirect prohibited transactions that may arise from the purchase or holding of the Securities. These exemptions include PTCE 84-14 (for certain transactions determined by independent qualified professional asset managers), PTCE 90-1 (for certain transactions involving insurance company pooled separate accounts), PTCE 91-38 (for certain transactions involving bank collective investment funds), PTCE 95-60 (for transactions involving certain insurance company general accounts), and PTCE 96-23 (for transactions managed by in-house asset managers). In addition, ERISA Section 408(b)(17) and Section 4975(d)(20) of the Code may provide an exemption for the purchase and sale of the Securities, provided that neither the issuer of the Securities nor any of its affiliates have or exercise any discretionary authority or control or render any investment advice with respect to the assets of any Plan involved in the transaction, and provided further that the Plan pays no more and receives no less than “adequate consideration” in connection with the transaction (the “service provider exemption”). There can be no assurance that all of the conditions of any such exemptions will be satisfied.

Any purchaser or holder of the Securities or any interest therein will be deemed to have represented by its purchase and holding of the Securities that it either (1) is not a Plan, a Plan Asset Entity or a Non-ERISA Arrangement and is not purchasing the Securities on behalf of or with the assets of any Plan, a Plan Asset Entity or Non-ERISA Arrangement or (2) the purchase or holding of the Securities will not result in a non-exempt prohibited transaction or a similar violation under any applicable Similar Laws.

Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is important that fiduciaries or other persons considering purchasing the Securities on behalf of or with the assets of any Plan, a Plan Asset Entity or Non-ERISA Arrangement consult with their counsel regarding the availability of exemptive relief under any of the

Benefit Plan Investor Considerations

PTCEs listed above, the service provider exemption or the potential consequences of any purchase or holding under Similar Laws, as applicable. Purchasers of the Securities have exclusive responsibility for ensuring that their purchase and holding of the Securities do not violate the fiduciary or prohibited transaction rules of ERISA or the Code or any similar provisions of Similar Laws. Neither this discussion nor anything herein is or is intended to be investment advice directed at any potential purchaser that is a Plan, a Plan Asset Entity or a Non-ERISA Arrangement, or at such purchasers and holders generally, and such purchasers and holders should consult and rely on their counsel and advisors as to whether an investment in the Securities is suitable and consistent with ERISA, the Code and any Similar Laws, as applicable. The sale of any of the Securities to a Plan, Plan Asset Entity or Non-ERISA Arrangement is in no respect a representation by us or any of our affiliates or representatives that such an investment meets all relevant legal requirements with respect to investments by any such Plans, Plan Asset Entities or Non-ERISA Arrangements generally or any particular Plan, Plan Asset Entity or Non-ERISA Arrangement or that such investment is appropriate for such Plans, Plan Asset Entities or Non-ERISA Arrangements generally or any particular Plan, Plan Asset Entity or Non-ERISA Arrangement.

Supplemental Plan of Distribution

On the Initial Trade Date, we sold $25,000,000 aggregate Stated Principal Amount of each series of Securities (1,000,000 Securities) to UBS Securities LLC at 100% of their aggregate Stated Principal Amount. After the Initial Trade Date, from time to time we may sell a portion of the Securities of each series at market prices prevailing at the time of sale, at prices related to market prices or at negotiated prices. We expect to receive proceeds equal to 100% of the price at which the Securities are sold to the public, less any commissions paid to UBS Securities LLC. The Securities may be sold at a price that is higher or lower than the Stated Principal Amount. UBS Securities LLC may charge normal commissions for the sale of the Securities and may also receive a portion of the Annual Tracking Fee in connection with future distributions. For any Securities it sells, UBS Securities LLC may charge purchasers a creation fee, which may vary over time at UBS’s discretion. Additional Securities may be offered and sold from time to time through UBS Securities LLC, as agent, to investors and to dealers acting as principals for resale to investors. We are not, however, obliged to, and may not, sell additional Securities or the full aggregate Stated Principal Amount of Securities set forth on the cover of this prospectus supplement. We may suspend or cease sales of the Securities of any series at any time, at our discretion, or resume sales of such Securities, or we may condition our acceptance of a market maker’s, other market participant’s or investor’s offer to purchase Securities of any series on its agreeing to purchase certain exchange traded notes issued by UBS or enter into certain transactions consistent with our hedging strategy, including but not limited to swaps, OTC derivatives, listed options, or securities, any of which could materially and adversely affect the trading price and liquidity of such Securities in the secondary market. For more information about the plan of distribution and possible market-making activities, see “Plan of Distribution” in the accompanying prospectus. For more information about the plan of distribution and possible market-making activities, see “Plan of Distribution” in the accompanying prospectus.

Broker-dealers may make a market in the Securities, although none of them are obligated to do so and any of them may stop doing so at any time without notice. This prospectus (including this prospectus supplement and the accompanying prospectus) may be used by such dealers in connection with market-making transactions. In these transactions, dealers may resell a Security covered by this prospectus that they acquire from other holders after the original offering and sale of the Securities, or they may sell a Security covered by this prospectus in short sale transactions.

As described in more detail under “Use of Proceeds and Hedging” on page S-86, we or one of our affiliates may enter into swap agreements or related hedge transactions with one of our other affiliates or unaffiliated counterparties in connection with the sale of the Securities. UBS and/or its affiliates may earn additional income as a result of payments pursuant to these swap or related hedge transactions.

Broker-dealers and other persons are cautioned that some of their activities may result in their being deemed participants in the distribution of the Securities in a manner that would render them statutory underwriters and subject them to the prospectus delivery and liability provisions of the U.S. Securities Act of 1933. Among other activities, broker-dealers and other persons may make short sales of the Securities and may cover such short positions by borrowing Securities from UBS or its affiliates or by purchasing Securities from UBS or its affiliates subject to its obligation to repurchase such Securities at a later date. As a result of these activities, these market participants may be deemed statutory underwriters. A determination of whether a particular market participant is an underwriter must take into account all the facts and circumstances pertaining to the activities of the participant in the particular case, and the example mentioned above should not be considered a complete description of all the activities that would lead to designation as an underwriter and subject a market participant to the prospectus-delivery and liability provisions of the U.S. Securities Act of 1933. This prospectus will be deemed to cover any short sales of Securities by market participants who cover their short positions with Securities borrowed or acquired from us or our affiliates in the manner described above.

Supplemental Plan of Distribution

UBS Securities LLC has retained ProFunds Distributors, Inc. (“ProFunds Distributors”), a member of the Financial Industry Regulatory Authority, Inc., to provide certain services relating to the marketing of the Securities of each series. UBS Securities LLC and ProFunds Distributors have entered into a certain License and Marketing Agreement (the “License and Marketing Agreement”), under which UBS has obtained a license to the “ProShares” name and associated marks for use in the name of each series of Securities and in connection with the marketing of each series of Securities. In consideration for the license and marketing services, ProFunds Distributors will be paid a quarterly license and marketing fee with respect to each series of Securities (the “Fee”) which is calculated pursuant to the terms of the License and Marketing Agreement. The Fee will encompass a portion of the Annual Tracking Fee. The actual amount received by ProFunds Distributors in a given year will depend on the Current Principal Amount of each series of Securities, the number of Securities of each series then outstanding and held by non-UBS affiliates as well as the price of oil. UBS Securities LLC has agreed to indemnify ProFunds Distributors against, among other things, certain liabilities relating to material misstatements and omissions. From time to time, ProFunds Distributors and its affiliates may engage in transactions with and perform other services for us for which they may be paid customary fees.

ProShares® is a registered trademark of ProShare Advisors, LLC; “ProShares” has been licensed for use by UBS and its affiliates in connection with the Securities. Neither UBS nor its affiliates is sponsored by ProShare Advisors, ProFunds Distributors or any of their respective affiliates, and ProShare Advisors, ProFunds Distributors and their respective affiliates do not make any representation regarding the operation of the Securities nor do they have any liability for the investment performance of such Securities or any errors, omissions, or interruptions of the Securities or any related index.

UBS reserves the right to pay a portion of the Annual Tracking Fee to UBS Securities LLC and certain broker-dealers in consideration for services relating to the Securities including, but not limited to, promotion and distribution.

Conflicts of Interest

UBS Securities LLC is an affiliate of UBS and, as such, has a “conflict of interest” in this offering within the meaning of FINRA Rule 5121. In addition, UBS will receive the net proceeds (excluding any underwriting discount) from the initial public offering of the Securities, thus creating an additional conflict of interest within the meaning of Rule 5121. Consequently, the offering is being conducted in compliance with the provisions of Rule 5121. UBS Securities LLC is not permitted to sell Securities in this offering to an account over which it exercises discretionary authority without the prior specific written approval of the account holder.

ANNEX A

NOTICE OF EARLY REDEMPTION

To: ETRACSredemptions@ubs.com

Subject: ETRACS Notice of Early Redemption, CUSIP No. [●]

[BODY OF EMAIL]

Name of broker: [            ]

Name of beneficial holder: [            ]

Number of Securities to be redeemed: [            ]

Applicable Redemption Valuation Date: [            ], 20[    ]*

Broker Contact Name: [            ]

Broker Telephone #: [            ]

Broker DTC # (and any relevant sub-account): [            ]

The undersigned acknowledges that in addition to any other requirements specified in the prospectus supplement relating to the Securities being satisfied, the Securities will not be redeemed unless (i) this notice of redemption is delivered to UBS Securities LLC by 4:00 p.m. (New York City time) on the Business Day prior to the applicable Redemption Valuation Date; (ii) the confirmation, as completed and signed by the undersigned is delivered to UBS Securities LLC by 5:00 p.m. (New York City time) on the same day the notice of redemption is delivered; (iii) the undersigned has booked a delivery vs. payment (“DVP”) trade on the applicable Redemption Valuation Date, facing UBS Securities LLC DTC 642 and (iv) the undersigned instructs DTC to deliver the DVP trade to UBS Securities LLC as booked for settlement via DTC at or prior to 12:00 noon (New York City time) on the applicable Redemption Date.

The undersigned further acknowledges that the undersigned has read the section “Risk Factors — You will not know the Redemption Amount at the time you elect to request that we redeem your Securities” in the prospectus supplement relating to the Securities and the undersigned understands that it will be exposed to market risk on the Redemption Valuation Date and through the Index Business Day subsequent to the Redemption Valuation Date.

*	Subject to adjustment as described in the prospectus supplement relating to the Securities.

A-1

ANNEX B

BROKER’S CONFIRMATION OF REDEMPTION

[TO BE COMPLETED BY BROKER]

Dated:

UBS Securities LLC

UBS Securities LLC, as Security Calculation Agent

E-mail: etracs@ubs.com

To Whom It May Concern:

The holder of UBS AG $[            ] Medium-Term Notes, Series B, [ETRACS — ProShares Daily 3x [Long][Inverse] Crude ETN linked to the Bloomberg WTI Crude Oil Subindex ER due January 4, 2047 (the “3X [Long][Inverse] Securities”)][ETRACS — ProShares Daily 3x Inverse Crude ETN linked to the Bloomberg WTI Crude Oil Subindex ER due January 4, 2047], CUSIP No. [●], redeemable for a cash amount based on the performance of the Bloomberg WTI Crude Oil Excess Return Sub-Index (the “Index”) hereby irrevocably elects to exercise, on the Redemption Date of [holder to specify]*, with respect to the number of Securities indicated below, as of the date hereof, the redemption right as described in the prospectus supplement relating to the Securities (the “Prospectus”). Terms not defined herein have the meanings given to such terms in the Prospectus.

The undersigned certifies to you that it will (i) book a DVP trade on the applicable Redemption Valuation Date with respect to the number of Securities specified below at a price per Security equal to the Redemption Amount, facing UBS Securities LLC DTC 642 and (ii) deliver the trade as booked for settlement via DTC at or prior to 12:00 noon (New York City time) on the applicable Redemption Date.

The undersigned acknowledges that in addition to any other requirements specified in the Prospectus being satisfied, the Securities will not be redeemed unless (i) this confirmation is delivered to UBS Securities LLC by 5:00 p.m. (New York City time) on the same day the notice of redemption is delivered; (ii) the undersigned has booked a DVP trade on the applicable Redemption Valuation Date, facing UBS Securities LLC DTC 642; and (iii) the undersigned will deliver the DVP trade to UBS Securities LLC as booked for settlement via DTC at or prior to 12:00 noon (New York City time) on the applicable Redemption Date.

Very truly yours,
[NAME OF DTC PARTICIPANT HOLDER]

Name:

Title:

Telephone:

E-mail:

Number of Securities surrendered for redemption:

DTC # (and any relevant sub-account):

Contact Name:

Telephone:

E-mail:

(At least 50,000 Securities must be redeemed at one time to exercise the right to early redemption on any redemption date.)

*	Subject to adjustment as described in the prospectus supplement relating to the Securities.

B-1

We have not authorized anyone to provide you with information other than the information incorporated by reference or provided in this prospectus supplement or the accompanying prospectus. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus supplement is accurate as of any date other than the date on the front of the document.

Prospectus Supplement

Prospectus Supplement Summary	S-1
Hypothetical Examples	S-22
Risk Factors	S-33
The Index	S-56
Valuation of the Index and the Securities	S-65
Specific Terms of the Securities	S-68
Use of Proceeds and Hedging	S-86
Material U.S. Federal Income Tax Consequences	S-87
Benefit Plan Investor Considerations	S-91
Supplemental Plan of Distribution	S-93
Conflicts of Interest	S-94
Notice of Early Redemption	A-1
Broker’s Confirmation of Redemption	B-1

Prospectus

Introduction	1
Cautionary Note Regarding Forward-Looking Statements	3
Incorporation of Information About UBS AG	4
Where You Can Find More Information	5
Presentation of Financial Information	6
Limitations on Enforcement of U.S. Laws Against UBS AG, Its Management and Others	6
UBS	7
Swiss Regulatory Powers	10
Use of Proceeds	11
Description of Debt Securities We May Offer	12
Description of Warrants We May Offer	32
Legal Ownership and Book-Entry Issuance	47
Considerations Relating to Indexed Securities	52
Considerations Relating to Securities Denominated or Payable in or Linked to a Non-U.S. Dollar Currency	55
U.S. Tax Considerations	58
Tax Considerations Under the Laws of Switzerland	69
Benefit Plan Investor Considerations	71
Plan of Distribution	73
Conflicts of Interest	75
Validity of the Securities	76
Experts	76

$600,000,000 UBS ETRACS — ProShares Daily 3x Long Crude ETN linked to the Bloomberg WTI Crude Oil Subindex ER due January 4, 2047 (the “3X Long Securities”)

$100,000,000 UBS ETRACS — ProShares Daily 3x Inverse Crude ETN linked to the Bloomberg WTI Crude Oil Subindex ER due January 4, 2047 (the “3X Inverse Securities”)

Amendment No. 1 dated March 9, 2020† to Prospectus Supplement dated January 4, 2017

(To Prospectus dated October 31, 2018)

UBS Investment Bank